PRELIMINARY OFFERING CIRCULAR DATED OCTOBER 29, 2024

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

OFFERING CIRCULAR

750,000,000 Shares of Common Stock

By this offering circular (this “Offering Circular”), Singlepoint Inc., a Nevada corporation (the “Company,” “us,” “we,” or “our”), is offering on a “best-efforts” basis a maximum of 750,000,000 shares of its common stock, par value $0.0001 per share (the “Offered Shares”), at a fixed price of $0.01 to $0.10 per share (to be fixed by post-qualification supplement), pursuant to Tier 2 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). There is no minimum purchase requirement for investors in this offering.

This offering is being conducted on a “best-efforts” basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. None of the proceeds received will be placed in an escrow or trust account. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments. Please see the “Risk Factors” section, beginning on page 8, for a discussion of the risks associated with a purchase of the Offered Shares.

We estimate that this offering will commence within two days of SEC qualification; this offering will terminate at the earliest of: (a) the date on which the maximum offering has been sold; (b) one year from the date of SEC qualification; or (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

	Number of Shares	Price to Public(1)	Broker-Dealer Discounts and Commissions(1)	Proceeds to Company (3)
Per Share:	-	$.055	$-	$.055
Total Minimum:	-	$-	$-	$-
Total Maximum:	750,000,000	$41,250,000	$-	$41,250,000

(1)	Assumes a public offering price of $0.055, which represents the midpoint of the offering price range of $0.01 to $0.10 per share.

(2)

We have not engaged a broker-dealer or selling agent and all proceeds from the offering will be payable to the Company. If we engage a broker-dealer or selling agent in the future, information as to such broker-dealer or selling agent shall be disclosed in an amendment to this Offering Circular. See “Plan of Distribution.”

(3)	Does not account for the payment of expenses of this offering estimated at $500,000. See “Plan of Distribution.”

Our common stock is listed on the OTC Pink Market under the symbol “SING.” On October 25, 2024, the last reported sale price of our common stock was $0.017 per share.

Investing in the Offered Shares is speculative and involves substantial risks. You should purchase Offered Shares only if you can afford a complete loss of your investment. See “Risk Factors”, beginning on page 8, for a discussion of certain risks that you should consider before purchasing any of the Offered Shares.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(c) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares.

No sale may be made to you in this offering, if you do not satisfy the investor suitability standards described in this Offering Circular under “Plan of Distribution—State Law Exemption and Offerings to “Qualified Purchasers” on page 50. Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is                     , 2024.

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CAUTIONARY STATEMENT REGARDING

FORWARD-LOOKING STATEMENTS

This Offering Circular contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this Offering Circular, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in or implied by the forward-looking statements we make. Factors that could cause such differences include, but are not limited to:

•	even if this offering is successful, if we do not obtain adequate capital funding or improve our financial performance, we may not be able to continue as a going concern;
•	we have a holding company ownership structure and will depend on distributions from our majority-owned and/or controlled operating subsidiaries to meet our obligations;
•

we have made and expect to continue to make acquisitions as a primary component of our growth strategy, however, we may not be able to identify suitable acquisition candidates or consummate acquisitions on acceptable terms;

•	we may be unable to successfully integrate acquisitions, which may adversely impact our operations;
•	the rapidly evolving and competitive nature of the solar industry makes it difficult to evaluate our future prospects;
•

an increase in interest rates or tightening of the supply of capital in the global financial markets could make it difficult for end-users to finance the cost of a solar photovoltaic (“PV”) system and could reduce the demand for smart energy products and thus demand for our products;

•

the market for our products is highly competitive and we expect to face increased competition as new and existing competitors introduce power optimizers, inverters, solar PV system monitoring and other smart energy products, which could negatively affect our results of operations and market share;

•

existing electric utility industry regulations, and changes to regulations, may present technical, regulatory, and economic barriers to the purchase and use of solar PV systems that may significantly reduce demand for our products or harm our ability to compete;

•	our management will have broad discretion over the use of any net proceeds from this offering and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully;
•	an active, liquid, and orderly market for our common stock may not develop;
•

because we initially became a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by means other than a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms; and

•	we may not be able to satisfy listing requirements to maintain a listing of our common stock.

We have included important cautionary statements in this Offering Circular, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this Offering Circular and the documents that we have filed as exhibits to this offering statement of which this Offering Circular forms a part with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this Offering Circular are made as of the date of this Offering Circular, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

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OFFERING CIRCULAR SUMMARY

The following summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common shares. All dollar amounts refer to United States dollars unless otherwise indicated. This summary highlights selected information appearing elsewhere in this Offering Circular. While this summary highlights what we consider to be important information about us, you should carefully read this entire Offering Circular before investing in our common stock, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is December 31 and our fiscal years ended December 31, 2023 and 2022 are sometimes referred to herein as fiscal years 2023 and 2022, respectively. Some of the statements made in this Offering Circular discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”.

Our Company

Singlepoint Inc. (“we,” “us,” “our,” “Singlepoint” or “the Company”) is a diversified holding company principally engaged through its subsidiaries in providing renewable energy solutions and energy-efficient applications to drive better health and living. Our primary focus is sustainability by providing an integrated solar energy solution for our customers and clean environment solutions through our air purification business. We conduct our solar operations through our subsidiary, The Boston Solar Company LLC (“Boston Solar”), in which we hold a 100% equity interest.

We conduct our air purification operations through Box Pure Air, LLC (“Box Pure Air”), in which we hold a 100% equity interest.

We also have ownership interests outside of our primary solar and air purification businesses. We consider these subsidiaries to be noncore businesses of ours. These noncore businesses are:

•	Discount Indoor Garden Supply, Inc. (“DIGS”), in which we hold a 90% equity interest and which provides products and services within the agricultural industry designed to improve yields and efficiencies;

•	EnergyWyze LLC (“EnergyWyze”), a wholly owned subsidiary and which is a digital and direct marketing firm focused on customer lead generation in the solar energy industry;

•	ShieldSaver, LLC (“ShieldSaver”), in which we hold a 51% equity interest and which focuses on efficiently tracking records of vehicle repairs; and

•	Singlepoint Direct Solar, LLC (“Direct Solar America”), in which we hold a 51% equity interest and which works with homeowners and small commercial business to provide solar, battery backup and electric vehicle (“EV”) chargers at their location(s).

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We built and plan to continue to build our portfolio through organic growth, synergistic acquisitions, products, and partnerships. We generally acquire majority and/or control stakes in innovative and promising businesses that are expected to appreciate in value over time. We are particularly focused on businesses where our engagement will be potentially significant for that entity’s growth prospects. We strive to create long-term value for our stockholders by helping our subsidiary companies to increase their market penetration, grow revenue and improve operating margins and cash flow. Our emphasis is on building businesses in industries where our management team has in-depth knowledge and experience, or where our management can provide value by advising on new markets and expansion.

Our Core Businesses

Solar Operations

Boston Solar.Boston Solar is dedicated to providing superior products, exceptional customer service, and high-quality workmanship in residential, commercial and industrial installations. Boston Solar has installed more than 5,000 residential and commercial solar systems powering thousands of homes and businesses in New England (predominantly in Massachusetts) since its founding in 2011. It has been honored with the 2020 Guildmaster Award from GuildQuality for demonstrating exceptional customer service within the residential construction industry. For five consecutive years, Boston Solar has been recognized as a Top Solar Contractor by Solar Power World magazine. Boston Solar has also made Boston Business Journal’s “Largest Clean Energy Companies in Massachusetts” List. Boston Solar is a member of Solar Energy Business Association of New England (SEBANE). We acquired 80.1% of Boston Solar on April 21, 2022. On January 1, 2024, the Company entered into an agreement with the owner of 19.9% of Boston Solar (“Minority Owner”) pursuant to which the Company agreed to purchase the 19.9% of Boston Solar from the Minority Owner in exchange for: (i) a six (6) month convertible note in the amount $275,000; and (ii) a twelve (12) month convertible note in the amount $275,000. Additionally, the Company agreed to convert the Seller Note Payable in Shares (which is owned by the Minority Owner) into common shares of the Company as a price of $3.50 per share which would result in approximately 504,006 common shares. As a result of the transaction, the Company owns 100% of Boston Solar. Boston Solar is headquartered in Massachusetts. The Company is continually analyzing strategies for Boston Solar to optimize growth, synergies and operational efficiencies within the region serviced by Boston Solar.

Air Purification Operations

Box Pure Air. Box Pure Air is a distributorof industrial grade high-efficiency air purification products designed and manufactured for schools and commercial buildings. The company is pursuing additional products to leverage its sales network that are designed to increase safety and security in these locations. Box Pure Air strives to help businesses and consumers create a safe and healthy environment. The products we sell are engineered and designed to exceed the national standards of indoor air quality by following CDC requirements for air ventilation utilizing HEPA certified filters and incorporating proven antimicrobial technologies. Box Pure Air primarily sells and distributes AirBox Air Purifier product line (“Airbox”), an industrial and commercial grade suite of products developed by clean-room technologists that are primarily hand-built in the United States. The Airbox line products combine high-proficiency air filtration with clean-lined, modern design and style. The Airbox purifier delivers commercial grade clean air technology to keep employees, customers and clients safe and healthy in high-traffic locations by improving and enhancing indoor air quality. Box Pure Air has exclusive distribution rights for Airbox in the following areas: Raleigh, North Carolina (and its surrounding areas), Saint Augustine, Florida and the southern region of Florida, as well as the entirety of the states of Arizona, Washington and Oregon. Box Pure Air is permitted to distribute Airbox in Texas and California. We acquired 51% of the outstanding interests in Box Pure Air in February 2021. On October 2, 2023, the Company entered into an agreement with Cash Cow Holdings, LLC (“Cash Cow”), Box Pure Air, Ryan Cowell (“Cowell”) and Ballistic Product America, LLC (“Ballistic”), where Cash Cow transferred the outstanding membership interest that it owned in Box Pure Air to Singlepoint. Singlepoint now owns 100% of the membership interest in Box Pure Air. Box Pure Air agreed to assign certain intellectual property and contracts to Ballistic as consideration for its membership interests in Box Pure Air. As of the date of the agreement, Singlepoint was issued 9% of the outstanding membership interest in Ballistic that is primarily collateralized against a $2.5 million periodic royalty payment paid quarterly and due on the 15th business day following the end of each quarter.

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Our Market Opportunity

In each of our businesses, we focus on solid, growing markets and capitalize on positive demographic and market trends. In our solar energy business, we intend to develop a vertically integrated solar energy business with nationwide geographical coverage. We believe these initiatives have the opportunity to increase market share, diversify geographical revenue streams, incorporate best practices across our portfolio, and provide increased cost savings by providing both purchasing power and lower general administrative cost across our solar energy operating businesses.

Our clean environment business was implemented in response to demand due to COVID-19 and effects of global pollution, to provide mobile air purification technology in closed environments that are unable to implement such technology on an attractive cost basis. We are being increasingly called upon to provide services to help prevent the spreading of airborne diseases and toxins, thereby improving the environmental quality, health and wellness of our end users who include students, first responders, professionals returning to offices and others.

Our Growth Strategy and Competitive Advantages

Our goal is to develop or acquire ownership interests in companies that possess high-growth potential, and to provide those companies with management services that will help them grow. We believe that we can build a brand that is synonymous with integrity, strong corporate governance and transparency with an emphasis on social responsibility. Key elements of our growth strategy and competitive advantages include:

•

Accretive acquisitions and strategic relationships at each level of our company. We intend to continue to pursue acquisitions that consolidate market share, expand our geographical footprint and further our position as a participant in each of our principal businesses. We seek to identify and partner with companies with complementary technology and where our existing business extension opportunities could be commercially beneficial to them.

•

Diverse and competitive positioning of our companies. Our principal businesses operate in highly competitive but diverse markets which we believe balances the risk profile of our company. We believe the diverse and competitive positioning in these markets of our companies serves as a competitive strength.

Central management support for all companies. Our “hands-on” management team provides centralized management oversight across our principal businesses. We believe we can improve the margins by controlling costs at our businesses as we centralize business practices in functional areas including financing, accounting, human resources, back-office administration, information technology and risk management. These margin improvements can be accomplished through leveraging our centralized capital and management capabilities to allow our businesses to better focus their efforts on revenue generation and product enhancement. In addition, we seek to increase revenue for each of our majority-owned and/or wholly-owned operating subsidiaries by cross-selling the complementary technical services and distribution network of each company.

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Summary Risk Factors

Our business is subject to a number of risks. You should be aware of these risks before making an investment decision. These risks are discussed more fully in the section of this Offering Circular titled “Risk Factors.” Risks include, among others, the following:

•	even if this offering is successful, if we do not obtain adequate capital funding or improve our financial performance, we may not be able to continue as a going concern;
•	we have a holding company ownership structure and will depend on distributions from our majority-owned and/or controlled operating subsidiaries to meet our obligations;
•

we have made and expect to continue to make acquisitions as a primary component of our growth strategy, however, we may not be able to identify suitable acquisition candidates or consummate acquisitions on acceptable terms;

•	we may be unable to successfully integrate acquisitions, which may adversely impact our operations;
•	the rapidly evolving and competitive nature of the solar industry makes it difficult to evaluate our future prospects;
•

an increase in interest rates or tightening of the supply of capital in the global financial markets could make it difficult for end-users to finance the cost of a solar PV system and could reduce the demand for smart energy products and thus demand for our products;

•

the market for our products is highly competitive and we expect to face increased competition as new and existing competitors introduce power optimizers, inverters, solar PV system monitoring and other smart energy products, which could negatively affect our results of operations and market share;

•

existing electric utility industry regulations, and changes to regulations, may present technical, regulatory, and economic barriers to the purchase and use of solar PV systems that may significantly reduce demand for our products or harm our ability to compete;

•	this is a “best efforts” offering; no minimum amount of Offered Shares is required to be sold, and we may not raise the amount of capital we believe is required for our business;
•	we are selling the shares of this offering without a broker-dealer or selling agent and may be unable to sell any Offered Shares;
•	our management will have broad discretion over the use of any net proceeds from this offering and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully;
•	an active, liquid, and orderly market for our common stock may not develop;
•

because we initially became a reporting company under the Exchange Act by means other than a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms; and

•	our common stock may not be eligible for continued quotation of the OTC Pink Market.

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Recent Developments

Reverse Stock Split

On August 15, 2024, the Company effected (i) a 1-for-100 reverse stock split (the “Reverse Stock Split”) of its outstanding common stock and (ii) a proportionate related reduction in the number of the Company’s authorized shares of common stock to 6,000,000,000 (the “Authorized Share Reduction”). The Reverse Stock Split and Authorized Share Reduction was accomplished pursuant to Nevada Revised Statutes Section 78.209, under which a Nevada corporation may effect a reverse split without stockholder approval if (i) both the number of authorized shares of common stock and the number of outstanding shares of common stock are proportionally reduced as a result of the reverse split, (ii) the reverse split does not adversely affect any other class of stock of the corporation, and the corporation does not pay money or issue scrip to stockholders who would otherwise be entitled to receive a fractional share as a result of the reverse split. As a result of the Reverse Stock Split, every 100 shares of the Company’s common stock were combined and reclassified as one share of common stock. No fractional shares were issued in connection with the Reverse Stock Split and all such fractional interests were rounded up to the nearest whole number of shares of common stock.

The conversion and/or exercise prices of our issued and outstanding convertible securities, including shares issuable upon exercise of outstanding stock options and warrants have been adjusted for the Reverse Stock Split. Unless otherwise indicated, all share amounts and per share amounts set forth in this prospectus, as well as any corresponding exercise price data, give effect to the Reverse Stock Split.

Notice of Delisting and Transition to OTC Pink Market

On August 27, 2024, the Company received a written notice from the Listing Qualifications Department (the “Staff”) of The Cboe BZX Exchange, Inc. (“Cboe BZX”) notifying the Company that because the Company had not timely filed its Form 10-Q for the quarter ended June 30, 2024 (the “Form 10-Q”) within the 5-day grace period (as set forth in the Form 12b-25 the Company filed with the SEC on August 15, 2024) as required by Cboe BZX Listing Rule 14.6(c)(1) (the “Timely Filing Requirement”), the Company was out of compliance with the Timely Filing Requirement.

On September 6, 2024, the Company received a notice (the “Notice”) from the Staff of Cboe BZX that the Cboe BZX Hearings Panel (the “Panel”) had denied the Company’s request for an extension to evidence compliance with the requirements for continued listing on the Cboe BZX as set forth in Cboe BZX Listing Rules 14.6(c)(1), 14.9(e)(1)(B) and 14.9(e)(2) and, based on previously disclosed deficiencies, affirmed the previously disclosed Staff Delisting Determination and ordered that the Company’s common stock be suspended and delisted from the Cboe BZX pursuant to the procedures set forth in Cboe BZX Listing Rule 14.12(f) and 14.12(h)(4)(B).

As a result of the Panel’s decision, the Staff informed the Company that the suspension of trading of the Company’s common stock would be effective after the closing of trading on September 10, 2024. In anticipation of the delisting, the Company’s common stock is now trading on the OTC Pink Market  under the symbol “SING.” On October 25, 2024, the last reported sale price of our common stock was $0.017 per share.

Corporate History and Information

Singlepoint Inc. was originally incorporated in the State of Nevada in 2007 as Carbon Credit Credits International, Inc., a company engaged in the business of marketing, and distributing power-saving devices manufactured by a Malaysian corporation, which was spun off from Carbon Credits Industries Inc., its former parent, in October 2007. In December 2011, the Company entered into a merger agreement with Lifestyle Wireless, Inc., with the Company remaining as the surviving company. On July 1, 2013, the Company changed its name to Singlepoint Inc.

The Company originally became subject to the reporting requirements of the securities laws in 2008, and subsequently suspended its reporting obligations in 2010. The Company again became subject to the reporting requirements of the securities laws in 2018.

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In May 2019, we established a subsidiary, Singlepoint Direct Solar LLC (“Direct Solar America”), as we completed the acquisition of certain assets of Direct Solar LLC and AI Live Transfers LLC. The Company owns 51% of the membership interests of Direct Solar America.

In January 2021, we acquired EnergyWyze a national digital and direct marketing firm focused on customer lead generation in the solar energy industry.

In February 2021, we purchased 51% ownership of Box Pure Air, a distributor of industrial grade high-efficiency air purification products designed and manufactured for commercial locations.

On April 21, 2022, the Company purchased an aggregate of 80.1% of the outstanding membership interests of Boston Solar.

On October 10, 2023 the Company acquired the remaining 49% of the outstanding membership interests of Box Pure Air, thus wholly owning Box Pure Air.

On January 1, 2024, the Company acquired the remaining 19.9% of the outstanding membership interests of Boston Solar, thus wholly owning Boston Solar.

Our principal offices are located at 3104 E Camelback Rd #2137, Phoenix, AZ 85016, telephone: (888) 682-7464. Our corporate website address is located at www.singlepoint.com. The information on or accessed through our website is not incorporated in this Offering Circular or the offering statement of which this Offering Circular forms a part.

Implications of being a Smaller Reporting Company

We are a smaller reporting company as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation and, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

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THE OFFERING

Issuer	Singlepoint Inc., a Nevada corporation
Offered Securities:	750,000,000 shares of common stock are being offered by the Company on a “best-efforts” basis
Offering Price per Share:	$0.01 to $0.10 per share (to be fixed by post-qualification supplement)
Common Stock Outstanding Before Offering(1):	13,200,490 shares
Common Stock Outstanding After Offering(1):	763,200,490 shares, assuming all of the Offered Shares are sold hereunder
Minimum Number of Shares to Be Sold in This Offering:	None

Investor Suitability Standards:

The Offered Shares are being offered and sold to “qualified purchasers” (as defined in Regulation A under the Securities Act of 1933, as amended (the “Securities Act”). “Qualified purchasers” include any person to whom securities are offered or sold in a Tier 2 offering pursuant to Regulation A under the Securities Act.

Listing:	Our common stock is listed on the OTC Pink Market under the symbol “SING.”

Use of Proceeds:	We currently intend to use the net proceeds from this offering for general corporate purposes and acquisitions. See the section of this Offering Circular titled “Use of Proceeds.”

Termination of this Offering:

This offering will terminate at the earliest of (a) the date on which all of the Offered Shares have been sold, (b) the date which is one year from this offering being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

Risk Factors:

An investment in our securities involves a high degree of risk. You should read this Offering Circular carefully, including the section titled “Risk Factors” and the consolidated financial statements and the related notes to those statements included in this Offering Circular, before deciding to invest in our securities.

(1) The number of shares of our common stock outstanding:

• excludes 614,809 shares of common stock issuable upon the exercise of outstanding warrants at a weighted exercise price of $0.013 per share; and

• assumes no conversion of shares of our outstanding convertible preferred stock.

Continuing Reporting Requirements Under Regulation A

We are required to file periodic and other reports with the SEC, pursuant to the requirements of Section 13(a) of the Exchange Act. Our continuing reporting obligations under Regulation A are deemed to be satisfied as long as we comply with our Section 13(a) reporting requirements.

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RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements”.

Risks Related to Our Business

We have had a history of losses and may incur future losses, which may prevent us from attaining profitability.

We have incurred significant net losses since inception. Our net losses were approximately $12.7 million for the six months ended June 30, 2024 and approximately $17.7 million and $8.9 million for the years ended December 31, 2023 and 2022, respectively. As of June 30, 2024, we had an accumulated deficit of approximately $115.3 million. We may continue to incur significant losses in the future for a number of reasons, including unforeseen expenses, difficulties, complications, delays, and other unknown events.

We anticipate that our operating expenses will increase substantially in the foreseeable future as we undertake the acquisition and integration of additional entities, incur expenses associated with maintaining compliance as a public company, and increase marketing and sales efforts to increase our customer base. These increased expenditures may make it more difficult to achieve and maintain profitability. In addition, our efforts to grow our business may be more expensive than we expect, and we may not be able to generate sufficient revenue to offset increased operating expenses. If we are required to reduce our expenses, our growth strategy could be materially affected. We will need to generate and sustain significant revenue levels in future periods in order to become profitable, and, even if we do, we may not be able to maintain or increase our level of profitability.

Accordingly, we cannot assure you that we will achieve sustainable operating profits as we continue to expand our product offerings and infrastructure, further develop our marketing efforts, and otherwise implement our growth initiatives. Any failure to achieve and maintain profitability would have a materially adverse effect on our ability to implement our business plan, our results and operations, and our financial condition.

Even if this offering is successful, if we do not obtain adequate capital funding or improve our financial performance, we may not be able to continue as a going concern.

We have incurred a net loss in each year since our inception and expect to incur losses in future periods as we continue to increase our expenses in order to grow our business. These factors raise substantial doubt about our Company’s ability to continue as a going concern. If we are unable to obtain adequate funding or if we are unable to grow our revenue substantially to achieve and sustain profitability, we may not be able to continue as a going concern. The report of our independent registered public accounting firm for the year ended December 31, 2023 included herein contains an explanatory paragraph indicating that there is substantial doubt as to our ability to continue as a going concern as a result of recurring losses from operations.

If we are unable to raise additional capital when required or on acceptable terms, we will be required to significantly delay, scale back or restrict our operations or obtain funds by entering into agreements on unattractive terms, which would likely have a material adverse effect on our business, stock price and our relationships with third parties with whom we have business relationships, at least until additional funding is obtained. If we do not have sufficient funds to continue operations, we could be required to seek bankruptcy protection or other alternatives that would likely result in our stockholders losing some or all of their investment in us. In addition, our ability to achieve profitability or to respond to competitive pressures would be significantly limited.

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The amount and timing of our future funding requirements depends on many factors, including:

•	the timing and cost of potential future acquisitions;
•	integration of the businesses that we have acquired or may acquire in the future;
•	the hiring of additional management and other personnel as we continue to grow; and
•	factors outside of our control including interest rates can cause significant impact on the business.

We cannot be certain that additional funding will be available on acceptable terms, or at all. In addition, we have in the past and may in the future be restricted or limited by the terms of the credit facilities governing our indebtedness on our ability to enter into additional indebtedness and any future debt financing based upon covenants that restrict our operations, including limitations on our ability to incur liens or additional debt, pay dividends, redeem our stock, make certain investments and engage in certain merger, consolidation or asset sale transactions.

We and our subsidiaries have limited operating histories and therefore we cannot ensure the long-term successful operation of our business or the execution of our growth strategy.

Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by growing companies in new and rapidly evolving markets. We may meet many challenges including:

•	establishing and maintaining broad market acceptance of our products and services and converting that acceptance into direct and indirect sources of revenue;
•	timely and successfully developing new products and services and increasing the features of existing products and services;
•	developing products and services that result in high degrees of customer satisfaction and high levels of customer usage;
•	successfully responding to competition, including competition from emerging technologies and solutions;
•	developing and maintaining strategic relationships to enhance the distribution, features, content and utility of our products and services; and
•	identifying, attracting and retaining talented technical and sales services staff at reasonable market compensation rates in the markets in which we operate.

Our growth strategy may be unsuccessful and we may be unable to address the risks we face in a cost-effective manner, if at all. If we are unable to successfully address these risks, our business, operating results and financial condition could be materially and adversely affected.

We have a holding company ownership structure and will depend on distributions from our majority-owned and/or controlled operating subsidiaries to meet our obligations. Contractual or legal restrictions applicable to our subsidiaries could limit payments or distributions from them.

We are a holding company and derive all of our operating income from, and hold substantially all of our assets through, our subsidiaries. The effect of this structure is that we will depend on the earnings of our subsidiaries, and the payment or other distributions to us of these earnings, to meet our obligations and make capital expenditures. Provisions of U.S. corporate and tax law, like those requiring that dividends are paid only out of surplus, and provisions of any future indebtedness may limit the ability of our subsidiaries to make payments or other distributions to us. Additionally, in the event of the liquidation, dissolution or winding up of any of our subsidiaries, creditors of that subsidiary (including trade creditors) will generally be entitled to payment from the assets of that subsidiary before those assets can be distributed to us.

We have made and expect to continue to make acquisitions as a primary component of our growth strategy. We may not be able to identify suitable acquisition candidates or consummate acquisitions on acceptable terms, or at all, which could disrupt our operations and adversely impact our business and operating results.

A primary component of our growth strategy has been to acquire complementary businesses to grow our company. We intend to continue to pursue acquisitions of complementary technologies, products and businesses as a primary component of our growth strategy to expand our operations and customer base and provide access to new markets and increase benefits of scale. Acquisitions involve certain known and unknown risks that could cause our actual growth or operating results to differ from our expectations. For example:

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•	we may not be able to identify suitable acquisition candidates or to consummate acquisitions on acceptable terms;
•	we may pursue international acquisitions, which inherently pose more risks than domestic acquisitions;
•	we compete with others to acquire complementary products, technologies and businesses, which may result in decreased availability of, or increased price for, suitable acquisition candidates;
•	we may not be able to obtain the necessary financing, on favorable terms or at all, to finance any or all of our potential acquisitions; and
•	we may ultimately fail to consummate an acquisition even if we announce that we plan to acquire a technology, product or business.

Our ability to acquire additional businesses may require issuances of our common stock and/or debt financing that we may be unable to obtain on acceptable terms.

The timing, size and success of our acquisition efforts and the associated capital commitments cannot be readily predicted. We intend to use our common stock, cash, debt and borrowings under our credit facility, if necessary, as consideration for future acquisitions of companies. The issuance of additional common stock in connection with future acquisitions may be dilutive to holders of shares of common stock issued in this offering. In addition, if our common stock does not maintain a sufficient market value or potential acquisition candidates are unwilling to accept common stock as part of the consideration for the sale of their businesses, we may be required to use more of our cash resources, including obtaining additional capital through debt financing. However, there can be no assurance that we will be able to obtain financing if and when it is needed or that it will be available on terms that we deem acceptable. If we are unable to raise capital when needed or on attractive terms, we would be forced to delay, reduce or eliminate some or all of our research and development programs or commercialization efforts. As a result, we may be unable to pursue our acquisition strategy successfully, which may prevent us from achieving our growth objectives.

We may be unable to successfully integrate acquisitions, which may adversely impact our operations.

Acquired technologies, products or businesses may not perform as we expect and we may fail to realize anticipated revenue and profits. In addition, our acquisition strategy may divert management’s attention away from our existing business, resulting in the loss of key customers or employees, and expose us to unanticipated problems or legal liabilities, including responsibility as a successor for undisclosed or contingent liabilities of acquired businesses or assets.

If we fail to conduct due diligence on our potential targets effectively, we may, for example, not identify problems at target companies or fail to recognize incompatibilities or other obstacles to successful integration. Our inability to successfully integrate future acquisitions could impede us from realizing all of the benefits of those acquisitions and could severely weaken our business operations. The integration process may disrupt our business and, if new technologies, products or businesses are not implemented effectively, may preclude the realization of the full benefits expected by us and could harm our results of operations. In addition, the overall integration of new technologies, products or businesses may result in unanticipated problems, expenses, liabilities and competitive responses. The difficulties integrating an acquisition include, among other things:

•	issues in integrating the target company’s technologies, products or businesses with ours;
•	incompatibility of marketing and administration methods;
•	maintaining employee morale and retaining key employees;
•	integrating the cultures of our companies;
•	preserving important strategic customer relationships;
•	consolidating corporate and administrative infrastructures and eliminating duplicative operations; and
•	coordinating and integrating geographically separate organizations.

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In addition, even if the operations of an acquisition are integrated successfully, we may not realize the full benefits of the acquisition, including the synergies, cost savings or growth opportunities, that we expect. These benefits may not be achieved within the anticipated time frame, or at all.

Acquisitions which we complete may have an adverse impact on our results of operations.

Acquisitions may cause us to:

•	issue common stock that would dilute our current stockholders’ ownership percentage;
•	use a substantial portion of our cash resources;
•	increase our interest expense, leverage and debt service requirements if we incur additional debt to pay for an acquisition;
•	assume liabilities for which we do not have indemnification from the former owners; further, indemnification obligations may be subject to dispute or concerns regarding the creditworthiness of the former owners;
•	record goodwill and non-amortizable intangible assets that are subject to impairment testing and potential impairment charges;
•	experience volatility in earnings due to changes in contingent consideration related to acquisition earn-out liability estimates;
•	incur amortization expenses related to certain intangible assets;
•	lose existing or potential contracts as a result of conflict-of-interest issues;
•	become subject to adverse tax consequences or deferred compensation charges;
•	incur large and immediate write-offs; or
•	become subject to litigation.

The occurrence of any or all of the above risks could materially and adversely affect our business, operating results and financial condition.

We may be subject to claims arising from the operations of our various businesses for periods prior to the dates we acquired them.

We may be subject to claims or liabilities arising from the ownership or operation of acquired businesses for the periods prior to our acquisition of them, including environmental, warranty, workers’ compensation and other employee-related and other liabilities and claims not covered by insurance. These claims or liabilities could be significant. Our ability to seek indemnification from the former owners of our acquired businesses for these claims or liabilities may be limited by various factors, including the specific time, monetary or other limitations contained in the respective acquisition agreements and the financial ability of the former owners to satisfy our indemnification claims. In addition, insurance companies may be unwilling to cover claims that have arisen from acquired businesses or locations, or claims may exceed the coverage limits that our acquired businesses had in effect prior to the date of acquisition. If we are unable to successfully obtain insurance coverage of third-party claims or enforce our indemnification rights against the former owners, or if the former owners are unable to satisfy their obligations for any reason, including because of their current financial position, we could be held liable for the costs or obligations associated with such claims or liabilities, which could adversely affect our financial condition and results of operations.

Our resources may not be sufficient to manage our expected growth; failure to properly manage our potential growth would be detrimental to our business.

We may fail to adequately manage our anticipated future growth. Any growth in our operations will place a significant strain on our administrative, financial and operational resources and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our technical, accounting, finance, marketing and sales. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. There may be greater strain on our systems as we acquire new businesses, requiring us to devote significant management time and expense to the ongoing integration and alignment of management, systems, controls and marketing. If we are unable to manage growth effectively, such as if our sales and marketing efforts exceed our capacity to design and produce our products and services or if new employees are unable to achieve performance levels, our business, operating results and financial condition could be materially and adversely affected.

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The rapidly evolving and competitive nature of the solar industry makes it difficult to evaluate our future prospects.

The rapidly evolving and competitive nature of the solar industry makes it difficult to evaluate our current business and future prospects. The solar industry is an evolving industry that has experienced substantial changes in recent years, and we cannot be certain that consumers, businesses or utilities will adopt solar PV systems as an alternative energy source at levels sufficient to grow our business. In addition, we have limited insight into emerging trends that may adversely affect our business, financial condition, results of operations and prospects. We have encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly changing industries, including unpredictable and volatile revenues and increased expenses as our business continues to grow. If demand for solar energy solutions does not continue to grow or grows at a slower rate than anticipated, our business and results of operations will suffer. The viability and demand for our products, may be affected by many factors beyond our control, including:

•	cost competitiveness, reliability and performance of solar PV systems compared to conventional and non-solar renewable energy sources and products;
•	competing new technologies at more competitive prices than those we offer for our products;
•	availability and amount of government subsidies and incentives to support the development and deployment of solar energy solutions;
•	the extent of deregulation in the electric power industry and broader energy industries to permit broader adoption of solar electricity generation;
•	prices of traditional carbon-based energy sources;
•	levels of investment by end-users of solar energy products, which tend to decrease when economic growth slows; and
•	the emergence, continuance or success of, or increased government support for, other alternative energy generation technologies and products.

We depend upon a limited number of outside contract manufacturers, and our operations could be disrupted if our relationships with these contract manufacturers are compromised.

We do not have internal manufacturing capabilities, and currently rely on contract manufacturers to build all of our products. Our reliance on a limited number of contract manufacturers makes us vulnerable to possible capacity constraints and reduced control over component availability, delivery schedules, manufacturing yields and costs. We do not currently have long-term supply contracts with our contract manufacturers and they are not obligated to supply products to us for any period, in any specified quantity or at any certain price beyond the single delivery contemplated by the relevant purchase order. While we may enter into long-term master supply agreements with our contract manufacturers in the future as the volume of our business grows in a way that makes these arrangements economically feasible, we may not be successful in negotiating such agreements on favorable terms or at all. If we do enter into such long-term master supply agreements, or enter into such agreements on less favorable terms than we currently have with such manufacturers, we could be subject to binding long-term purchase obligations that may be harmful to our business, including in the event that we do not have the customer demand necessary to utilize the products that we are required to purchase. Any change in our relationships with our contract manufacturers or changes to contractual terms of our agreements with them could adversely affect our financial condition and results of operations.

The revenue that certain of our contract manufacturers generate from our orders represents a relatively small percentage of their overall revenue. As a result, fulfilling our orders may not be considered a priority in the event of constrained ability to fulfill all of their customer obligations in a timely manner. In addition, some of the facilities in which our products are manufactured are located outside of the United States. Our use of international facilities may increase supply risk, including the risk of supply interruptions or reductions in manufacturing quality or controls.

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We may be negatively impacted by the deterioration in financial conditions of our limited number of contract manufacturers. If any of our contract manufacturers were unable or unwilling to manufacture the components that we require for our products in sufficient volumes, at high-quality levels, on a timely basis and pursuant to existing supply agreement terms, due to financial conditions or otherwise, we would have to identify, qualify and select acceptable alternative contract manufacturers. An alternative contract manufacturer may not be available to us when needed or may not be in a position to satisfy our quality or production requirements on commercially reasonable terms, including price and timing. Any significant interruption or delays in manufacturing would require us to reduce or delay our supply of products to our customers or increase our shipping costs to make up for delays in manufacturing, if possible, which in turn could reduce our revenue, cause us to incur delay liquidated damages or other liabilities to our customers, harm our relationships with our customers, damage our reputation or cause us to forego potential revenue opportunities. While we may have contractual remedies against our contract manufacturers for the supply chain malfunctions noted above to support any liabilities to our customers, such remedies may not be sufficient in scope, we may not be able to effectively enforce such remedies and we may incur significant costs in enforcing such remedies.

Risks Related to Our Markets and Customers

A drop in the retail price of electricity derived from the utility grid or from alternative energy sources may harm our business, financial condition, results of operations and prospects.

Decreases in the retail prices of electricity from the utility grid, or other renewable energy resources, would make the purchase of solar PV systems less economically attractive and would likely lower sales of our products. The price of electricity derived from the utility grid could decrease as a result of:

•	construction of a significant number of new power generation plants, including plants utilizing natural gas, nuclear, coal, renewable energy or other generation technologies;
•	relief of transmission constraints that enable local centers to generate energy less expensively;
•	reductions in the price of natural gas, or alternative energy resources other than solar;
•	utility rate adjustment and customer class cost reallocation;
•	energy conservation technologies and public initiatives to reduce electricity consumption;
•	development of smart-grid technologies that lower the peak energy requirements of a utility generation facility;
•	development of new or lower-cost energy storage technologies that have the ability to reduce a customer’s average cost of electricity by shifting load to off-peak times; and
•	development of new energy generation technologies that provide less expensive energy.

Moreover, technological developments in the solar components industry could allow our competitors and their customers to offer electricity at costs lower than those that can be offered by us to our customers, which could result in reduced demand for our products. If the cost of electricity generated by solar PV installations incorporating our systems is high relative to the cost of electricity from other sources, our business, financial condition and results of operations may be harmed. Any failure by us to adopt new or enhanced technologies or processes, or to react to changes in existing technologies, could result in product obsolescence, the loss of competitiveness of our products, decreased revenue and a loss of market share to competitors.

An increase in interest rates or tightening of the supply of capital in the global financial markets could make it difficult for end-users to finance the cost of a solar PV system and could reduce the demand for smart energy products and thus demand for our products.

Many end-users depend on financing to fund the initial capital expenditure required to develop, build or purchase a solar PV system. As a result, an increase in interest rates or a reduction in the supply of project debt financing or tax equity investments, could reduce the number of solar projects that receive financing or otherwise make it difficult for our customers or the end-users to secure the financing necessary to develop, build, purchase, or install a solar PV system on favorable terms, or at all, and thus lower demand for our products which could limit our growth or reduce our net sales. In addition, we believe that a significant percentage of end-users install solar PV systems as an investment, funding the initial capital expenditure through financing. Recent increases in interest rates could lower such end-user’s return on investment on a solar PV system, increase equity return requirements or make alternative investments more attractive relative to solar PV systems, and, in each case, could cause such end-users to seek alternative investments. Furthermore, current uncertainty in the economy due to the lingering effects of the COVID-19 pandemic, inflation, increases in interest rates and Russia’s invasion of Ukraine may detrimentally influence the end-user’s willingness to invest in solar PV systems, both due to end-users’ economic uncertainty as well as the market’s unwillingness to extend favorable financial terms to the end-users.

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The market for our products is highly competitive and we expect to face increased competition as new and existing competitors introduce power optimizers, inverters, solar PV system monitoring and other smart energy products, which could negatively affect our results of operations and market share.

The market for solar PV and air purification solutions is highly competitive and could remain that way for an extended period of time. An increased global supply of PV modules has caused and may cause structural imbalances in which global PV module supply exceeds demand. We expect competition to intensify as new and existing competitors enter the market. In addition, there are several new entrants that are proposing solutions to the rapid shutdown functionality which has become a regulatory requirement for PV rooftop solar systems in the United States. If these new technologies are successful in offering a price competitive and technologically attractive solution to the residential solar PV market, this could make it more difficult for us to maintain market share and our business, financial condition and results of operations could be adversely affected.

Several of our existing and potential competitors have the financial resources to offer competitive products at aggressive or below-market pricing levels, which could cause us to lose sales or market share or require us to lower prices for our products in order to compete effectively. If we have to reduce our prices by more than we anticipated, or if we are unable to offset any future reductions in our average selling prices by increasing our sales volume, reducing our costs and expenses or introducing new products, our revenues and gross profit would suffer.

In addition, competitors may be able to develop new products more quickly than us, may partner with other competitors to provide combined technologies and competing solutions and may be able to develop products that are more reliable or that provide more functionality than ours.

The solar industry has historically been cyclical and experienced periodic downturns.

Our future success partly depends on continued demand for solar PV systems in the end-markets we serve. The solar industry has historically been cyclical and has experienced periodic downturns which may affect demand for our products. Additionally, PV solar and related technologies may not be suitable for continued adoption at economically attractive rates of return. Sufficient additional demand for solar modules and related technologies may not develop or may take longer to develop than we anticipate, causing our net sales and profit to flatten or decline and threatening our ability to sustain profitability.

The solar industry has undergone challenging business conditions in past years, including downward pricing pressure for PV modules, mainly as a result of overproduction, and reductions in applicable governmental subsidies, contributing to demand decreases. Therefore, there is no assurance that the solar industry will not suffer significant downturns in the future, which will adversely affect demand for our solar products and our results of operations.

Defects or performance problems in our products could result in loss of customers, reputational damage and decreased revenue, and we may face warranty, indemnity and product liability claims arising from defective products.

Although our products meet our stringent quality requirements, they may contain undetected errors or defects, especially when first introduced or when new generations are released. Errors, defects or poor performance can arise due to design flaws, defects in raw materials or components or manufacturing difficulties, which can affect both the quality and the yield of the product. Any actual or perceived errors, defects, or poor performance in our products could result in the replacement or recall of our products or components thereof, shipment delays, rejection of our products, damage to our reputation, lost revenue, diversion of our personnel from our product development efforts, and increases in customer service and support costs, all of which could have a material adverse effect on our business, financial condition, and results of operations.

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Furthermore, defective components may give rise to warranty, indemnity or product liability claims against us that exceed any revenue or profit we receive from the affected products. Our limited warranties cover defects in materials and workmanship of our products under normal use and service conditions, therefore, we bear the risk of warranty claims long after we have sold products and recognized revenue. While we do have accrued reserves for warranty claims, our estimated warranty costs for previously sold products may change to the extent future products are not compatible with earlier generation products under warranty. Our warranty accruals are based on our assumptions and we do not have a long history of making such assumptions. As a result, these assumptions could prove to be materially different from the actual performance of our systems, causing us to incur substantial unanticipated expenses to repair or replace defective products in the future or to compensate customers for defective products. Our failure to accurately predict future claims could result in unexpected volatility in, and have a material adverse effect on, our financial condition.

If one of our products were to cause injury to someone or cause property damage, then we could be exposed to product liability claims and lawsuits which could result in significant costs and liabilities if damages are awarded against us. Further, any product liability claim we face could be expensive to defend and could divert management’s attention. The successful assertion of a product liability claim against us could result in potentially significant monetary damages, penalties or fines, subject us to adverse publicity, damage our reputation and competitive position, and adversely affect sales of our products. In addition, product liability claims, injuries, defects, or other problems experienced by other companies in the residential solar industry could lead to unfavorable market conditions for the industry as a whole.

The reduction, elimination or expiration of rebates, tax credits, government subsidies and economic incentives for on-grid solar electricity applications could reduce demand for solar PV systems and harm our business.

Federal, state and local government bodies provide incentives to promote solar electricity in the form of rebates, tax credits or exemptions and other financial incentives. The market for on-grid applications, where solar power is used to supplement a customer’s electricity purchased from the utility network or sold to a utility under tariff, often depends in large part on the availability and size of government and economic incentives. The reduction, elimination, or expiration of government subsidies, economic incentives, tax incentives, renewable energy targets and other support for on-grid solar electricity applications, or other public policies could negatively impact demand and/or price levels for our solar modules. The imposition of tariffs on our products could materially increase our costs to perform under our contracts with customers, which could adversely affect our results of operations.

For example, in 2015 the U.S. Congress passed a multi-year extension to the solar Investment Tax Credit (“ITC”), which helped grow the U.S. solar market. As of January 1, 2022, the ITC is 26% of expenditures from residential or commercial projects. By January 1, 2024, the ITC is expected to drop to 10% for commercial projects and is expected to be completely phased out for residential projects. The potential reduction and termination of the ITC could reduce the demand for solar energy solutions in the U.S. which would have an adverse impact on our business, financial condition, and results of operations. Furthermore, due to the continued economic downturn from COVID-19, many of the institutions utilizing the ITC may significantly pull back or no longer have the ability to invest, meaning that financing for solar projects may become seriously diminished.

In general subsidies and incentives may expire on a particular date, end when the allocated funding is reduced or terminated due to, inter alia, legal challenges, adoption of new statutes or regulations or the passage of time, they often occur without warning.

In addition, several jurisdictions have adopted renewable portfolio standards mandating that a certain portion of electricity delivered by utilities to customers come from a set of eligible renewable energy resources, such as solar, by a certain compliance date. Under some programs, a utility can receive a “credit” for renewable energy produced by a third party by either purchasing the electricity directly from the producer or paying a fee to obtain the right to renewable energy generated but used or sold by the generator. A renewable energy credit allows the utility to add this electricity to its renewable portfolio requirement without actually expending the capital for generating facilities. However, there can be no assurances that such policies will continue. Reduction or elimination of renewable portfolio standards or successful efforts to meet current standards could harm or halt the growth of the solar PV industry and our business.

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Changes to net metering policies may reduce demand for electricity from solar PV systems and harm our business.

Our business benefits from favorable net metering policies in most U.S. states that allow a solar PV system owner to pay his or her electric utility only for power usage net of production from the solar PV system. System owners receive credit for the energy that the solar installation generates to offset energy usage at times when the solar installation is not generating energy. Under a net metering program, the customer typically pays for the net energy used or receives a credit against future bills if more energy is produced than consumed.

Most U.S. states have adopted some form of net metering. Yet, net metering programs have recently come under regulatory scrutiny in some U.S. states due to allegations that net metering policies inequitably shift costs onto non-solar ratepayers by allowing solar ratepayers to sell electricity at rates that are too high for utilities to recoup their fixed costs. For example, in 2019, Louisiana Public Service Commissions adopted net metering policies aimed at lowering the solar customers’ savings. In December 2021, the California Public Utilities Commission proposed lowering current net energy metering tariffs in addition to imposing a new grid-connection fee on new rooftop solar users. We cannot assure you that these programs will not be significantly modified going forward.

If the value of the credit that customers receive for net metering is reduced, end-users may be unable to recognize the current level of cost savings associated with net metering. The absence of favorable net metering policies or of net metering entirely, or the imposition of new charges that only or disproportionately affect end-users that use net metering would significantly limit demand for our products and could have a material adverse effect on our business, financial condition, results of operations and future growth.

Existing electric utility industry regulations, and changes to regulations, may present technical, regulatory, and economic barriers to the purchase and use of solar PV systems that may significantly reduce demand for our products or harm our ability to compete. In addition, determinations of various regulatory bodies regarding lack of compliance with certifications or other regulatory requirements could harm our ability to sell our products in certain countries.

Federal, state and local government regulations and policies concerning the electric utility industry, and internal policies and regulations promulgated by electric utilities, heavily influence the market for electricity generation products and services, and could deter purchases of solar PV systems sold by our customers, significantly reducing the potential demand for our products. In addition, depending on the region, electricity generated by solar PV systems competes most effectively with expensive peak-hour electricity from the electric grid, rather than the less expensive average price of electricity. Modifications to the utilities’ peak hour pricing policies or rate design, such as to a flat rate, could require the price of solar PV systems and their component parts to be lower in order to compete with the price of electricity from the electric grid.

Changes in current laws or regulations applicable to us or the imposition of new laws and regulations could have a material adverse effect on our business, financial condition and results of operations. Any changes to government or internal utility regulations and policies that favor electric utilities could reduce the competitiveness of solar PV systems and cause a significant reduction in demand for our products and services.

Due to the seasonality of construction in the United States and step-downs of the ITC, our results of operations may fluctuate significantly from quarter to quarter, which could make our future performance difficult to predict and could cause our results of operations for a particular period to fall below expectations, resulting in a decline in the price of our common stock.

Our quarterly results of operations are difficult to predict and may fluctuate significantly in the future. Because a substantial majority of our sales since inception have been concentrated in the U.S. market, we have experienced seasonal and quarterly fluctuations in the past as a result of seasonal fluctuations in our customers’ businesses. Additionally, our end-users’ ability to install solar energy systems is affected by weather. For example, during the winter months in cold-weather climates in the United States, construction may be delayed in order to let the ground thaw to reduce costs. Such installation delays can impact the timing of orders for our products. We expect expansion into areas with traditionally warmer climates will result in less pronounced seasonal variations in our revenue profile over time. Additionally, we have historically experienced seasonal fluctuations in the purchase patterns of our customers related to the ITC step-downs, with at least some customers placing large orders in the fourth quarter of a particular year and the corresponding shipments occurring during the first half of the subsequent year, resulting in increased revenue in the first half of the year. There are no ITC step-downs in 2021 or 2022, but this fluctuation could continue to impact our business when the ITC step-downs resume after 2022.

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Given that we are an early-stage company operating in a rapidly growing industry, the true extent of historic fluctuations due to the seasonality of construction and the ITC step-downs may have been masked by our recent growth rates and consequently may not be readily apparent from our historical results of operations and may be difficult to predict. Any substantial decrease in revenue would have an adverse effect on our business, prospects, financial condition, results of operations, and stock price. Seasonality and fluctuations in sales as described herein may also present cash flow challenges as well as place strain on our supply chain.

We rely on third parties for certain financial and operational services essential to our ability to manage our business. A failure or disruption in these services could materially and adversely affect our ability to manage our business effectively.

We rely on third parties for certain essential financial and operational services. Traditionally, the vast majority of these services are provided by large enterprise software vendors who license their software to customers. Moreover, these vendors provide their services to us via a cloud-based model instead of software that is installed on our premises. As a result, we depend upon these vendors providing us with services that are always available and are free of errors or defects that could cause disruptions in our business processes, which could adversely affect our ability to operate and manage our operations.

Many of our customers are small- and medium-sized businesses, which may result in increased costs as we attempt to reach, acquire and retain customers.

In order for us to improve our operating results and continue to grow our business, it is important that we continually attract new customers, sell additional services to existing customers and encourage existing customers to renew their subscriptions.

However, selling to and retaining small- and medium- sized businesses can be more difficult than selling to and retaining large enterprises because small- and medium-sized business customers:

•	are more price sensitive;
•	are more difficult to reach with broad marketing campaigns;
•	have high churn rates in part because of the nature of their businesses; and
•	often require higher sales, marketing and support expenditures by vendors that sell to them per revenue dollar generated for those vendors.

If we are unable to cost-effectively market and sell our service to our target customers, our ability to grow our revenue and become profitable will be harmed.

Our market is subject to changing preferences; failure to keep up with these changes would result in our losing market share, thus seriously harming our business, financial condition and results of operations.

Our business and operating results may be harmed if we fail to expand our various product and service offerings (either through internal product or capability development initiatives or through partnerships and acquisitions) in such a way that achieves widespread market acceptance or that generates significant revenue and gross profits to offset our operating and other costs. We may not successfully identify, develop and market new product and service offerings in a timely manner. If we introduce new products and services, they may not attain broad market acceptance or contribute meaningfully to our revenue or profitability. Competitive or technological developments may require us to make substantial, unanticipated capital expenditures in new products and technologies or in new strategic partnerships, and we may not have sufficient resources to make these expenditures. Because the markets for many of our products and services are subject to rapid change, we may need to expand and/or evolve our product and service offerings quickly. Delays and cost overruns could affect our ability to respond to technological changes, evolving industry standards, competitive developments or customer requirements and harm our business and operating results.

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We depend on our information technology systems, and those of our third-party vendors, contractors and consultants, and any failure or significant disruptions of these systems, security breaches or loss of data could materially adversely affect our business, financial condition and results of operations.

Our business is highly dependent on maintaining effective information systems as well as the integrity and timeliness of the data we use to serve our customers and operate our business. Because of the large amount of data that we collect and manage, it is possible that hardware failures or errors in our systems could result in data loss or corruption or cause the information that we collect to be incomplete or contain inaccuracies that our partners regard as significant. If our data were found to be inaccurate or unreliable due to fraud or other error, or if we, or any of the third-party service providers we engage, were to fail to maintain information systems and data integrity effectively, we could experience operational disruptions that may hinder our ability to provide services, establish appropriate pricing for services, retain and attract customers, establish reserves, report financial results timely and accurately and maintain regulatory compliance, among other things.

Our information technology strategy and execution are critical to our continued success. We believe our success is dependent, in large part, on maintaining the effectiveness of existing technology systems and continuing to deliver and enhance technology systems that support our business processes in a cost-efficient and resource-efficient manner. Increasing regulatory and legislative changes will place additional demands on our information technology infrastructure that could have a direct impact on resources available for other projects tied to our strategic initiatives. We must also develop new systems to meet current market standards and keep pace with continuing changes in information processing technology and evolving industry and regulatory standards. Failure to do so may present compliance challenges and impede our ability to deliver services in a competitive manner. Further, because system development projects are long-term in nature, they may be more costly than expected to complete and may not deliver the expected benefits upon completion.

Security incidents compromising the confidentiality, integrity, and availability of our confidential or personal information and our and our third-party service providers’ information technology systems could result from cyber-attacks, computer malware, viruses, social engineering (including spear phishing and ransomware attacks), credential stuffing, supply chain attacks, efforts by individuals or groups of hackers and sophisticated organizations, including state-sponsored organizations, errors or malfeasance of our personnel, and security vulnerabilities in the software or systems on which we and our third-party service providers rely. As techniques used by cyber criminals change frequently, a disruption, cyberattack or other security breach of our information technology systems or infrastructure, or those of our third-party service providers, may go undetected for an extended period and could result in the theft, transfer, unauthorized access to, disclosure, modification, misuse, loss or destruction of our employee, representative, customer, vendor, consumer and/or other third-party data, including sensitive or confidential data, personal information and/or intellectual property. We cannot guarantee that our security efforts will prevent breaches or breakdowns of our or our third-party service providers’ information technology systems. If we suffer a material loss or disclosure of personal or confidential information as a result of a breach of our information technology systems, including those of our third-party service providers, we may suffer reputational, competitive and/or business harm, incur significant costs and be subject to government investigations, litigation, fines and/or damages, which could have a material adverse effect on our business, prospects, results of operations, financial condition and/or cash flows. Moreover, while we maintain cyber insurance that may help provide coverage for these types of incidents, we cannot assure you that our insurance will be adequate to cover costs and liabilities related to these incidents. Further, our failure to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems could adversely affect our results of operations, financial position and cash flow.

If we are unable to protect the confidentiality of our trade secrets, know-how and other proprietary and internally developed information, the value of our technology could be adversely affected.

We may not be able to protect our trade secrets, know-how and other internally developed information adequately. Although we use reasonable efforts to protect this internally developed information and technology, our employees, consultants and other parties (including independent contractors and companies with which we conduct business) may unintentionally or willfully disclose our information or technology to competitors. Enforcing a claim that a third party illegally disclosed or obtained and is using any of our internally developed information or technology is difficult, expensive and time-consuming, and the outcome is unpredictable. We rely, in part, on non-disclosure, confidentiality and assignment-of-invention agreements with our employees, independent contractors, consultants and companies with which we conduct business to protect our internally developed information. These agreements may not be self-executing, or they may be breached and we may not have adequate remedies for such breach. Moreover, third parties may independently develop similar or equivalent proprietary information or otherwise gain access to our trade secrets, know-how and other internally developed information.

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Our future success depends on our ability to retain our chief executive officer and other key executives and to attract, retain and motivate qualified personnel.

We are highly dependent on our executive officers, as well as the other principal members of our management team. Although we have entered into employment agreements with Mr. Ralston and Mr. Lambrecht providing for certain benefits, including severance in the event of a termination without cause, these agreements do not prevent them from terminating their employment with us at any time. We do not maintain “key person” insurance for any of our executives or other employees. The loss of the services of any of these persons could impede the achievement of our research, development and commercialization objectives. The unexpected loss of the services of one or more of our directors or executive officers and/or advisors including due to disease (such as COVID-19), disability or death, could have a detrimental effect on us.

In addition, we rely on consultants and advisors to assist us in formulating our development and commercialization strategy. Our consultants and advisors may be employed by employers other than us and may have commitments under consulting or advisory contracts with other entities that may limit their availability to us.

Ongoing supply chain delays and disruptions in the solar panel industry may materially adversely affect our businesses.

Our solar sales business has been, and continues to be, impacted by increased supply chain delays and shortages. COVID-19 impacts and restrictions on trade with China have disrupted the availability of solar panels. In March 2022, the Department of Commerce (“DOC”) announced plans to investigate solar panel imports from Cambodia, Malaysia, Thailand and Vietnam for alleged circumvention of U.S. import tariffs. The DOC investigation created a major disruption in the solar panel supply chain and made it difficult for U.S. solar companies to complete new projects. In June 2022, the Biden Administration announced a two-year tariff moratorium on solar panels to help ease these international supply chain challenges and encourage domestic manufacturing. As a result of this moratorium, supply of solar panels has begun to return to previous levels and the Company has experienced a greater supply of available panels for current and upcoming projects.

Risks Related to this Offering and our Securities

We have identified material weaknesses in our internal control over financial reporting. Failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock. If our internal controls are not effective, we may not be able to accurately report our financial results or prevent fraud.

Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) requires that we maintain internal control over financial reporting that meets applicable standards. We may err in the design or operation of our controls, and all internal control systems, no matter how well designed and operated, can provide only reasonable assurance that the objectives of the control system are met. Because there are inherent limitations in all control systems, there can be no assurance that all control issues have been or will be detected.

In our Form 10-Q for the quarter ended June 30, 2024, we identified certain material weaknesses in our internal controls. Specifically, we lacked a functioning audit committee resulting in ineffective oversight in the establishment and monitoring of required internal control and procedures, and inadequate segregation of duties consistent with control objectives. Our weaknesses also related to a lack of a sufficient number of personnel with appropriate training and experience in U.S. general acceptable accounting principles (“GAAP”) and SEC rules and regulations with respect to financial reporting functions. Furthermore, we lack robust accounting systems as well as sufficient resources to hire such staff and implement these accounting systems.

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If we are unable, or are perceived as unable, to produce reliable financial reports due to internal control deficiencies, investors could lose confidence in our reported financial information and operating results, which could result in a negative market reaction and a decrease in our stock price.

This is a “best efforts” offering; no minimum amount of Offered Shares is required to be sold, and we may not raise the amount of capital we believe is required for our business.

There is no required minimum number of Offered Shares that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth in this Offering Circular. We may sell fewer than all of the Offered Shares offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of Offered Shares sufficient to pursue the business goals outlined in this Offering Circular. Thus, we may not raise the amount of capital we believe is required for our business and may need to raise additional funds, which may not be available or available on terms acceptable to us. Despite this, any proceeds from the sale of the Offered Shares offered by us will be available for our immediate use, and because there is no escrow account and no minimum offering amount in this offering, investors could be in a position where they have invested in us, but we are unable to fulfill our objectives due to a lack of interest in this offering.

We are selling the shares of this offering without a broker-dealer or selling agent and may be unable to sell any Offered Shares.

This offering is self-underwritten, which means that we are not going to engage the services of a broker-dealer or selling agent to sell the Offered Shares. We intend to sell our shares through our management team, who will receive no commission. Our management team does not have any experience conducting a best-efforts offering. There is no guarantee that our management team will be able to sell any of the Offered Shares. Unless our management team is successful in selling all of the Offered Shares, we may have to seek alternative financing to implement our business plan.

Our management will have broad discretion over the use of any net proceeds from this offering and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of any net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering and in ways that do not necessarily improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management with regard to the use of any proceeds from this offering and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for you.

After this offering, certain of our current stockholders will continue to own a substantial percentage of the outstanding common stock of our Company for the foreseeable future, including the outcome of matters requiring stockholder approval.

Prior to this offering, our executive officers and directors beneficially owned a significant percentage of our outstanding preferred stock. Accordingly, following the consummation of this offering, our directors and executive officers will maintain voting control of the entity. As a result, such individuals will have the ability, acting together, to significantly influence the election of our directors and the outcome of corporate actions requiring stockholder approval, such as: (i) a merger or a sale of our company; (ii) a sale of all or substantially all of our assets; and (iii) amendments to our articles of incorporation and bylaws. This concentration of voting power and control could have a significant effect in delaying, deferring or preventing an action that might otherwise be beneficial to our other stockholders and be disadvantageous to our stockholders (including investors in this offering) with interests different from those entities and individuals. Certain of these individuals also have significant control over our business, policies and affairs as officers or directors of our Company. Therefore, you should not invest in reliance on your ability to have any control over our Company.

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Sales of our currently issued and outstanding shares of common stock may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock.

Approximately 7% of the shares of common stock that will be outstanding following this offering are “restricted securities” within the meaning of Rule 144 under the Securities Act. As restricted securities, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that a non-affiliate who has held restricted securities for a period of at least six months may sell their shares of common stock.

Under Rule 144, affiliates who have held restricted securities for a period of at least six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale. A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

Our common stock may become subject to the SEC’s penny stock rules, which may make it difficult for broker-dealers to complete customer transactions and could adversely affect trading activity in our securities.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock may be less than $5.00 per share for some period of time and therefore would be a “penny stock” according to SEC rules, unless we are listed on a national securities exchange. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;
•	receive the purchaser’s prior written agreement to the transaction;
•

provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•

obtain a signed and dated acknowledgement from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If required to comply with these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected.

Raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our technologies or product candidates.

Until the time, if ever, that we can generate substantial product revenues, we plan to finance our cash needs through some combination of equity offerings, debt financings, collaborations, strategic alliances and licensing arrangements. We do not have any committed external source of funds. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our existing stockholders will be diluted, and the terms of these new securities may include liquidation or other preferences that adversely affect the rights of our existing stockholders. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

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We may issue preferred stock in different series with terms that could dilute the voting power or reduce the value of our common stock.

While we already have three classes of preferred stock outstanding, each of which class entitles its holders to significant favorable rights and preferences as compared to the holders of our common stock, we have no specific plan to issue any new preferred stock in different series. However, our amended and restated articles of incorporation, as amended (“Articles of Incorporation”) authorizes us to issue, without the approval of our stockholders, one or more series of preferred stock having such designation, relative powers, preferences (including preferences over our common stock respecting dividends and distributions), voting rights, terms of conversion or redemption, and other relative, participating, optional, or other special rights, if any, of the shares of each such series of preferred stock and any qualifications, limitations, or restrictions thereof, as our Board may determine. The terms of one or more future classes or series of preferred stock could dilute the voting power or reduce the value of our common stock. For example, the repurchase or redemption rights or liquidation preferences we could assign to holders of a specific preferred stock class could affect the residual value of the common stock. We currently have five classes of preferred stock authorized pursuant to our Articles of Incorporation which will dilute the voting power and reduce the value of our common stock, including repurchase or redemption rights and liquidation preferences.

The market valuation of our business may fluctuate due to factors beyond our control and the value of your investment may fluctuate correspondingly, including at a time when you may want to sell your holdings.

The market valuation of smaller reporting companies, such as us, frequently fluctuate due to factors unrelated to the past or present operating performance of such companies. Our market valuation and the trading prices of our common stock may fluctuate significantly in response to a number of factors, many of which are beyond our control, including:

•	changes in securities analysts’ estimates of our financial performance, although there are currently no analysts covering our stock;
•	fluctuations in stock market prices and volumes, particularly among securities of smaller reporting companies;
•	fluctuations in related commodities prices;
•	additions or departures of key personnel;
•	quarterly variations in our results of operations or those of our competitors;
•	delays in end-user deployments of products;
•	announcements by us or our competitors of acquisitions, new products, significant contracts, commercial relationships or capital commitments;
•	intellectual property infringements;
•	our ability to develop and market new and enhanced products on a timely basis;
•	commencement of, or our involvement in, litigation;
•	major changes in our Board or management;
•	changes in governmental regulations;
•	changes in earnings estimates or recommendations by securities analysts;
•	the impact of the COVID-19 pandemic, inflation, increasing interest rates and Russia’s invasion of Ukraine on capital markets;
•	our failure to generate material revenues;
•	our public disclosure of the terms of this financing and any financing which we consummate in the future;
•	any acquisitions we may consummate;
•	short selling activities;
•	changes in market valuations of similar companies;
•	changes in our capital structure, such as future issuances of securities or the incurrence of debt;
•	changes in the prices of commodities associated with our business; and
•	general economic conditions and slow or negative growth of end markets.

Securities class action litigation is often instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs to us and divert our management’s attention and resources.

Moreover, securities markets may from time-to-time experience significant price and volume fluctuations for reasons unrelated to operating performance of particular companies, such as the uncertainty associated with the COVID-19 pandemic. These market fluctuations may adversely affect the price of our common stock and other interests in our Company at a time when you want to sell your interest in us.

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Our common stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of our common stock.

Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market prices of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the market prices of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

We currently do not intend to declare dividends on our common stock in the foreseeable future and, as a result, your returns on your investment may depend solely on the appreciation of our common stock.

We currently do not expect to declare any dividends on our common stock in the foreseeable future. Instead, we anticipate that all of our earnings in the foreseeable future will be used to provide working capital, to support our operations and to finance the growth and development of our business. Any determination to declare or pay dividends in the future will be at the discretion of our Board, subject to applicable laws and dependent upon a number of factors, including our earnings, capital requirements and overall financial conditions. In addition, terms of any future debt or preferred securities may further restrict our ability to pay dividends on our common stock. Accordingly, your only opportunity to achieve a return on your investment in our common stock may be if the market price of our common stock appreciates and you sell your shares at a profit. The market price for our common stock may never exceed, and may fall below, the price that you pay for such common stock. See “Dividend Policy.”

Because we initially became a reporting company under the Exchange Act by means other than a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms.

Because we did not initially become a reporting company by conducting an underwritten initial public offering of our common stock on a national securities exchange, securities analysts of brokerage firms may not provide coverage of our Company. In addition, investment banks may be less likely to agree to underwrite follow-on offerings on our behalf than they might if we initially became a public reporting company by means of an underwritten initial public offering on a national securities exchange, because they may be less familiar with our Company as a result of more limited coverage by analysts and the media, and because we became public at an early stage in our development. The failure to receive research coverage or support in the market for our shares will have an adverse effect on our ability to develop a liquid market for our common stock.

Our common stock may not be eligible for continued quotation on the OTC Pink Market.

Our common stock trades on the OTC Pink Market. If our common stock is not eligible for continued quotation on the OTC Pink Market, or a robust public trading market does not develop, purchasers of the Offered Shares may have difficulty selling or be unable to sell their securities, rendering their shares effectively worthless and resulting in a partial or complete loss of their investment.

The elimination of personal liability against our directors and officers under Nevada law and the existence of indemnification rights held by our directors, officers and employees may result in substantial expenses.

Our Articles of Incorporation and our amended and restated bylaws (“Bylaws”) eliminate the personal liability of our directors and officers to us and our stockholders for damages for breach of fiduciary duty as a director or officer to the extent permissible under Nevada law. Further, our Articles of Incorporation and our Bylaws provide that we are obligated to indemnify each of our directors or officers to the fullest extent authorized by Nevada law and, subject to certain conditions, advance the expenses incurred by any director or officer in defending any action, suit or proceeding prior to its final disposition. Those indemnification obligations could expose us to substantial expenditures to cover the cost of settlement or damage awards against our directors or officers, which we may be unable to afford. Further, those provisions and resulting costs may discourage us or our stockholders from bringing a lawsuit against any of our current or former directors or officers for breaches of their fiduciary duties, even if such actions might otherwise benefit our stockholders.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Provisions in our Articles of Incorporation and By-laws and under Nevada law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our Articles of Incorporation and Bylaws, respectively, may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which our common stockholders might otherwise receive a premium price for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, because our Board is responsible for appointing the members of our management team, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our Board.

General Risk Factors

General political, social and economic conditions can adversely affect our business.

Demand for our products and services depends, to a significant degree, on general political, social and economic conditions in our markets. Worsening economic and market conditions, downside shocks, or a return to recessionary economic conditions could serve to reduce demand for our products and services and adversely affect our operating results. In addition, an economic downturn could impact the valuation and collectability of certain long-term receivables held by us. Additionally, the global economy and financial markets may be adversely affected by geopolitical events, including the current or anticipated impact of military conflict and related sanctions imposed on Russia by the United States and other countries due to Russia’s recent invasion of Ukraine.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Several analysts may cover our stock. If one or more of those analysts downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

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USE OF PROCEEDS

The table below sets forth the estimated proceeds we would derive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares at an assumed per share price of $0.055, which represents the midpoint of the offering price range herein. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares in this offering.

	Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
Offered Shares sold	187,500,000	375,000,000	562,500,000	750,000,000
Gross proceeds	$10,312,500	$20,625,000	$30,937,500	$41,250,000
Offering expenses (1)	(500,000)	(500,000)	(500,000)	(500,000)
Net proceeds	$9,812,500	$20,125,000	$30,437,500	$40,750,000

(1)	Represents legal and accounting fees and expenses and out-of-pocket costs of escrow and clearing agent and does not include placement agent fees (See “Plan of Distribution”).

The table below sets forth the manner in which we intend to apply the net proceeds derived by us in this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares at an assumed public per share offering price of $0.055, which represents the midpoint of the offering price range herein. All amounts set forth below are estimates.

	Use of Proceeds for Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
General corporate purposes	$9,812,500	$10,000,000	$10,000,000	$10,000,000
Acquisitions	-	10,125,000	20,437,500	30,750,000
TOTAL	$9,812,500	$20,125,000	$30,437,500	$40,750,000

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the industry in which we currently or, in the future, expect to operate, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Listing

Our common stock is listed on the OTC Pink Market under the symbol “SING.” On October 25, 2024, the last reported sale price of our common stock was $0.017 per share.

Holders

As of October 3, 2024, there were 13,200,490 shares of common stock issued and outstanding and approximately 200 stockholders of record of our common stock. The number of stockholders of record does not include certain beneficial owners of our common stock whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

Transfer Agent

Our transfer agent is VStock Transfer LLC with offices located at18 Lafayette Place, Woodmere, NY 11598.

DIVIDEND POLICY

We have not declared any cash dividends since inception, and we do not anticipate paying any dividends in the foreseeable future. Instead, we anticipate that all of our earnings will be used to provide working capital, to support our operations, and to finance the growth and development of our business. The payment of dividends is within the discretion of the Board and will depend on our earnings, capital requirements, financial condition, prospects, applicable Nevada law, which provides that dividends are only payable out of surplus or current net profits, and other factors our Board might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

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DILUTION

If you invest in shares of our common stock in this offering, your interest will be diluted to the extent of the difference between the assumed public offering price per share of common stock and the net tangible book value per share of common stock immediately after this offering.

Our net tangible book value is the amount of our total tangible assets less our total liabilities. Our net tangible book value (deficit) as of June 30, 2024 was $(14,564,168) or $(1.10) per share of common stock. Historical net tangible book value is calculated by subtracting total liabilities from total tangible assets, which is total assets less intangible assets.

As adjusted net tangible book value is our net tangible book value after taking into account the sale by us in this offering of 750,000,000 shares of common stock at an assumed public offering price of $0.055 per share (which represents the midpoint of the offering price range herein), after deducting estimated offering expenses. Our as adjusted net tangible book value (deficit) as of June 30, 2024 would have been approximately $26,186,000, or approximately $0.035 per share. This amount represents an immediate increase in as adjusted net tangible book value of approximately $1.13 per share to our existing stockholders, and an immediate dilution of approximately $0.025 per share to new investors participating in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors.

The following table illustrates this per share dilution:

Assumed public offering price		$0.055
Historical net tangible book value (deficit) per share as of June 30, 2024	$(1.10)
Increase in net tangible book value per share after this offering	$1.13
As adjusted net tangible book value per share after this offering		$0.03
Dilution in net tangible book value per share to investors in this offering		$(0.025)

The number of shares of our common stock outstanding:

•	excludes 614,809 shares of common stock issuable upon the exercise of outstanding warrants at a weighted exercise price of $0.013 per share; and
•	assumes no conversion of shares of our outstanding convertible preferred stock.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

You should read the following discussion together with our condensed consolidated financial statements and the related notes included elsewhere in this document. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the section titled “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements included in our latest annual report on Form 10-K/A for the year ended December 31, 2023, and our other reports on file with the SEC.

Singlepoint is a diversified holding company principally engaged through its subsidiaries on providing energy solutions and energy centric applications. Our primary focus is on ensuring energy security by providing an integrated energy solution for our customers. We conduct our solar operations primarily through our subsidiary, Boston Solar, in which we hold a 100% equity interest. We conduct our air purification operations through Box Pure Air, in which we hold a 100% equity interest. We also have ownership interests outside of our primary solar and air purification businesses. We consider these subsidiaries to be non-core and not significant businesses.

Results of Operations

Comparison of the Three Months Ended June 30, 2024 with the Three Months Ended June 30, 2023

Revenue. For the three months ended June 30, 2024, we generated revenue of $5.4 million as compared to $8.1 million for the three months ended June 30, 2023. The decrease in revenue was due primarily to lower revenues at Boston Solar and lower sales of our air purification systems.

Cost of Revenue. For the three months ended June 30, 2024, cost of revenue decreased to $4.1 million from $5.4 million for the three months ended June 30, 2023. The decrease was due primarily to lower revenues at Boston Solar and lower sales of our air purification systems with corresponding decreases in cost of revenue.

Gross Profit. As a result of the foregoing, our gross profit was $1.4 million for the three months ended June 30, 2024, compared with $2.7 million for the three months ended June 30, 2023. The decrease was due primarily to the completion of lower margin projects, lower revenues at Boston Solar and lower sales of our air purification systems.

Selling, General and Administrative Expenses (“SG&A”). Our SG&A expenses increased to $6.0 million for the three months ended June 30, 2024, from $3.2 million for the three months ended June 30, 2023. The increase was due primarily to approximately $1.5 million of expense related to stock issued for services during the three months ended June 30, 2024 and increases in consulting and professional fees.

Other Income (Expense). For the three months ended June 30, 2024, other expense was ($5.3 million), compared to other expense of ($0.8 million) for the three months ended June 30, 2023. The change was primarily due to settlement of liabilities, changes in fair value of derivative liability securities, financing costs, and amortization of debt discounts, partially offset by decreases in interest expenses.

Net Income (Loss). The Company’s net loss attributable to Singlepoint Inc Stockholders was ($9.9 million) compared to net loss of ($1.3 million) for the three months ended June 30, 2024, and 2023 respectively. The increase in net loss was primarily due to the increases in other expenses, compounded by the increases in SG&A expenses and lower margins.

Comparison of the Six Months Ended June 30, 2024 with the Six Months Ended June 30, 2023

Revenue. For the six months ended June 30, 2024, we generated revenue of $9.6 million as compared to $13.9 million for the six months ended June 30, 2023. The decrease in revenue was due primarily to lower revenues at Boston Solar and lower sales of our air purification systems.

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Cost of Revenue. For the six months ended June 30, 2024, cost of revenue decreased to $6.3 million from $9.5 million for the six months ended June 30, 2023. The decrease was due primarily to lower revenues at Boston Solar and lower sales of our air purification systems with corresponding decreases in cost of revenue.

Gross Profit. As a result of the foregoing, our gross profit was $3.2 million for the six months ended June 30, 2024, compared with $4.4 million for the six months ended June 30, 2023. The decrease was due primarily to the completion of lower margin projects, lower revenues at Boston Solar and lower sales of our air purification systems.

Selling, General and Administrative Expenses (“SG&A”). Our SG&A expenses decreased to $10.2 million for the six months ended June 30, 2024, from $13.2 million for the six months ended June 30, 2023. The decrease was due to $6.5 million in preferred stock issued for services in the prior year offset by approximately $2.0 million of expense related to stock issued for services during the six months ended June 30, 2024, and increases in consulting and professional fees.

Other Income (Expense). For the six months ended June 30, 2024, other expense was ($5.8 million), compared to other expense of ($1.4 million) for the six months ended June 30, 2023. The change was primarily due to settlement of liabilities, changes in fair value of derivative liability securities, financing costs, and amortization of debt discounts, partially offset by decreases in interest expenses.

Net Income (Loss). The Company’s net loss attributable to Singlepoint Inc Stockholders was ($12.7 million) compared to net loss of ($10.0 million) for the six months ended June 30, 2024, and 2023 respectively. The increase in net loss was primarily due to the increases in other expenses, compounded by the comparative increases in SG&A expenses and lower margins.

Comparison of the Year Ended December 31, 2023 with the Year Ended December 31, 2022

We acquired Boston Solar on April 21, 2022, and accordingly, our results of operations for a portion of the year ended December 31, 2022, do not include the operations of Boston Solar.

Revenue. For the years ended December 31, 2023, and 2022, we generated revenue of $26,319,863 and $21,786,149, respectively. The increase was due primarily to the inclusion of Boston Solar revenues for a full year, partially offset by decreased sales of our air purification systems.

Cost of Revenue. For the years ended December 31, 2023, and 2022, cost of revenue was $19,147,087 and $15,461,282, respectively. The increase was due primarily to the inclusion of Boston Solar costs for a full year, partially offset by decreased cost of sales of our air purification systems.

Gross Profit. As a result of the foregoing, our gross profit was $7,172,776 for the year ended December 31, 2023, compared with $6,324,867, for the year ended December 31, 2022. The increase was due primarily to the inclusion of Boston Solar revenues for a full year, partially offset by decreased sales of our air purification systems.

Operating Expenses. For the years ended December 31, 2023, and 2022, total operating expenses were $23,259,353 and $13,109,333, respectively. The increase was primarily due to the inclusion of Boston Solar operations for a full year, an increase in professional and legal fees, and an increase in consulting and investor relation expense.

Other Expense, net. For the years ended December 31, 2023, and 2022, other expense was $2,680,086 and $2,418,067, respectively. The increase was due primarily to increases in interest expense, loss on conversion of preferred stock to common and financing costs, all of which was partially offset by decreases in amortization of debt discounts, impairment of goodwill and an increase in gains on settlement of debt and change in fair value of derivative liability securities.

Net Loss. For the years ended December 31, 2023, and 2022, net loss was $18,766,663 and $9,202,533, respectively. The increase in net loss is primarily a result of higher operating and other expenses partially offset by higher gross profit.

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Liquidity and Capital Resources

As of June 30, 2024, we had cash and cash equivalents of approximately $0.25 million. To continue operations for the next 12 months we will have a cash need of approximately $4.0 million. We anticipate funding our operations for the next 12 months using available cash, cash flow generated from our operations and proceeds from an offering. The Company plans to pay off current liabilities through sales and increasing revenue through sales of Company services and or products, or through financing activities as mentioned above, although there is no guarantee that the Company will ultimately do so. Should we not be able to fulfill our cash needs through the increase of revenue we will need to raise money through the sale of additional shares of common stock, convertible notes, debt or similar instrument(s). Our net losses and need for additional funding raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s principal sources of liquidity have been cash provided by operating activities, as well capital raised from the sale of securities. The Company’s operating results for future periods are subject to numerous uncertainties and it is uncertain if the Company will be able to become profitable and continue growth for the foreseeable future. If management is not able to increase revenue and/or manage operating expenses, the Company may not be able to maintain profitability. The Company’s ability to continue in existence is dependent on the Company’s ability to achieve profitable operations.

Operating Activities

Cash used in operating activities - Net cash used in operating activities was ($2.3 million) for the six months ended June 30, 2024, primarily as a result of our net loss attributable to SinglePoint Inc stockholders of ($12.7 million), partially offset by a net positive change in operating assets and liabilities. Net cash used in operating activities was ($0.6 million) for the six months ended June 30, 2023, primarily as a result of our net loss attributable to SinglePoint Inc stockholders, partially offset by preferred stock issued for services in the amount of $6.5 million and net positive changes in operating assets and liabilities.

Investing Activities

Cash flow used in investing activities - During the six months ended June 30, 2024 and 2023, the Company used ($0.0 million) and ($0.1 million) for investing activities.

Financing Activities

Cash flow from financing activities - During the six months ended June, 2024, our financing activities provided cash of $1.8 million primarily from proceeds of sale of common stock and debt. During the six months ended June 30, 2023, our financing activities provided cash of $0.6 million primarily from proceeds from the issuance of debt and common and preferred stock.

Off Balance Sheet Arrangements

We do not have any significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Recent Accounting Pronouncements

During the period ended June 30, 2024, there were no accounting standards and interpretations issued which are expected to have a material impact on the Company’s financial position, operations or cash flows.

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BUSINESS

The Company is a diversified holding company principally engaged through its subsidiaries in providing renewable energy solutions and energy-efficient applications to drive better health and living. Our primary focus is sustainability by providing an integrated solar energy solution for our customers and clean environment solutions through our air purification business. We conduct our solar operations through our subsidiary, The Boston Solar Company LLC (“Boston Solar”), in which we hold a 100% equity interest.

We conduct our air purification operations through Box Pure Air, LLC (“Box Pure Air”), in which we hold a 100% equity interest.

We also have ownership interests outside of our primary solar and air purification businesses. We consider these subsidiaries to be noncore businesses of ours. These noncore businesses are:

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Discount Indoor Garden Supply, Inc. (“DIGS”), in which we hold a 90% equity interest and which provides products and services within the agricultural industry designed to improve yields and efficiencies;

•	EnergyWyze LLC (“EnergyWyze”), a wholly owned subsidiary and which is a digital and direct marketing firm focused on customer lead generation in the solar energy industry;

•	ShieldSaver, LLC (“ShieldSaver”), in which we hold a 51% equity interest and which focuses on efficiently tracking records of vehicle repairs; and

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Singlepoint Direct Solar, LLC (“Direct Solar America”), in which we hold a 51% equity interest and which works with homeowners and small commercial business to provide solar, battery backup and electric vehicle (“EV”) chargers at their location(s).

We built and plan to continue to build our portfolio through organic growth, synergistic acquisitions, products, and partnerships. We generally acquire majority and/or control stakes in innovative and promising businesses that are expected to appreciate in value over time. We are particularly focused on businesses where our engagement will be potentially significant for that entity’s growth prospects. We strive to create long-term value for our stockholders by helping our subsidiary companies to increase their market penetration, grow revenue and improve operating margins and cash flow. Our emphasis is on building businesses in industries where our management team has in-depth knowledge and experience, or where our management can provide value by advising on new markets and expansion.

Our Core Businesses

Solar Operations

Boston Solar. Boston Solar is dedicated to providing superior products, exceptional customer service, and high-quality workmanship in residential, commercial and industrial installations. Boston Solar has installed more than 5,000 residential and commercial solar systems powering thousands of homes and businesses in New England (predominantly in Massachusetts) since its founding in 2011. It has been honored with the 2020 Guildmaster Award from GuildQuality for demonstrating exceptional customer service within the residential construction industry. For five consecutive years, Boston Solar has been recognized as a Top Solar Contractor by Solar Power World magazine. Boston Solar has also made Boston Business Journal’s “Largest Clean Energy Companies in Massachusetts” List. Boston Solar is a member of Solar Energy Business Association of New England (SEBANE). We acquired 80.1% of Boston Solar on April 21, 2022. On January 1, 2024, the Company entered into an agreement with the owner of 19.9% of Boston Solar (“Minority Owner”) pursuant to which the Company agreed to purchase the 19.9% of Boston Solar from the Minority Owner in exchange for: (i) a six (6) month convertible note in the amount $275,000; and (ii) a twelve (12) month convertible note in the amount $275,000. Additionally, the Company agreed to convert the Seller Note Payable in Shares (which is owned by the Minority Owner) into common shares of the Company as a price of $3.50 per share which would result in approximately 504,006 common shares. As a result of the transaction, the Company owns 100% of Boston Solar. Boston Solar is headquartered in Massachusetts. The Company is continually analyzing strategies for Boston Solar to optimize growth, synergies and operational efficiencies within the region serviced by Boston Solar.

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Air Purification Operations

Box Pure Air. Box Pure Air. Box Pure Air is a distributor of industrial grade high-efficiency air purification products designed and manufactured for schools and commercial buildings. The company is pursuing additional products to leverage its sales network that are designed to increase safety and security in these locations. Box Pure Air strives to help businesses and consumers create a safe and healthy environment. The products we sell are engineered and designed to exceed the national standards of indoor air quality by following CDC requirements for air ventilation utilizing HEPA certified filters and incorporating proven antimicrobial technologies. Box Pure Air primarily sells and distributes AirBox Air Purifier product line (“Airbox”), an industrial and commercial grade suite of products developed by clean-room technologists that are primarily hand-built in the United States. The Airbox line products combine high-proficiency air filtration with clean-lined, modern design and style. The Airbox purifier delivers commercial grade clean air technology to keep employees, customers and clients safe and healthy in high-traffic locations by improving and enhancing indoor air quality. Box Pure Air has exclusive distribution rights for Airbox in the following areas: Raleigh, North Carolina (and its surrounding areas), Saint Augustine, Florida and the southern region of Florida, as well as the entirety of the states of Arizona, Washington and Oregon. Box Pure Air is permitted to distribute Airbox in Texas and California. We acquired 51% of the outstanding interests in Box Pure Air in February 2021. On October 2, 2023, the Company entered into an agreement with Cash Cow Holdings, LLC (“Cash Cow”), Box Pure Air, Ryan Cowell (“Cowell”) and Ballistic Product America, LLC (“Ballistic”), where Cash Cow transferred the outstanding membership interest that it owned in Box Pure Air to Singlepoint. Singlepoint now owns 100% of the membership interest in Box Pure Air. Box Pure Air agreed to assign certain intellectual property and contracts to Ballistic as consideration for its membership interests in Box Pure Air. As of the date of the agreement, Singlepoint was issued 9% of the outstanding membership interest in Ballistic that is primarily collateralized against a $2.5 million periodic royalty payment paid quarterly and due on the 15th business day following the end of each quarter.

Our Market Opportunity

In each of our businesses, we focus on solid, growing markets and capitalize on positive demographic and market trends. In our solar energy business, we intend to develop a vertically integrated solar energy business with nationwide geographical coverage. We believe these initiatives have the opportunity to increase market share, diversify geographical revenue streams, incorporate best practices across our portfolio, and provide increased cost savings by providing both purchasing power and lower general administrative cost across our solar energy operating businesses.

Our clean environment business was implemented in response to demand due to COVID-19 and effects of global pollution, to provide mobile air purification technology in closed environments that are unable to implement such technology on an attractive cost basis. We are being increasingly called upon to provide services to help prevent the spreading of airborne diseases and toxins, thereby improving the environmental quality, health and wellness of our end users who include students, first responders, professionals returning to offices and others.

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Our Growth Strategy and Competitive Advantages

Our goal is to develop or acquire ownership interests in companies that possess high-growth potential, and to provide those companies with management services that will help them grow. We believe that we can build a brand that is synonymous with integrity, strong corporate governance and transparency with an emphasis on social responsibility. Key elements of our growth strategy and competitive advantages include:

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Accretive acquisitions and strategic relationships at each level of our company. We intend to continue to pursue acquisitions that consolidate market share, expand our geographical footprint and further our position as a participant in each of our principal businesses. We seek to identify and partner with companies with complementary technology and where our existing business extension opportunities could be commercially beneficial to them.

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Diverse and competitive positioning of our companies. Our principal businesses operate in highly competitive but diverse markets which we believe balances the risk profile of our company. We believe the diverse and competitive positioning in these markets of our companies serves as a competitive strength.

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Central management support for all companies. Our “hands-on” management team provides centralized management oversight across our principal businesses. We believe we can improve the margins by controlling costs at our businesses as we centralize business practices in functional areas including financing, accounting, human resources, back-office administration, information technology and risk management. These margin improvements can be accomplished through leveraging our centralized capital and management capabilities to allow our businesses to better focus their efforts on revenue generation and product enhancement. In addition, we seek to increase revenue for each of our majority-owned and/or wholly-owned operating subsidiaries by cross-selling the complementary technical services and distribution network of each company.

Intellectual Property

Third parties may infringe or misappropriate our proprietary rights. Competitors may also independently develop technologies that are substantially equivalent or superior to the technologies we employ in our products and services. However, we maintain no material registered intellectual property assets.

Competition

The markets for our products are intensely competitive, continually evolving and subject to changing technologies. Many of our competitors are substantially larger than us and have significantly greater name recognition, sales and marketing, financial, technical, customer support and other resources. These competitors may be able to respond more rapidly to new or emerging technologies and changes in customer requirements or to devote greater resources to the development, promotion and sale of their products.

These competitors may enter our existing or future markets with products that may be less expensive, that may provide higher performance or additional features or that may be introduced more quickly than our products.

We believe that we compete favorably with our competitors on the basis of these factors. However, if we are not able to compete successfully against our current and future competitors, it will be difficult to acquire and retain customers, and we may experience revenue declines, reduced operating margins, loss of market share and diminished value in our services.

Marketing and Sales

Our marketing efforts (conducted by us both with our own employees and through outside consultants) currently focus on increasing demand for our solutions utilizing targeted email campaigns, search engine optimization and search engine marketing advertising. In addition, we generate awareness by participating in industry tradeshows, issuing press releases and articulating our messaging through our website. We conduct our marketing activities domestically to promote our products independently and in cooperation with our strategic partners. Our product information is available on our website, which contains overview presentations.

We market and distribute our products through a partnership network of companies, and we use a broad distribution channel to bring our products and solutions to our customers.

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We have sales and support staff in various locations throughout the United States. Our inside sales group answers incoming leads from potential customers and refers these new leads to one of our partners. A new lead is a potential customer, client or user of one or more of the products and services Singlepoint either directly offers or refers to a partner. A partner is either one of our subsidiaries or one of the companies that we do business with.

Since the acquisition of Boston Solar, the Company’s solar sales strategy now includes an internal sales staff. Boston Solar employs approximately 85 individuals. Approximately 15 of these individuals are responsible for fielding inbound and outbound sales efforts and generating new potential customers through various marketing methods. Upon engaging with a potential solar client, our sales staff is able to create a solar proposal for the interested party. Once create the potential client will go through a series of presentations which leads to the purchasing decision. Once permitting is complete, Boston Solar proceeds to install the proposed solution for the client. Boston Solar mainly generates new clients through their presence in the community and the long history of respected business practices.

In the air purification market, there are currently three federal funding programs that provide federal capital allocation to schools PreK-12. In these federal funds, approximately $121 billion must be used for air purification and ventilation improvement in schools throughout the US. Our air purification business is predominately focused on acquiring customers in the public and private school markets. We generate new business through digital marketing campaigns and working to establish relationships with decision makers in each market.

Employees

Currently Singlepoint and its subsidiaries employ a total of approximately 63 individuals, all of whom are full-time employees. These individuals consist of management, developers, sales and support staff. Some of these individuals are employed through outside sourcing, working with us to hire qualified candidates. We believe our relations with our employees is satisfactory.

Properties

We do not currently own any property or real estate of any kind.

Legal Proceedings

The Company is not party to any material legal proceedings, other than ordinary routine litigation incidental to the business, as of the date of this Offering Circular.

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MANAGEMENT

Directors and Executive Officers

Our business and affairs are managed under the direction of our Board and committees of the Board. Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve until serve at the pleasure of the Board, subject to all rights, if any, of such officer under any contract of employment. The following table presents information regarding our executive officers and directors as of the date of this Offering Circular(1):

Name	Age	Position
William Ralston	35	Chairman of the Board and Chief Executive Officer
Corey Lambrecht	55	President, Chief Financial Officer and Director
Eric Lofdahl	61	Independent Director
Tony Thomas	56	Independent Director
Jim Rulfs	70	Independent Director

_____________

(1) All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

There are no agreements with respect to electing directors. Except as set forth below, none of the directors held any directorships during the past five years in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such act, or of any company registered as an investment company under the Investment Company Act of 1940.

Executive Officers

William (“Wil”) Ralston

Wil Ralston became Chairman of the Board and Chief Executive Officer of the Company on May 19, 2021. Prior to his appointment as Chief Executive Officer, Mr. Ralston served as the President of the Company beginning in August 2017. Additionally, Mr. Ralston previously served as a vice president of sales for the Company from 2013 to 2015. From 2015 to 2017 Mr. Ralston was a market developer for Porch.com (“Porch”) where he was responsible for opening and developing new markets for Porch which included onboarding new clients and integrating Porch services into physical locations through partnership in the community and driving awareness initiatives. Mr. Ralston graduated cum laude from the WP Carey School of Business at Arizona State University with a degree in Global Agribusiness. We believe that Mr. Ralston is qualified to serve as a member of our Board because of his leadership experience, familiarity with the Company and experience in operations of the company.

Corey Lambrecht

Corey Lambrecht has served as the President of the Company since November 24, 2021 and has been the Chief Financial Officer of the Company since January 17, 2020. In addition to his executive roles, Mr. Lambrecht was appointed as a director of the Company on May 19, 2021. Prior to joining the Company, Mr. Lambrecht served as a public company executive for over 20 years, cultivating broad experience in strategic acquisitions, corporate turnarounds, new business development, pioneering consumer products, corporate licensing and interactive technology services. He has held various executive roles at a number of public companies with responsibilities including day ¬to ¬day business operations, management, raising capital, board communication and investor relations. He is a Certified Director from the UCLA Anderson Graduate School of Management Accredited Directors Program. Mr. Lambrecht has served as a director of CUI Global, Inc., now Orbital Infrastructure Group, Inc. (NASDAQ: OIG), since 2007; throughout this time, he has served multiple terms on the audit committee and currently serves as the compensation committee chairman and the chairman of the investment committee for that company’s board of directors. Mr. Lambrecht is a current director of American Rebel Holdings, Inc. (NASDAQ: AREB) where he is a member of the audit committee and the chairman of the compensation committee. From July 2016 through December 2019, Mr. Lambrecht also served on the Board of ORHub, Inc. (OTC: ORHB). He previously served as a Board Member for Lifestyle Wireless, Inc., which, in 2012, merged into the Company. In December 2011, Mr. Lambrecht joined the board of directors of Guardian 8 Holdings, a leading non¬-lethal security product company, serving as a member of the board until early 2016. Mr. Lambrecht served as the President and Chief Operating Officer at Earth911 Inc., a subsidiary of Infinity Resources Holdings Company (OTC: IRHC) from January 2010 to July 2013. We believe Mr. Lambrecht is qualified to serve as a member of our board of directors because of the perspective, extensive public company and management experience he brings as the President and Chief Financial Officer of the Company.

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Non-Employee Directors

Eric Lofdahl

Eric Lofdahl joined the Company in 2013 and has exclusively served on our Board as a non-executive director since 2018. He previously served as the Company’s advisory Chief Technology Officer (“CTO”), with no day-to-day responsibilities in a non-compensated capacity beginning in 2019. He has over 30 years of experience in the technology sector, including positions in software development, program management, complex system integration, and engineering process definition. Mr. Lofdahl began his career at the Boeing Company, where he led a team that successfully developed advanced wireless and satellite data products based on commercial technology for the U.S. Air Force. Mr. Lofdahl is the owner of the Lofdahl Group, a technology consulting company, and Text2Bid, a mobile auction platform. Mr. Lofdahl holds a Bachelor of Science degree in electrical engineering from Iowa State University.

James (“Jim”) Rulfs

Jim Rulfs has served on our board since July 2022. A serial entrepreneur, Jim Rulfs has spent the majority of his career specializing in mergers and acquisitions and has over 40 years of experience as a managing principal across different industries. Mr. Rulfs currently serves as the managing member of CBC Partners Holdings, LLC, a privately funded lender that provides debt financing loans to high-growth commercial and industrial companies. CBC Partners Holdings, LLC has a strategic partnership with CBC Capital Partners, a commercial loan company with 10 years of experience in corporate finance. Mr. Rulfs also founded Liberty Pacific Capital LLC, a venture capital firm specializing in emerging technology companies, which later became FocusPoint Private Capital Group, and is a principal of Seattle Venture Group. Mr. Rulfs holds a Series 82 securities license and a Bachelor of Science from Ohio University.

Tony Thomas

Tony Thomas will join our board concurrently with the effective date of the offering statement of which this Offering Circular forms a part. He is the President of Point Hill Capital, a strategic advisory Firm, founding Managing Director of SCI Ventures, a family office investing primarily in media, communications and technology companies and a General Partner of Syncom Venture Management, a manger of institutional venture capital funds. At Point Hill, Mr. Thomas leads consulting engagements for privately held companies across numerous sectors including health care, cybersecurity, communications, technology and energy. These engagements routinely involve leading capital raising efforts, M&A activities, deal structuring, due diligence and post transaction strategy execution. As a venture capital investor at SCI Ventures and Syncom Venture Management Mr. Thomas has been a senior member of the management team of a venture capital firm primarily focused on investing in minority entrepreneurs and companies whose products and services super-serve underserved communities. His primary responsibilities include sourcing investment opportunities, representing the firms on the Boards of Directors of portfolio companies, providing hands-on portfolio management services from advising on corporate strategy to fund raising to acting in the capacity of an interim CEO/COO/CFO as needed. Mr. Thomas received his B.B.A in Accounting from Loma Linda University and his M.B.A. in Finance and International Business from Pennsylvania State University.

Family Relationships

There are no family relationships between or among any of our current directors or executive officers.

Board Composition and Risk Oversight

As of the date of this Offering Circular, our Board is currently composed of five members. We have entered into independent director agreements with Jim Rulfs. Tony Thomas, and Eric Lofdahl, pursuant to which they have been appointed to serve as independent directors. As a result of these appointments, three of our directors are independent. Our articles of incorporation and bylaws provide that the number of our directors shall be fixed from time to time by resolution of our Board.

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Our Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks, cybersecurity risks, reputational risks, strategic risks and operational risks. Our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our audit committee is responsible for overseeing the management of our risks relating to accounting matters and financial reporting. Our nominating and corporate governance committee is responsible for overseeing the management of our risks associated with the independence of our Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our Board is regularly informed through discussions from committee members about such risks. Our Board believes its administration of its risk oversight function has not affected our Board’s leadership structure.

Director Independence

Our Board has determined that Eric Lofdahl, Tony Thomas, and Jim Rulfs are independent directors. In making this determination, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure

Mr. Ralston, our Chief Executive Officer, is also the Chairman of our Board. Our Board determined that, at the present time, having our Chief Executive Officer also serve as the Chairman of our Board provides us with optimally effective leadership and is in our best interests and those of our stockholders. Our Board believes that Mr. Ralston’s history with the Company and extensive understanding of our business, operations and strategy make him well qualified to serve as Chairman of our Board.

We expect to implement Corporate Governance Guidelines that will provide our Board with flexibility to select the appropriate leadership structure at a particular time based on what our Board determines to be in the best interests of the Company. These Company’s Corporate Governance Guidelines are expected to provide that our Board has no established policy with respect to combining or separating the officers of chairman of the Board and principal executive officer.

Committees of our Board

Our Board has established four standing committees: an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating committee (the “Nominating Committee”). Following the closing of this offering, each committee’s charter will be posted on the investor relations section of our website. Members serve on these committees until their resignation or until as otherwise determined by our Board. Our Board may establish other committees as it deems necessary or appropriate from time to time. The composition and responsibilities of each of the committees of our Board is described below.

Audit Committee

Our Audit Committee consists of Eric Lofdahl, Jim Rulfs and Tony Thomas, each of whom, our Board determined, satisfies applicable SEC rules. Eric Lofdahl serves as the Audit Committee Chairman; our Board determined that Eric Lofdahl is an “audit committee financial expert” as defined in applicable SEC regulations. Each member of the Audit Committee is independent and can read and understand fundamental financial statements in accordance with applicable requirements.

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The primary purpose of the Audit Committee is to discharge the responsibilities of our Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial system audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee’s duties, which are set forth in our Audit Committee Charter, include, but are not limited to:

•	helping our Board oversee our corporate accounting and financial reporting processes;
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reviewing and discussing with management all press releases regarding our financial results and any other information provided to securities analysts and ratings agencies, including any non-GAAP financial information;

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reviewing and discussing with management and the independent auditor the annual and quarterly audited financial statements, and recommending to the Board whether the audited financial statements should be included in our annual and quarterly disclosure reports;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management major financial risk exposures and the manner in which such risks are being monitored and controlled;
•	monitoring the independence of the independent auditor;
•	assuring the regular rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	reviewing and approving all related-party transactions;
•	periodically reviewing with management our compliance with applicable laws and regulations as well as corporate compliance policies or codes of conduct;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
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determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

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establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•	reviewing with the independent auditor and senior internal auditing executive the adequacy of our internal controls, and any significant findings and recommendations with respect to such controls.

Our Audit Committee operates under a written charter.

Compensation Committee

Our Compensation Committee consists of Jim Rulfs and Eric Lofdahl, each of whom is independent and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The chair of the Compensation Committee is Jim Rulfs. The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. The Compensation Committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

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reviewing, approving and determining, or making recommendations to our Board if the Committee deems it appropriate, regarding the compensation of our executive officers as well as our overall compensation, philosophy, policies and plans, including reviewing both regional and industry compensation practices and trends;

•	reviewing and approving corporate and personal performance goals and objectives related to the compensation of the Company’s Chief Executive Officer;
•	evaluating, at least annually, the performance of the Chief Executive Officer and other executive officers of the Company in light of the goals and objectives of our executive compensation plans;
•	performing such duties and responsibilities assigned to the Compensation Committee or our Board under the terms of any compensation or other employee benefit plan;
•

reviewing, adopting, amending, terminating or making recommendations to our Board regarding incentive compensation and equity compensation plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management;

•	establishing and reviewing general policies relating to compensation and benefits of our employees;
•

reviewing and discussing with management the disclosures regarding executive compensation to be included in our public filings or stockholder reports, including the Compensation Committee Report included in our annual report; and

•	reviewing and recommending to our Board the compensation paid to our directors

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Our Compensation Committee operates under a written charter. The charter of the Compensation Committee charter permits the committee to retain or receive advice from a compensation consultant and outlines certain requirements to ensure the consultants’ independence or certain circumstances under which the consultant need not be independent. However, as of the date hereof, the Company has not retained such a consultant.

Nominating Committee

Our Nominating Committee consists of Eric Lofdahl, Jim Rulfs and Tony Thomas, each of whom, our Board determined, is independent. The chair of our Nominating Committee is Eric Lofdahl. The Nominating Committee’s duties, which are specified in its charter, include, but are not limited to:

•	evaluating the current composition, organization and governance of our board and its committees, determining future requirements of our board and making recommendations to our board for approval;
•	identifying, evaluating and recommending for selection by our board, candidates to fill new positions or vacancies on our board;
•	evaluating director performance on our Board and applicable committees of our Board and determining whether continued service on our Board is appropriate;
•	evaluating nominations by stockholders of candidates for election to our Board;
•	evaluating the independence of directors and director nominees against the applicable independence requirements;
•

developing, recommending for approval by our Board and reviewing on an ongoing basis the adequacy of the corporate governance principles applicable to us, including, but not limited to, director qualification standards, director responsibilities, committee responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession and annual performance evaluation;

•	reviewing and making recommendations regarding the committee structure and composition;
•	annually reviewing and recommending to our Board changes to our bylaws as needed;
•

developing and recommending to the board a set of corporate governance principles satisfying the standards established under the applicable laws and regulations and annually reviewing such principles and practices and recommending changes where appropriate;

•	overseeing succession planning for executive officers; and
•

considering questions of possible conflicts of interest of members of the board, reviewing actual or potential conflicts of interest or related party transactions, and making determinations on any actual or potential conflicts of interest as needed.

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Meetings of the Board

During its fiscal year ended December 31, 2023, the Board met six times and acted by written consent on numerous occasions.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics (the “Code of Ethics”). The Code of Ethics is intended to document the principles of conduct and ethics to be followed by all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. Its purpose is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest. Following the closing of this offering, the full text of the Code of Ethics will be posted on the investor relations section of our website. We intend to disclosure future amendments to certain provisions of the Code of Ethics, or waivers of these provisions, on our website or in filings under the Exchange Act.

Indemnification and Limitation on Liability of Directors

Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted by Nevada law. Nothing contained in the provisions will be construed to deprive any director of his right to all defenses ordinarily available to the director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to our Chief Executive Officer, Chief Financial Officer and those executive officers that earned in excess of $120,000 during the last two fiscal years ended December 31, 2023 and 2022 (collectively, the “Named Executive Officers”):

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Total ($)
William Ralston,	2023	$312,901	$-	$312,901
Chief Executive Officer, Chairman of the Board	2022	$371,512	$-	$371,512
Corey Lambrecht,	2023	$262,297	$-	$262,297
President, Chief Financial Officer, and Director	2022	$290,483	$-	$290,483

Employment Agreements

Except for the following agreements, the Company does not have any written agreements with any of its executive officers. The following discussion is a summary of the material terms of the employment agreements and is subject to the full copy of the respective employment agreement (all capitalized terms not otherwise defined herein are defined in the respective employment agreement):

In November 2021, the Company entered into an Amendment to Employment Agreement with our CEO, Wil Ralston (the “Ralston Amendment”). The Ralston Amendment includes the following: (i) that the term of the original employment agreement is extended to May 30, 2024 (automatically be extended for additional three-year periods unless either party has provided written termination at least 90 days prior to the expiration of such Term), (ii) Base Salary equal to $280,000 per year, with a minimum automatic Cost of Living increase of 3.0% per year, beginning on January 1, 2022, (iii) one-time cash retention bonus of $50,833.33, and (iv) waiver by Mr. Ralston of any unpaid allowances (estimated $61,500) afforded to Mr. Ralston through October 31, 2021.

In November 2021, the Company entered into an Amendment to Employment Agreement with Corey Lambrecht (the “Lambrecht Amendment”). The Lambrecht Amendment includes the following: (i) that the term of the original employment agreement is extended to November 23, 2023 (automatically be extended for additional three-year periods unless either party has provided written termination at least 90 days prior to the expiration of such Term), (ii) Base Salary equal to $225,000 per year, with a minimum automatic Cost of Living increase of 3.0% per year, beginning on January 1, 2022, (iii) one-time cash retention bonus equal to 20% of the Base Salary, and (iv) waiver by Mr. Lambrecht of any unpaid compensation owed by the Company through October 31, 2021. On January 17, 2020, the Company entered into an employment agreement with Corey Lambrecht to serve as the Chief Financial Officer. The term is for a period of one year; salary is $80,000 per year; if employment is terminated as a result of his death or Disability, the Company shall pay the Base Salary and any accrued but unpaid Bonus and expense reimbursement amounts through the date of his Death or Disability and a lump sum payment equal to $40,000 (at the time his Death or Disability occurs) within 30 days of his Death or Disability; If employment is terminated by the Board for Cause, then the Company shall pay the Base Salary and Bonus earned through the date of his termination; If employment is terminated by the upon the occurrence of a Change of Control or within six (6) months thereafter, the Company (or its successor, as applicable) shall (i) continue to pay to the Base Salary for a period of six (6) months following such termination, (ii) pay any accrued and any earned but unpaid Bonus, (iii) pay the Bonus he would have earned had he remained with the Company for six (6) months from the date which such termination occurs, and (iv) pay expense reimbursement amounts through the date of termination.

Overview of Compensation Program

In December 2023, we formalized the establishment of the Compensation Committee of the Board of Directors. The Compensation Committee has responsibility for establishing, implementing, and continually monitoring adherence with the Company’s compensation philosophy. The Compensation Committee ensures that the total compensation paid to the executives is fair, reasonable, and competitive.

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Compensation Philosophy and Objectives

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company and that aligns executives’ interests with those of the stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value.

Role of Executive Officers in Compensation Decisions

The Compensation Committee in consultation with management makes all compensation decisions for, and approves recommendations regarding equity awards to, the executive officers and directors of the Company.

Stock Option Plan and other Employee Benefits Plans

The following table provides information as of December 31, 2023, regarding shares of common stock that may be issued under the Plan, which was created in 2019 and approved by the holders of a majority of the outstanding shares of common stock. Information is included for both equity compensation plans approved by the Company’s stockholders and not approved by the Company’s stockholders.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	-	-	33
Equity compensation plans not approved by security holders	-	-	-
Total:	-	-	33

(1) Consists of the Plan.

Summary Description

The following description is intended to be a summary of the material provisions of the Plan. It does not purport to be a complete description of all the provisions of the Plan and is qualified in its entirety by reference to the complete text of the Plan. Capitalized terms used in the following summary and not otherwise defined in this Offering Circular have the meanings set forth in the Plan.

Purpose and Eligible Participants. The purpose of the Plan is to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons. The Administrator may grant awards under the Plan only to those persons that the Administrator determines to be Eligible Persons An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Company or one of its Subsidiaries; (b) a director of the Company or one of its Subsidiaries; or (c) an individual consultant who renders bona fide services (other than services in connection with the offering or sale of securities of the Company or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Company or one of its Subsidiaries) to the Company or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Company’s eligibility to use Form S-8 to register under the Securities Act the offering and sale of shares issuable under this Plan by the Company, or the Company’s compliance with any other applicable laws.

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Types of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise, it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator.

Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the number of shares of Common Stock being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the SAR is exercised, over (ii) the Fair Market Value of a share of Common Stock on the date the SAR was granted as specified in the applicable award agreement. The maximum term of a SAR shall be ten (10) years.

Restricted Shares. Restricted shares are shares of Common Stock subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of this Plan and the applicable award agreement relating to the restricted stock, a participant granted restricted stock shall have all of the rights of a stockholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Administrator).

Restricted Share Units.

(a) Grant of Restricted Share Units. A restricted share unit, or “RSU”, represents the right to receive from the Corporation on the respective scheduled vesting or payment date for such RSU, one share of Common Stock. An award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Administrator may determine, subject to the provisions of this Plan. At the time an award of RSUs is made, the Administrator shall establish a period of time during which the restricted share units shall vest and the timing for settlement of the RSU.

(b) Dividend Equivalent Accounts. Subject to the terms and conditions of the Plan and the applicable award agreement, as well as any procedures established by the Administrator, prior to the expiration of the applicable vesting period of an RSU, the Administrator may determine to pay dividend equivalent rights with respect to RSUs, in which case, the Corporation shall establish an account for the participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the shares of Common Stock underlying each RSU. Each amount or other property credited to any such account shall be subject to the same vesting conditions as the RSU to which it relates. The participant shall have the right to be paid the amounts or other property credited to such account upon vesting of the subject RSU.

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(c) Rights as a Stockholder. Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable award agreement, each participant receiving RSUs shall have no rights as a stockholder with respect to such RSUs until such time as shares of Common Stock are issued to the participant. No shares of Common Stock shall be issued at the time a RSU is granted, and the Company will not be required to set aside a fund for the payment of any such award. Except as otherwise provided in the applicable award agreement, shares of Common Stock issuable under an RSU shall be treated as issued on the first date that the holder of the RSU is no longer subject to a substantial risk of forfeiture as determined for purposes of Section 409A of the Code, and the holder shall be the owner of such shares of Common Stock on such date. An award agreement may provide that issuance of shares of Common Stock under an RSU may be deferred beyond the first date that the RSU is no longer subject to a substantial risk of forfeiture, provided that such deferral is structured in a manner that is intended to comply with the requirements of Section 409A of the Code.

Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Sections 5.1.4 through 5.1.7 above may be, and options and SARs granted with an exercise or base price not less than the Fair Market Value of a share of Common Stock at the date of grant (“Qualifying Options” and “Qualifying SARs,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code. The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using the Business Criteria provided for below for the Corporation on a consolidated basis or for one or more of the Corporation’s Subsidiaries, segments, divisions or business units, or any combination of the foregoing. Such criteria may be evaluated on an absolute basis or relative to prior periods, industry peers or stock market indices.

Number of Shares. Subject to adjustment as provided in the Plan, 3,333 shares of Common Stock are available for issuance in connection with awards granted under the Plan.

Administration. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee or individual (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law.

Effective Date and Termination. This Plan was approved by the Board and became effective on December 5, 2019. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on December 5, 2029. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

Director Compensation

Our director compensation policy provides that each independent director will receive cash compensation equal to $2,000 per month that individual serves as a Director, payable at the commencement of each calendar month, and scheduled within the Company’s payroll system. Upon a director’s initial election to our Board, he or she will be issued a grant of restricted common stock with a grant date fair value of $15,000. Thereafter, he or she will be entitled to receive an additional grant of restricted common stock restricted common stock with a grant date fair value of $15,000 on each yearly anniversary for the next (3) three years while such individual remains a member of our Board. Each director is also entitled to receive a grant of restricted common stock with a grant date fair value of $9,000 on the last business day of each quarter while such individual is member of the Board. The shares of restricted common stock will be valued at the average volume weighted average closing price of the 10-days immediately preceding each issuance date.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The following tables set forth, as of October 3, 2024, certain information concerning the beneficial ownership of our capital stock, including our common stock, and Class A Convertible Preferred Stock, by:

•	each stockholder known by us to own beneficially 5% or more of any class of our outstanding stock;
•	each director;
•	each named executive officer;
•	all of our executive officers and directors as a group; and
•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of any class of our outstanding stock.

We currently have authorized 6,000,000,000 shares of common stock and 100,000,000 shares of preferred stock, of which 80,000,000 shares are designated as Class A Convertible Preferred Stock, 1,500 shares are designated as Class B Convertible Preferred Stock, 1,500 shares are designated as Class C Convertible Preferred Stock, 2,000 shares are designated as Class D Convertible Preferred Stock, 5,000 shares are designated as Class E Convertible Preferred Stock, and 19,990,000 shares of preferred stock remain undesignated. There were 13,200,490 shares of common stock, 1,000,000 shares of Class A Convertible Preferred Stock, no shares of Class B Convertible Preferred Stock, no shares of Class C Convertible Preferred Stock, no shares of Class D Convertible Preferred Shares, and no shares of Class E Convertible Preferred Shares outstanding as of October 3, 2024. Each share of Class A Convertible Preferred Stock is convertible at any time into one tenth (1/10) of common stock, totaling 100,000 shares of common stock assuming full conversion of all outstanding shares. Each share of Class A Convertible Preferred Stock votes with the shares of Common Stock and is entitled to one thousand (1000) votes per share.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within sixty (60) days of October 3, 2024, are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, we believe the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable.

Title of Class	Name and Address of Beneficial Owner (1)	Amount and nature of beneficial ownership	Percent of Class
Common Stock
	Eric Lofdahl	289	*	%
	Wil Ralston	393	*	%
	Corey Lambrecht	393	*	%
	Jim Ruffs	100	*	%
	Executive Officers and Directors as a Group	1,175	*	%

Class A Convertible Preferred Stock
	Wil Ralston	325,000	32.5%
	Corey Lambrecht	275,000	27.5%

	Executive Officers and Directors as a Group	600,000	60%

________

* Less than 1%.

(1)	Unless otherwise indicated, the address of each person or entity named below is c/o Singlepoint Inc., 3104 E Camelback Rd #2137, Phoenix, AZ 85016.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Except as set out below, since the beginning of the Company’s last fiscal year, there have been no transactions, or currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. A “related person” means any of the Company’s directors, executive officers, nominees for director, holder of 5% or more of the Company’s common stock or any of their immediate family members

Stock Issuances to Officers and Directors

In December 2023, all of the debt and accrued interest related to a former officer of the Company were converted into 269,921 shares of common stock with terms consistent with non-related party debt conversions.

In December 2023, debt and accrued interest of $336,258 related to a former officer of Boston Solar was converted into common shares.

As of June 30, 2024, a total of $229,620 was accrued for unpaid officer wages due to the Company’s Chief Executive Officer and Chief Financial Officer under their respective employment agreements.

Promoters and Certain Control Persons

None.

Independent Directors

The Company has three independent directors, Eric Lofdahl, Tony Thomas, and Jim Rulfs.

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DESCRIPTION OF SECURITIES

Common Stock

As of October 3, 2024, we had 6,000,000,000 authorized shares of common stock, par value $0.0001 per share, and 13,200,490 shares issued and outstanding.

Voting

Each stockholder shall have one vote for every share of stock entitled to vote, which is registered in his or her name on the record date for the meeting, except as otherwise required by law or the Articles of Incorporation.

All elections of directors are determined by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. Except as otherwise required by law or the Articles of Incorporation, all matters other than the election of directors are determined by the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of stockholders at which a quorum is present.

Dividend Rights

No dividends are payable unless declared by the Board.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, after the payment of all preferential amounts required to be paid to the holders of shares of Class A Convertible Preferred Stock (as described below), the remaining assets of the Company available for distribution to its stockholders shall be distributed among the holders of shares of our common stock and any other class or series of stock of the Company, excluding holders of shares of Class A Convertible Preferred Stock, pro rata based on the number of shares held by each such holder.

Other Matters

The holders of our common stock have no cumulative voting or preemptive or redemption rights. All of our common stocks are fully paid and non-assessable.

Preferred Stock

The Company has authorized 100,000,000 shares of preferred stock, $0.0001 per value per share, and five series of preferred stock. Below is a summary description of the different authorized classes of preferred stock.

Class A Convertible Preferred Stock

As of October 3, 2024, the Company had 80,000,000 shares designated as Class A Convertible Preferred Stock, $0.0001 par value per share, of which 1,000,000 shares were issued and outstanding. Each share of Class A Stock is convertible at any time into one tenth (1/10) share of common stock. No dividends are payable unless declared by the Board of Directors.

Voting

Each share of Class A Convertible Preferred Stock votes with the shares of common stock and is entitled to 1000 votes per share and ranks pari-passu to the common stock. The holders of Class A Convertible Preferred Stock must vote together with the holders of common stock as a single class, unless law or provisions of the Articles of Incorporation state otherwise. Moreover, there are Protective Provisions which, without the written consent or affirmative vote of the holders of at least majority of the then outstanding shares of Class A Convertible Preferred Stock or all the holders of the Class A Convertible Preferred Stock, prohibit the Company from: (i) amending, altering or repealing the Articles of Incorporation or the Bylaws of the Company; or (ii) purchasing, redeeming or making any distribution on any shares of capital stock of the Company in a manner that adversely affects the powers, preferences or rights of the Class A Convertible Preferred Stock.

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Conversion

Every 10 shares of Class A Convertible Preferred Stock is convertible at any time into one (1) share of common stock. No fractional shares of common stock will be issued upon conversion. Accordingly, the holders of the Class A Convertible Preferred Stock can convert their holdings into 100,000 shares of common stock. There are currently 1,000,000 shares of Class A Preferred stock outstanding.

Dividend Rights

No dividends are payable unless declared by the Board.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Class A Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders pari-passu with any payment made to the holders of common stock by reason of their ownership thereof, an amount per share equal to any dividends declared but unpaid thereon.

Redemption Rights

The Class A Convertible Preferred Stock are not redeemable by the Company.

Other Rights

The holders of our common stock have no cumulative voting or preemptive rights.

Other

The foregoing summary of terms is subject to, and qualified in its entirety, by the Certificate of Designation for the Class A Convertible Preferred Stock.

The foregoing summary of terms is subject to, and qualified in its entirety, by the Class C Certificate.

Class B Convertible Preferred Stock

As of October 3, 2024, the Company had authorized 1,500 shares of Class B Preferred Stock, $0.0001 par value per share, of which no shares were issued and outstanding.

Class C Convertible Preferred Stock

As of October 3, 2024, the Company had authorized 1,500 shares of Class C Preferred Stock, of which no shares were issued and outstanding.

Class D Convertible Preferred Stock

As of October 3, 2024, the Company had authorized 2,000 shares of Class D Preferred Stock, of which no shares were issued and outstanding. The Company has the right to redeem the Class D Preferred Stock, in accordance with the terms stated by the Certificate of Designation. The Company shall pay a dividend of 3% per annum on the Class D Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Class D Preferred Stock calculated at the purchase price. The Stated Value of the Class D Preferred Stock is $1,200 per share. On September 8, 2022, the Company amended the conversion rights so that each share of the Class D Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the Holder thereof, into that number of shares of common stock (subject to Beneficial Ownership Limitations) determined by dividing the Stated Value of such share by (a) $42.20; and (b) where applicable, a fixed price equaling 100% of the lowest traded VWAP for the fifteen (15) trading days preceding a conversion.

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Voting

Each share of Class D Convertible Preferred Stock votes with the shares of common stock on an as-converted basis, subject to the Class D Limitation. The “Class D Limitation” is 4.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of the Class D Convertible Preferred Stock held by the applicable holder.

Redemption Rights

The Company has the right to redeem the Class D Convertible Preferred Stock, in accordance with the terms stated by the Certificate of Designation for the Class D Convertible Preferred Stock (the “Class D Certificate”).

Conversion

Each share of the Class D Convertible Preferred Stock is convertible into that number of shares of common stock (subject to Class D Limitation) determined by dividing the Stated Value of $1,200 per share by the lower of (1) $0.1055 and (2) 100% of the lowest VWAP of the common stock during the fifteen (15) trading days immediately preceding, but not including the conversion date. The Stated Value of the Class D Convertible Preferred Stock is $1,200 per share. We expect to enter into an agreement with shareholders holding all outstanding shares of Class D Preferred stock under which such holders will agree to convert their Class D Convertible Preferred Stock into common stock as of the effective date of the offering statement of which this Offering Circular forms a part. As a result of the conversions, no shares of Class D Preferred stock will remain outstanding as of the effective date of the offering statement of which this Offering Circular forms a part.

Dividend Rights

The Company is required to pay cumulative dividends of three percent (3%) per annum on each share of Class D Convertible Preferred Stock, payable quarterly, beginning on the original issuance date of such Class D Convertible Preferred Stock and ending on the date that such share of Class D Convertible Preferred Stock has been converted or redeemed. At the Company’s discretion, dividends may be paid in cash or Class D Convertible Preferred Stock calculated at the purchase price. Each holder of Class D Convertible Preferred Stock is also entitled to dividends on shares of Class D Convertible Preferred Stock equal to (on an as-if-converted-to-common-stock basis) and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock.

Liquidation Rights

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Class D Convertible Preferred Stock shall be entitled to receive out of the assets of the Company an amount equal to the Stated Value plus further calculations described further in the Class D Certificate.

Registration Rights

If the Company proposes to file any registration statement with respect to any offering of equity securities or other securities, then the Company shall offer the holders of Class D Convertible Preferred Stock the opportunity to register the sale of such number of Class D Convertible Preferred Stock as such holders may request in writing, with certain restrictions.

Preemptive Rights

Holders of Class D Convertible Preferred Stock receive preemptive rights if at any time the Company sells any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire common stock.

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Other

The foregoing summary of terms is subject to, and qualified in its entirety, by the Class D Certificate.

Class E Convertible Preferred Stock

As of October 3, 2024, the Company had authorized 5,000 shares of Class E Preferred Stock, of which no shares were issued and outstanding. The Company shall pay a dividend of 8% per annum on the Class E Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Class E Preferred Stock calculated at the purchase price. The Stated Value of the Class E Preferred Stock is $1,200 per share. The Class E Preferred Stock will vote together with the common stock on an as-converted basis subject to the Beneficial Ownership Limitations (as set forth in the Certificate of Designation).The conversion price (the “Conversion Price”) for the Class E Preferred Stock is the amount equal to the lower of (1) a fixed price equaling the closing price of the common stock on the trading day immediately preceding the date of the GHS Purchase Agreement, and (2) 100% of the lowest VWAP of the Company’s common stock during the fifteen (15) trading days immediately preceding, but not including, the Conversion Date. From the date of issuance until the date when the original holder no longer holds any shares of Class E Preferred Stock, upon any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), such holder may elect, in its sole discretion, to exchange (in lieu of conversion), if applicable, all or some of the shares of Class E Preferred Stock then held for any securities or units issued in a Subsequent Financing on a $1 for $1 basis. Upon a Subsequent Financing, such holder of at least one hundred (100) shares of Class E Preferred Stock shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

Voting

Each share of Class E Convertible Preferred Stock votes with the shares of common stock on an as-converted basis, subject to the Class E Limitation. The “Class E Limitation” is 4.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of the Class E Convertible Preferred Stock held by the applicable holder.

Redemption Rights

The Company has the right to redeem the Class E Convertible Preferred Stock, in accordance with the terms stated by the Certificate of Designation for the Class E Convertible Preferred Stock (the “Class E Certificate”).

Conversion

Each share of the Class E Convertible Preferred Stock is convertible into that number of shares of common stock (subject to Class E Limitation) determined by dividing the Stated Value of $1,200 per share by an amount equal to the lower of (1) a fixed price equaling the closing price of the Common Stock on the trading day immediately preceding the date of the Purchase Agreement (defined below), and (2) 100% of the lowest VWAP of the common stock during the fifteen (15) trading days immediately preceding, but not including, the date of the conversion. We expect to enter into an agreement with shareholders holding all outstanding shares of Class E Preferred stock under which such holders will agree to convert their Class E Convertible Preferred Stock into common stock as of the effective date of the offering statement of which this Offering Circular forms a part. As a result of the conversions, no shares of Class E Preferred stock will remain outstanding after the effective date of the offering statement of which this Offering Circular forms a part.

Dividend Rights

The Company is required to pay cumulative dividends of eight percent (8%) per annum on the Stated Value of $1,200 per share on each share of Class E Convertible Preferred Stock, payable quarterly, beginning on the original issuance date of such Class E Convertible Preferred Stock and ending on the date that such share of Class E Convertible Preferred Stock has been converted or redeemed. At the Company’s discretion, dividends may be paid in cash or Class E Convertible Preferred Stock calculated at the purchase price. Each holder of Class E Convertible Preferred Stock is also entitled to dividends on shares of Class E Convertible Preferred Stock equal to (on an as-if-converted-to-common-stock basis) and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock.

50

Liquidation Rights

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Class E Convertible Preferred Stock shall be entitled to receive out of the assets of the Company an amount equal to the Stated Value plus further calculations described further in the Class E Certificate.

Registration Rights

If the Company proposes to file any registration statement with respect to any offering of equity securities or other securities, then the Company shall offer the holders of Class E Convertible Preferred Stock the opportunity to register the sale of such number of Class E Convertible Preferred Stock as such holders may request in writing, with certain restrictions.

Preemptive Rights

Holders of Class E Convertible Preferred Stock receive preemptive rights if at any time the Company sells any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire common stock.

Other

The foregoing summary of terms is subject to, and qualified in its entirety, by the Class E Certificate.

Undesignated Preferred Shares

As of October 3, 2024, a total of 19,990,000 shares of preferred stock remain undesignated and unissued.

Options

As of October 3, 2024, the Company had not issued any stock options.

Nevada Business Combination Statutes

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, (the “NRS”), generally prohibit a Nevada corporation with at least 200 stockholders of record from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the Board prior to the date the interested stockholder obtained such status or the combination is approved by the Board and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

•

the combination was approved by the Board prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the Board before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

•

if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

51

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding voting shares of the corporation, (c) more than 10% of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within two years, did own) 10% or more of the voting power of the outstanding voting shares of a corporation. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Nevada Control Share Acquisition Statutes

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who are Nevada residents, and that conduct business in Nevada directly or through an affiliated corporation. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third or more but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer LLC with offices located at 18 Lafayette Place, Woodmere, NY 11598.

52

PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 750,000,000 Offered Shares on a “best-efforts” basis, at a fixed price of $0.01 to $0.10 per Offered Share (to be fixed by post-qualification supplement). There is no minimum purchase requirement for investors in this offering. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the section entitled “Use of Proceeds” of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned once an investor’s subscription agreement has been accepted by us.

The Company has not engaged a broker dealer or selling agent in connection with this offering. All inquiries regarding this offering should be made directly to the Company. No compensation will be paid to any principal or any affiliated company or party with respect to the sale of the Offered Shares. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934 for the sale of the Offered Shares. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they (a) perform substantial duties at the end of the offering for the issuer; (b) are not broker dealers; and (c) do not participate in selling securities more than once every 12 months, except for any of the following activities: (i) preparing written communication, but no oral solicitation; or (ii) responding to inquiries provided that the content is contained in the applicable registration statement; or (iii) performing clerical work in effecting any transaction.

Procedures for Subscribing

If you are interested in subscribing for Offered Shares in this offering, please submit a request for information by e-mail to wilr@singlepoint.com; all relevant information will be delivered to you by return e-mail. Thereafter, should you decide to subscribe for Offered Shares, you are required to follow the procedures described in the subscription agreement included in the delivered information, which are:

•	Electronically execute and deliver to us a subscription agreement; and
•	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Conditioned upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our company’s page on the SEC’s website: www.sec.gov.

An investor will become a shareholder of the Company and the Offered Shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor as a shareholder.

53

By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards.

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

State Law Exemption and Offerings to “Qualified Purchasers”

The Offered Shares are being offered and sold to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that the Offered Shares offered hereby are offered and sold only to “qualified purchasers”.

“Qualified purchasers” include any person to whom securities are offered or sold in a Tier 2 offering pursuant to Regulation A under the Securities Act. We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine, in our sole and absolute discretion, that such investor is not a “qualified purchaser” for purposes of Regulation A. We intend to offer and sell the Offered Shares to qualified purchasers in every state of the United States.

Issuance of Offered Shares

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will either issue such investor’s purchased Offered Shares in book-entry form or issue a certificate or certificates representing such investor’s purchased Offered Shares.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Listing of Offered Shares

The Offered Shares will trade on the OTC Pink Market under the symbol “SING.”

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LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this Offering Circular will be passed upon by DeMint Law, PLLC.

EXPERTS

The audited consolidated financial statements for Singlepoint Inc. as of December 31, 2023 and 2022 and for the years then ended included in this Offering Circular and elsewhere in the offering statement have been so included in reliance upon the report of Turner, Stone & Company, L.L.P., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed with the SEC an offering statement on Form 1-A under the Securities Act with respect to the shares of common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all the information set forth in the offering statement, some of which is contained in exhibits to the offering statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the offering statement, including the exhibits filed as a part of the offering statement. Statements contained in this Offering Circular concerning the contents of any contract or any other document are not necessarily complete.

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. You may also request a copy of those filings, excluding exhibits, from us at no cost. These requests should be addressed to us at: Singlepoint Inc., 3104 E Camelback Rd #2137, Phoenix, Arizona 85016. Our website address is www.singlepoint.com. The information on, or accessible through, our website is not part of, and is not incorporated into, this Offering Circular supplement or the accompanying Offering Circular and should not be considered part of this Offering Circular.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful. Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our Amended Bylaws provides that the Company shall indemnify its directors and officers from and against any liability arising out of their service as a director or officer of the Corporation or any subsidiary or affiliate of which they serve as an officer or director at the request of the Corporation to the fullest extent not prohibited by NRS Chapter 78.

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F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders of

Singlepoint, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Singlepoint, Inc. (the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the “consolidated financial statements”).  In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2023 and 2022, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 of the notes to consolidated financial statements, the Company expects to continue incurring operating losses and generating negative cash flows from operations for the foreseeable future.  Additionally, the Company has a significant accumulated deficit and net loss for the period.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding these matters are also described in Note 1.  The consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks.  Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that our audits provide a reasonable basis for our opinion.

F-2

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments.  The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Goodwill Impairment Assessment

Critical Audit Matter Description

As described in Notes 1 and 5 of the notes to consolidated financial statements, the Company tests goodwill for impairment annually at the reporting unit level, or more frequently, if events or circumstances indicate it is more likely than not that the fair value of a reporting unit is less than its carrying amount. Reporting units are tested for impairment by comparing the estimated fair value of each reporting unit with its carrying amount. If the carrying amount of a reporting unit exceeds its estimated fair value, an impairment loss is recorded based on the difference between the fair value and carrying amount, not to exceed the associated carrying amount of goodwill. The Company’s annual impairment test occurred on December 31, 2023.

We identified the evaluation of the impairment analysis for goodwill as a critical audit matter because of the significant estimates and assumptions management used in determining the fair value of the reporting unit which is based on market indicators. Performing audit procedures to evaluate the reasonableness of these estimates and assumptions required a high degree of auditor judgment and an increased extent of effort.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures related to the following:

-	Testing management’s process for developing the fair value estimate.

-	Evaluating the market indicators used by management in developing their fair value estimate.

-	Testing the completeness and accuracy of underlying data used in the fair value estimate.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

July 19, 2024, except for Note 2, as to which the date is August 22, 2024

We have served as the Company’s auditor since 2017.

F-3

SINGLEPOINT INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 31, 2022
	As Restated
ASSETS
CURRENT ASSETS:
Cash	$758,622	$564,242
Accounts receivable, net	1,076,293	3,034,070
Prepaid expenses	1,422,844	261,622
Inventory, net	1,835,084	2,481,384
Contract assets	647	404,849
Notes receivable from related party	289,957	220,456

Total Current Assets	5,383,447	6,966,623

NON-CURRENT ASSETS:
Property, net	256,020	232,873
Right of use asset	1,391,700	1,295,690
Investment, at fair value	134,376	134,376
Intangible assets, net	2,886,794	3,291,242
Goodwill	7,199,567	7,199,567

Total Assets	$17,251,904	$19,120,371

LIABILITIES, MEZZANINE AND STOCKHOLDERS' DEFICIT

LIABILITIES
CURRENT LIABILITIES:
Accounts payable	$4,216,791	$4,797,456
Accrued expenses, including accrued officer salaries	2,453,237	1,479,656
Current portion of convertible notes payable, net of debt discount	1,500,241	6,748,396
Unearned revenue	4,128,230	4,927,240
Lease liability, current portion	345,442	272,575
Advances from related party, current	22,656	657,404
Accrued preferred share dividends	-	224,760
Derivative liability	388,983	-
Current portion of notes payable, net of debt discount	1,920,778	2,464,823

Total Current Liabilities	14,976,358	21,572,310

LONG-TERM LIABILITIES:
Convertible notes payable, net of current portion and debt discount	-	840,474
Lease liability, net of current portion	1,046,259	1,039,207
Advances from related party, net of current portion	-	400,897
Long-term notes payable, net of current portion and debt discount	346,113	145,357

Total Liabilities	16,368,730	23,998,245

COMMITMENTS AND CONTINGENCIES (Note 9)

Class D convertible preferred stock, par value $0.0001; 2,000 shares authorized; 0 and 2,000 shares issued and outstanding as of December 31, 2023 and 2022, respectively	-	2,400,000

Class E convertible preferred stock, par value $0.0001; 5,000 shares authorized; 0 and 1,920 shares issued and outstanding as of December 31, 2023 and 2022, respectively	-	1,830,000

STOCKHOLDERS' EQUITY (DEFICIT)
Undesignated preferred stock, par value $0.0001; 19,990,000 and 19,992,500 shares authorized; no shares issued and outstanding as of December 31, 2023 and 2022, respectively

Class A convertible preferred stock, par value $0.0001; 80,000,000 shares authorized; 1,000,000 and 75,725,981 shares issued and outstanding as of December 31, 2023 and 2022, respectively	100	7,573

Class B convertible preferred stock, par value $0.0001; 1,500 shares authorized; no shares issued and outstanding as of December 31, 2023 and 2022, respectively	-	-

Class C convertible preferred stock, par value $0.0001; 1,500 shares authorized; 0 and 19 shares issued and outstanding as of December 31, 2023 and 2022, respectively	-	-

Common stock, par value $0.0001; 192,307,693 and 5,000,000,000 shares authorized as December 31, 2023 and 2022, respectively; 4,351,638 and 10,974 shares issued and outstanding as of December 31, 2023 and 2022, respectively	434	-

Additional paid-in capital	103,879,988	85,908,728
Accumulated deficit	(102,634,869)	(95,236,339)
Total SinglePoint Inc. stockholders' equity (deficit)	1,245,653	(9,320,038)
Non-controlling interest	(362,479)	212,164
Total Stockholders' Equity (Deficit)	883,174	(9,107,874)

Total Liabilities, Mezzanine, and Stockholders' Equity (Deficit)	$17,251,904	$19,120,371

 The accompanying notes are an integral part of these consolidated financial statements.

F-4

SINGLEPOINT INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31, 2023	December 31, 2022
	As Restated
REVENUE	$26,319,863	$21,786,149

Cost of revenue	19,147,087	15,461,282

Gross profit	7,172,776	6,324,867

Selling, general and administrative expense ("SG&A")	23,259,353	13,109,333

LOSS FROM OPERATIONS	(16,086,577)	(6,784,466)

OTHER INCOME (EXPENSE):
Interest expense	(1,477,380)	(234,169)
Amortization of debt discounts	(656,951)	(1,376,934)
Impairment of goodwill	-	(1,315,973)
Other income	275,780	384,008
Loss on conversion of preferred stock to common	(1,394,817)	-
Gain on change in fair value of derivative liability securities	735,127	-
Financing costs	(1,928,028)	-
Gain on settlement of debt	1,766,183	125,001

Other expense, net	(2,680,086)	(2,418,067)

LOSS BEFORE INCOME TAXES	(18,766,663)	(9,202,533)

Income taxes	-	-

NET LOSS	(18,766,663)	(9,202,533)

Loss attributable to non-controlling interests	574,643	349,856

NET LOSS ATTRIBUTABLE TO SINGLEPOINT INC.	(18,192,020)	(8,852,677)

Deemed dividends - Series A Preferred shares	10,568,730	-

NET LOSS AVAILABLE FOR COMMON STOCKHOLDERS	$(7,623,290)	$(8,852,677)

Loss per share available to common stockholders - basic and diluted	$(26.82)	$(806.71)

Weighted average shares outstanding - basic and diluted	284,276	10,974

 The accompanying notes are an integral part of these consolidated financial statements.

F-5

SINGLEPOINT INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

	Preferred Stock Class A Par Value $0.0001		Preferred Stock Class B Par Value $0.0001		Preferred Stock Class C Par Value $0.0001		Common Stock Par Value $0.0001
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Additional paid-in Capital	Accumulated Deficit	Non- controlling Interest	Total Stockholders' Equity (Deficit)

Balance, December 31,2021	56,353,015	$5,635	48	$-	760	$-	5,652	$-	$83,459,267	$(86,158,902)	$(944,731)	$(3,638,731)

Issuance of common shares for services and closing costs	-	-	-	-	-	-	1,431	-	1,502,513	-	-	1,502,513
Issuance of common shares for cash	-	-	-	-	-	-	989	-	767,233	-	-	767,233
Issuance of common shares related to debt issuance	-	-	-	-	-	-	252	-	-	-	-	-
Issuance of common shares for convertible debt	-	-	-	-	-	-	65	-	45,277	-	-	45,277
Issuance of common shares for investment	-	-	-	-	-	-	103	-	134,376	-	-	134,376
Conversion of preferred shares	(627,034)	(62)	(48)	-	(741)	-	2,482	-	62	-	-	-
Issuance of preferred shares	20,000,000	2,000	-	-	-	-	-	-	-	-	-	2,000
Accrued preferred stock dividends	-	-	-	-	-	-	-	-	-	(224,760)	-	(224,760)
Effect of acquisition on non-controlling interest	-	-	-	-	-	-	-	-	-	-	1,506,751	1,506,751
Net loss	-	-	-	-	-	-	-	-	-	(8,852,677)	(349,856)	(9,202,533)

Balance, December 31, 2022	75,725,981	$7,573	-	$-	19	$-	10,974	$-	$85,908,728	$(95,236,339)	$212,164	$(9,107,874)

Issuance of common shares for services	-	-	-	-	-	-	1,412,639	142	3,937,797	-	-	3,937,939
Issuance of common shares for acquisition and related expenses	-	-	-	-	-	-	2,801	-	216,118	-	-	216,118
Issuance of common shares for cash	-	-	-	-	-	-	21,371	2	334,881	-	-	334,883
Sale of common shares through registered offering	-	-	-	-	-	-	800,000	80	3,087,184	-	-	3,087,264
Conversion of debt and accrued interest into common	-	-	-	-	-	-	1,085,915	109	3,719,101	-	-	3,719,210
Conversion of debt into pre-funded common stock warrants	-	-	-	-	-	-	-	-	4,428,796	-	-	4,428,796
Conversion of preferred shares into pre-funded common stock warrants	-	-	-	-	-	-	-	-	5,728,597	-	-	5,728,597
Exercise of pre-funded warrants	-	-	-	-	-	-	617,900	62	(62)	-	-	-
Conversion of preferred shares	(80,199,999)	(8,020)	-	-	(53)	-	277,346	27	487,993	-	-	480,000
Issuance of preferred shares for services	5,474,018	547	-	-	34	-	-	-	6,486,779	-	-	6,487,326
Accrued preferred stock dividends	-	-	-	-	-	-	-	-	-	224,760	-	224,760
Deemed dividends	-	-	-	-	-	-	-	-	(10,568,730)	10,568,730	-	-
Settlement of derivative liability	-	-	-	-	-	-	-	-	112,818	-	-	112,818
Rounding adjustment in connection with reverse split	-	-	-	-	-	-	122,692	12	(12)	-	-	-
Net loss (as restated)	-	-	-	-	-	-	-	-	-	(18,192,020)	(574,643)	(18,766,663)

Balance, December 31, 2023 (As Restated)	1,000,000	$100	-	$-	-	$-	4,351,638	$434	$103,879,988	$(102,634,869)	$(362,479)	$883,174

The accompanying notes are an integral part of these consolidated financial statements.

F-6

SINGLEPOINT INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31, 2023	December 31, 2022
	As Restated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to Singlepoint Inc. stockholders	$(18,192,020)	$(8,852,677)

Adjustments to reconcile net loss to net cash used in operating activities:
Loss attributable to non-controlling interests	(574,643)	(349,856)
Common stock issued for acquisition and related expenses	216,118	-
Common stock issued for services	2,573,081	1,502,513
Preferred stock issued for services	6,487,326	2,000
Inventory obsolescence	498,096	-
Bad debt expense	331,622	178,958
Depreciation	276,847	216,623
Amortization of intangibles	404,448	312,543
Amortization of debt discounts	656,951	1,376,934
Amortization of deferred compensation	-	120,747
Gain on change in fair value of derivative liability	(735,127)	-
Goodwill impairment charge	-	1,315,973
Gain on debt settlement	(1,766,183)	(125,001)
Financing costs	1,928,028	-
Loss from conversion of preferred stock into pre-funded warrants	1,394,817	-
Changes in operating assets and liabilities (net of acquisitions):
Accounts receivable	1,626,154	(1,272,320)
Prepaid expenses	203,636	(9,812)
Inventory	148,204	(844,213)
Contract assets	404,202	(160,549)
Accounts payable	(580,663)	1,364,352
Accrued expenses	1,851,820	(53,062)
Unearned revenue	(798,992)	1,122,013

NET CASH USED IN OPERATING ACTIVITIES	(3,646,278)	(4,164,983)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired	-	(1,272,320)
Cash paid for notes receivable from related party	(69,500)	(157,000)
Cash paid for property	(105,900)	(92,922)

NET CASH USED IN INVESTING ACTIVITIES	(175,400)	(1,522,242)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	3,422,147	767,233
Proceeds from advances from related party	150,637	275,878
Proceeds from notes payable	49,980	552,085
Proceeds from issuance of convertible notes	680,000	3,777,500
Payments on advances from related party	(147,113)	(185,470)
Payments on convertible notes payable	(312,716)	-
Payments on capital lease obligations	(210,185)	(202,982)
Payments on notes payable	(200,472)	(754,262)
Proceeds from sale of preferred stock - Class E	583,780	1,830,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	4,016,058	6,059,982

NET CHANGE IN CASH	194,380	372,757

Cash at beginning of year	564,242	191,485

Cash at end of year	$758,622	$564,242

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$20,503	$169,055
Income tax paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Recognition of new right of use assets and lease liabilities	$-	$66,969
Exercise of pre-funded warrants into common stock	$62	$-
Deemed dividend on Class A preferred stock	$10,568,730	$-
Common stock issued for purchase of investment	$-	$134,376
Common stock issued for conversion of debt and accrued interest	$-	$45,277
Settlement of derivative liability	$112,818	$-
Rounding adjustment in connection with reverse split	$12	$-
Accrued preferred stock dividends and other	$224,760	$2,581
Recognition of new right of use assets and lease liabilities	$290,104	$-
Recognition of debt discount related to derivative liability	$285,371	$-
Common stock issued for prepaid services	$1,364,858	$-

 The accompanying notes are an integral part of these consolidated financial statements

F-7

SINGLEPOINT INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Corporate History

On May 14, 2019, Singlepoint Inc. (“Singlepoint” or “the Company”) established a subsidiary, Singlepoint Direct Solar LLC (“Direct Solar America”), completing the acquisition of certain assets of Direct Solar LLC and AI Live Transfers LLC. The Company owns 51% of the membership interests of Direct Solar America. On January 26, 2021, the Company acquired 100% ownership of EnergyWyze, LLC, a limited liability company (“EnergyWyze”). On February 26, 2021, the Company purchased 51% ownership of Box Pure Air, LLC, (“Box Pure Air”) and subsequently purchased the remaining 49% ownership on October 1, 2023. On April 21, 2022, the Company purchased 80.1% membership interests in The Boston Solar Company, LLC (“Boston Solar”).

Business

The Company is a diversified holding company principally engaged through its subsidiaries on providing renewable energy solutions and energy-efficient applications to drive better health and living. Our primary focus is on sustainability by providing an integrated solar energy solution for our customers and clean environment solutions through our air purification business. We conduct our solar operations primarily through our subsidiary, Boston Solar, in which we hold an 80.1% equity interest.

We conduct our air purification operations through Box Pure Air, in which we hold a 100% equity interest.

We also have ownership interests outside of our primary solar and air purification businesses. We consider these subsidiaries to be noncore businesses of ours. These noncore businesses are:

•

Discount Indoor Garden Supply, Inc. (“DIGS”), in which we hold a 90% equity interest and which provides products and services within the agricultural industry designed to improve yields and efficiencies;

•	EnergyWyze, a wholly owned subsidiary and which is a digital and direct marketing firm focused on customer lead generation in the solar energy industry;
•	ShieldSaver LLC (“ShieldSaver”), in which we hold a 51% equity interest and which focuses on efficiently tracking records of vehicle repairs; and
•

Direct Solar America, in which we hold a 51% equity interest and which works with homeowners and small commercial business to provide solar, battery backup and electric vehicle (“EV”) chargers at their location(s).

We built and plan to continue to build our portfolio through organic growth, synergistic acquisitions, products, and partnerships. We generally acquire majority and/or control stakes in innovative and promising businesses that are expected to appreciate in value over time. We are particularly focused on businesses where our engagement will be potentially significant for that entity’s growth prospects. We strive to create long-term value for our stockholders by helping our subsidiary companies to increase their market penetration, grow revenue and improve operating margins and cash flow. Our emphasis is on building businesses in industries where our management team has in-depth knowledge and experience, or where our management can provide value by advising on new markets and expansion.

Going Concern

The accompaning consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As of December 31, 2023, the Company has yet to achieve profitable operations and is dependent on its ability to raise capital from stockholders or other sources to sustain operations and to ultimately achieve viable operations. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties. These factors raise substantial doubt about the Company’s ability to continue as a going concern. As of December 31, 2023, the Company had $758,622 in cash.  The Company’s net loss incurred for the year ended December 31, 2023, was $18,192,020, and its working capital deficit was $9,592,911 at December 31, 2023.

F-8

The Company’s ability to continue in existence is dependent on the Company’s ability to develop the Company’s businesses and to achieve profitable operations. Since the Company does not anticipate achieving profitable operations and/or adequate cash flows in the near term, management will continue to pursue additional debt and equity financing.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Restatement of Previously Issued Financial Statements

Subsequent to the issuance of the consolidated financial statements as of and for the year ended December 31, 2023, the Company performed an evaluation of its accounting for materials utilized in the completion of projects, which were previously netted with unearned revenues on a contract basis. Management determined the previously issued consolidated financial statements did not give full effect to the transactions, and the inventory and unearned revenues were understated at year end. Management concluded its evaluation and determined that the identified errors required the restatement of the accompanying consolidated financial statements.

The following table sets forth the effects of the adjustments on affected items within the Company’s previously reported consolidated balance sheets, consolidated statements of operations, consolidated statements of stockholders’ equity (deficit), and consolidated statements of cash flows for the period ended December 31, 2023.

	As Reported	Adjustment	As Restated
Consolidated Balance Sheet as of December 31, 2023
Inventory	$619,926	$1,215,158	$1,835,084
Total Current Assets	4,168,289	1,215,158	5,383,447
Total Assets	16,036,746	1,215,158	17,251,904
Unearned revenue	2,414,976	1,713,254	4,128,230
Total Current Liabilities	13,263,104	1,713,254	14,976,358
Total Liabilities	14,655,476	1,713,254	16,368,730
Accumulated deficit	(102,136,773)	(498,096)	(102,634,869)
Total SinglePoint Inc. stockholders' equity (deficit)	1,743,749	(498,096)	1,245,653
Total Stockholders' Equity (Deficit)	1,381,270	(498,096)	883,174
Total Liabilities, Mezzanine, and Stockholders' Equity (Deficit)	16,036,746	1,215,158	17,251,904

Consolidated Statement of Operations for the Year Ended December 31, 2023
Cost of revenue	$18,648,991	$498,096	$19,147,087
Gross profit	7,670,872	(498,096)	7,172,776
Loss From Operations	(15,588,481)	(498,096)	(16,086,577)
Loss Before Income Taxes	(18,268,567)	(498,096)	(18,766,663)
Net Loss	(18,268,567)	(498,096)	(18,766,663)
Net Loss Attributable to SinglePoint Inc.	(17,693,924)	(498,096)	(18,192,020)
Net Loss Available for Common Stockholders	(7,125,194)	(498,096)	(7,623,290)
Loss per share available to common stockholders - basic and diluted	(25.06)	(1.75)	(26.82)

Consolidated Statement of Cash Flows for the Year Ended December 31, 2023
Net loss attributable to SinglePoint Inc. stockholders	$(17,693,924)	$(498,096)	$(18,192,020)
Inventory obsolescence	-	498,096	498,096
Inventory	1,861,458	(1,713,254)	148,204
Unearned revenue	(2,512,246)	1,713,254	(798,992)

Basis of Presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of Singlepoint, Direct Solar America, Box Pure Air, EnergyWyze, DIGS, and ShieldSaver as of December 31, 2023 and 2022, and for the years then ended, and the accounts of Boston Solar as of December 31, 2023, and the period from April 21, 2022 (acquisition date) through December 31, 2022. All significant intercompany transactions have been eliminated in consolidation.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions

Reclassifications

Certain 2022 amounts have been reclassified to conform to the 2023 presentation.

F-9

Reverse Stock-splits

On July 20, 2023, the Company affected a 1 for 400 reverse stock split of the Company’s common stock. At the effective time of the reverse stock split, every 400 shares of issued and outstanding common stock were converted into one (1) share of issued and outstanding common stock. The number of authorized shares and the par value per share of the common stock and the number of authorized or issued and outstanding shares of the Company’s preferred stock remained unchanged. As a result of the reverse stock split, the Company further adjusted the share amounts under its employee incentive plan which had no outstanding options and common stock warrant agreements with third parties.

On December 14, 2023, the Company affected a 1 for 26 reverse stock split of the Company’s common stock, and a proportionate related reduction in the number of the Company’s authorized shares of Common Stock from 5,000,000,000 to 192,307,693. At the effective time of the reverse stock split, every 26 shares of issued and outstanding common stock were converted into one (1) share of issued and outstanding common stock. The par value per share of the common stock and the number of authorized or issued and outstanding shares of the Company’s preferred stock remained unchanged. As a result of the reverse stock split, the Company further adjusted the share amounts under its employee incentive plan which had no outstanding options and common stock warrant agreements with third parties.

All disclosures of common shares and per common share data in the accompanying consolidated financial statements and related notes reflect these reverse stock splits for all periods presented.

Cash

The Company considers all highly-liquid investments with an original maturity of ninety days or less at the time of purchase to be cash equivalents. There were no cash equivalents at December 31, 2023 and 2022. The Company also maintains deposits in financial institutions which are insured by the Federal Deposit Insurance Corporation (“FDIC”). The Company had $279,542 of deposits in excess of amounts insured by the FDIC as of December 31, 2023.

Revenues

The Company records revenue under the adoption of ASC 606, “Revenue from Contracts with Customers” by analyzing exchanges with its customers using a five-step analysis:

(1)	identifies the contract(s) with a customer;

(2)	identifies the performance obligations in the contract(s);

(3)	determines the transaction price;

(4)	allocates the transaction price to the performance obligations in the contract(s); and

(5)	recognizes revenue when (or as) the entity satisfies a performance obligation.

The Company incurs costs associated with product distribution, such as freight and handling costs. The Company has elected to treat these costs as fulfillment activities and recognizes these costs at the same time that it recognizes the underlying product revenue. In accordance with ASC 606, the Company recognizes revenue at an amount that reflects the consideration that the Company expects to be entitled to receive in exchange for transferring goods or services to its customers. The Company’s policy is to record revenue when control of the goods transfers to the customer.

The Company uses three categories for disaggregated revenue classification:

(1)	Retail Sales (Box Pure Air, DIGS, Singlepoint (parent company)),

(2)	Distribution (DIGS) and,

(3)	Services Revenue (Boston Solar, Direct Solar, EnergyWyze).

F-10

Additionally, the Company also disaggregates revenue by subsidiary:

(1)	Singlepoint (parent company)

(2)	Boston Solar

(3)	Box Pure Air

(4)	DIGS

(5)	Direct Solar

(6)	EnergyWyze

Retail Sales. Our retail sales include our products sold directly to consumers, with sales recognized upon delivery of the product to the customer, with the customer taking risk of ownership and assuming risk of loss. Payment is due upon delivery. Box Pure Air provides advanced air purification devices to businesses and consumers. DIGS operates an online store and sells nutrients, lights, HVAC systems and other products to consumers.

Distribution Revenue. Our distribution revenue includes DIGS ’ related product sales to third-party resellers with revenue recognized upon delivery of the product to the reseller, with the reseller taking risk of ownership and assuming risk of loss. Payment is due upon delivery or within 30 days of invoicing. Except for when sold direct to consumer upon which payment is due immediately.

Services Revenue. Our services revenue includes services provided by Direct Solar America, which earns commission revenue for solar services placed with third-party contractors and recognizes revenue upon date of completion of installation. Cash received in advance of contract completion is recognized as deferred revenue until contracts are complete. EnergyWyze generates and sells marketing leads to the solar industry. Service revenue is recognized as the performance obligations are fulfilled, with the customer taking risk of ownership and assuming risk of loss. Payment for service revenue is generally due upon completion.

Returns and other adjustments. The Company records an estimate for provisions of discounts, returns, allowances, customer rebates and other adjustments for each shipment, and are netted with gross sales.  The Company’s discounts and customer rebates are known at the time of sale and the Company appropriately debits net product revenues for these transactions based on the known discount and customer rebates.  The Company estimates for customer returns and allowances based on estimates of historical transactions and accounts for such provisions during the same period in which the related revenues are earned.  Customer discounts, returns and rebates on product revenues during the year ended December 31, 2023, and 2022 are not material.

Construction Contract Performance Obligations, Revenues and Costs. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account. The Company evaluates whether two or more contracts should be combined and accounted for as one performance obligation and whether the combined or single contract should be accounted for as more than one performance obligation. This evaluation requires significant judgment, and the decision to combine a group of contracts or separate a single contract into multiple performance obligations could change the amount of revenue and profit recorded in a given period. The Company’s installation contracts have a single performance obligation as the promise to transfer the individual goods or services is not separately identifiable from other promises in the contract and integrated and, therefore, not distinct. Less commonly, the Company may promise to provide distinct goods or services within a contract, in which case the contract is separated into more than one performance obligation. If a contract is separated into more than one performance obligation, the total transaction price is allocated to each performance obligation in an amount based on the estimated relative standalone selling prices of the promised goods or services underlying each performance obligation.

F-11

The Company recognizes revenue upon completion. Contract costs include all installed materials, direct labor and subcontract costs. Operating costs are charged to expense as incurred. Contract costs incurred that do not contribute to satisfying performance obligations and are not reflective of transferring control to the customer, such as uninstalled materials and rework labor, are excluded from the percent complete calculation.

Contract Estimates

The estimation of total revenue and cost at completion requires significant judgment and involves the use of various estimation techniques. Management must make assumptions and estimates regarding labor productivity and availability, the complexity of the work to be performed, the cost and availability of materials, and the performance of subcontractors. Changes in job performance, job conditions and estimated profitability, including those changes arising from contract penalty provisions and final contract settlements, may result in revisions to costs and revenue. Such changes are recognized in the period in which the revisions are determined. If, at any time, the estimate of contract profitability indicates an anticipated loss on the contract, a provision for the entire loss is recognized in the period in which it is identified.

Contract Modifications

Contract modifications are routine in the performance of the Company’s contracts. Contracts are often modified to account for changes in the contract specifications or requirements. In most instances, contract modifications are for goods or services that are not distinct and are accounted for as part of the existing contract.

Contract Assets and Liabilities

Billing practices are governed by the contract terms of each project based primarily on costs incurred, achievement of milestones or predetermined schedules. Billings do not necessarily correlate with revenue recognized over time. Contract assets represent revenues recognized in excess of amounts billed. Contract liabilities represents billings in excess of revenues recognized.

Accrued revenue includes amounts which have met the criteria for revenue recognition and have not yet been billed to the client.

The Company’s residential contracts include payments terms that call for payment upon receipt of the invoice, and their commercial contracts call for payment between 15 and 60 days from the invoice date, primarily within 30 days.

Accounts Receivable

The Company carries its accounts receivable at the amount management expects to collect from outstanding receivables. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, when deemed necessary, based on historic write offs and collections and current credit conditions.

Accounts receivable is net of an allowance for credit losses of $375,414 and $51,706 as of December 31, 2023 and 2022, respectively. During the twelve months ended December 31, 2023 and 2022, the Company wrote off $120,405 and $0, respectively, of receivables.

F-12

Inventory

Inventory consists primarily of photovoltaic modules, inverters, racking and associated finished parts required for the assembly of photovoltaic systems. Inventories are valued at the lower of cost or net realizable value determined by the first-in, first-out method. The Company writes down its inventory for estimated obsolescence equal to the difference between the carrying value of the inventory and the estimated net realizable value based upon assumptions about future demand and market conditions. If actual future demand or market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

Inventory is net of a reserve for obsolescence of $761,662 and $326,239 as of December 31, 2023 and 2022, respectively.

Accrued Warranty and Production Guarantee Liabilities

As a standard practice, the Company warranties its labor for ten years from the completion date of their installation projects and passes through manufacturer warranties on products installed. These warranties are not separately priced, therefore, costs related to the warranties are accrued when management determines they are able to estimate them. Management has not separately accounted for the actual warranty costs each year and has accrued based on their best estimates as of each year end.

As a standard practice, the Company provides a two-year production guarantee on installed solar systems. These production guarantees are not separately priced, therefore, costs related to production guarantees are accrued based on management’s best estimates as of each year end. Separately, the Company offers customers an optional ten-year production guarantee that can be purchased for $1,000. Such amounts are deferred when received and recognized ratably over the guarantee period.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with the Accounting Standards Committee (“ASC”) 815 “Derivatives and Hedging”. It provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative financial instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income or other expense. Upon conversion or exercise of a derivative financial instrument, the instrument is marked to fair value at the conversion date and is reclassified to equity. The Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of notes redemption.

F-13

Leases

ASC 842, “Leases”, requires recognition of leases on the consolidated balance sheets as right-of-use (“ROU”) assets and lease liabilities. ROU assets represent the Company’s right to use underlying assets for the lease terms and lease liabilities represent the Company’s obligation to make lease payments arising from the leases. Operating lease ROU assets and operating lease liabilities are recognized based on the present value and future minimum lease payments over the lease term at commencement date. As the Company’s leases do not provide an implicit rate, the Company used its estimated incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. A number of the lease agreements may contain options to renew and options to terminate the leases early. The lease term used to calculate ROU assets and lease liabilities only includes renewal and termination options that are deemed reasonably certain to be exercised. The Company recognized lease liabilities, with corresponding ROU assets, based on the present value of unpaid lease payments for existing operating leases longer than twelve months. The ROU assets were adjusted per ASC 842 transition guidance for existing lease-related balances of accrued and prepaid rent, and unamortized lease incentives provided by lessors. Operating lease cost is recognized as a single lease cost on a straight-line basis over the lease term and is recorded in selling, general and administrative expenses. Variable lease payments for common area maintenance, property taxes and other operating expenses are recognized as expense in the period when the changes in facts and circumstances on which the variable lease payments are based occur. The Company has elected not to separate lease and non-lease components for all property leases for the purposes of calculating ROU assets and lease liabilities.

Income Taxes

The Company accounts for its income taxes in accordance with ASC 740 “Income Taxes”, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. The Company has a net operating loss carryforward, however, due to the uncertainty of realization, the Company has provided a full valuation allowance for deferred tax assets resulting from this net operating loss carryforward.

Net Income (loss) Per Common Share

Basic net income (loss) per share is calculated by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding for the period, without consideration for common stock equivalents.

For the years ended December 31, 2023 and 2022, the potentially dilutive securities were excluded from the computation of diluted loss per share as the effect would be to reduce the net loss per common share. Therefore, the weighted-average common stock outstanding is used to calculate both basic and diluted net loss per share for the years ended December 31, 2023 and 2022.

F-14

A reconciliation of the weighted average shares outstanding used in basic and diluted earnings per share computation is as follows:

	Year Ended December 31,
	2023	2022
Numerator:
Net loss available for common stockholders	$(7,623,290)	$(8,852,677)
Denominator:
Weighted-average shares to compute basic earnings per share	284,276	10,974
Class D preferred stock, including preferred dividends	-	-
Class E preferred stock, including preferred dividends	-	-
Convertible notes	-	-
Warrants	-	-
Weighted-average shares to compute diluted earnings per share	284,276	10,974

Loss per share:
Basic	$(26.82)	$(806.71)
Diluted	$(26.82)	$(806.71)

F-15

Fair Value Measurements

The Company’s financial instruments consist of cash, accounts receivable, investments, accounts payable, convertible notes payable, advances from related parties, and derivative liabilities. The estimated fair value of cash, accounts receivable, accounts payable, convertible notes payable and advances from related parties approximate their carrying amounts due to the short-term nature of these instruments.

Certain non-financial assets are measured at fair value on a nonrecurring basis but are subject to periodic impairment tests. The hierarchy is broken down into three levels based on the reliability of the inputs as follows:

Level 1 - Valuation is based upon unadjusted quoted market prices for identical assets or liabilities in accessible active markets.

Level 2 - Valuation is based upon quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in inactive markets; or valuations based on models where the significant inputs are observable in the market.

Level 3 - Valuation is based on models where significant inputs are not observable. The unobservable inputs reflect a company’s own assumptions about the inputs that market participants would use.

The Company did not have any Level 1 or Level 2 assets and liabilities at December 31, 2023 or 2022. The derivative liabilities are Level 3 fair value measurements.

The following is a summary of activity of Level 3 liabilities during the years ended December 31, 2023 and 2022:

Balance - January 1, 2022	$-
Additions	-
Change in fair value	-
Balance - December 31, 2022	$-
Additions	1,236,928
Settlement	(112,818)
Change in fair value	(735,127)
Balance - December 31, 2023	$388,983

During 2023 the Company issued note payable agreements (Note 5) which contained default provisions that contain a conversion feature meeting the definition of a derivative liability which therefore require bifurcation.

At December 31, 2023, the Company estimated the fair value of the conversion feature derivatives embedded in the notes payable and warrants based on assumptions used in the Cox-Ross-Rubinstein binomial pricing model using the following inputs: the price of the Company’s common stock of $2.15; risk-free interest rates ranging from 5.26% to 5.60%; expected volatility of the Company’s common stock ranging from 273% to 345%; exercise prices of $1.26; and terms from one to seven months.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board, (“FASB”) or other standard setting bodies and adopted by us as of the specified effective date. Unless otherwise discussed, the impact of recently issued standards that are not yet effective will not have a material impact on the Company’s consolidated financial position or consolidated results of operations upon adoption.

In September 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” ASU 2016-13 significantly changes the impairment model for most financial assets and certain other instruments. ASU 2016-13 requires immediate recognition of estimated credit losses expected to occur over the remaining life of many financial assets, which will generally result in earlier recognition of allowances for credit losses on loans and other financial instruments. ASU 2016-13 is effective for the Company’s fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The adoption of ASU 2016-13 had no material impact on the Company’s consolidated financial statements for the year ended December 31, 2023.

F-16

Subsequent Events

Other than the events described in Note 12, there were no subsequent events that required recognition or disclosure. The Company evaluated subsequent events through the date the consolidated financial statements were issued and filed with the Securities and Exchange Commission.

NOTE 3 – CONTRACT ASSETS

Deferred costs and estimated earnings and billings on uncompleted contracts consist of the following as of December 31, 2023 and December 31, 2022:

	2023	2022
Deferred costs	$404,849	$311,911
Estimated earnings	-	-
Total deferred costs and estimated earnings on uncompleted contracts	404,849	311,911
Billings to date	(404,202)	92,938
Deferred costs and estimated earnings in excess of related billings on uncompleted contracts	$647	$404,849

Deferred costs include permitting costs to fulfill contracts on installations in progress.

NOTE 4 – ACQUISITIONS, GOODWILL, INTANGIBLE ASSETS, AND INVESTMENTS

Boston Solar Acquisition

On April 21, 2022, the Company completed the acquisition of 80.1% of the membership interests in Boston Solar, a leading residential, small commercial solar energy, procurement, and construction (“EPC”) company focused on customers in the greater Boston area. This acquisition solidifies the Company’s EPC acquisition strategy. The total consideration paid for the purchased interests was $6,064,858 consisting of: $2,287,168 of cash paid at closing; issuance of a note payable in 14,781,938 shares of Company common stock with a fair value of $1,252,273; issuance of a promissory note with a fair value of $897,306; issuance of a convertible promissory note with a fair value of $1,378,111 payable in cash or shares of Company common stock at the holder’s option; and a $250,000 holdback of additional cash. The Company incurred acquisition related expenses of approximately $587,000 during the year ended December 31, 2022, which were recognized in SG&A within the Company’s 2022 consolidated statement of operations.

F-17

The Company accounted for the acquisition as a purchase of a business and recorded the excess of the purchase price over the estimated fair value of the assets acquired and liabilities assumed as goodwill. The total purchase price was  allocated as follows:

Goodwill	$6,785,416
Tangible assets	4,787,928
Intangible asset – tradename/trademarks (10-year life)	3,008,100
Intangible asset – IP/technology (7-year life)	438,000
Intangible asset – non-competes (3-year life)	123,200
Total liabilities	(7,571,036)
Non-controlling interest	(1,506,750)
Total consideration paid for 80.1% interest	$6,064,858

Revenue of $19,124,124 and net loss of $332,995 related to Boston Solar for the period from the April 21, 2022 acquisition date through December 31, 2022 are included in the Company’s consolidated statement of operations for the year ended December 31, 2022. These results are prior to consideration for non-controlling interest.

The following supplemental unaudited pro forma information presents the consolidated results of the Company’s operations as if the acquisition of Boston Solar on April 21, 2022 had been consummated on January 1, 2021. This supplemental unaudited pro forma information is based solely on the historical unaudited financial results for the Boston Solar acquisition and does not include operational or other changes which might have been affected by the Company. The supplemental unaudited pro forma information presented below is for illustrative purposes only and is not necessarily indicative of the results which would have been achieved or results which may be achieved in the future:

	Year Ended December 31,
	2023	2022
Revenue, net	$26,319,863	$27,385,051
Net loss	$(18,192,020)	$(9,609,240)

Goodwill

The following table presents details of the Company’s goodwill as of December 31, 2023 and 2022:

	Boston Solar	Box Pure Air	Total
Balances at December 31, 2022:	$6,785,416	$414,151	$7,199,567
Aggregate goodwill acquired	-	-	-
Impairment losses	-	-	-
Balances at December 31, 2023	$6,785,416	$414,151	$7,199,567

F-18

The Company periodically reviews the carrying value of intangible assets not subject to amortization, including goodwill, to determine whether impairment may exist. Goodwill and certain intangible assets are assessed annually, or when certain triggering events occur, for impairment using fair value measurement techniques. These events could include a significant change in the business climate, legal factors, a decline in operating performance, competition, sale or disposition of a significant portion of the business, or other factors. Specifically, a goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill. The Company uses level 3 inputs and a discounted cash flow methodology to assess impairment. A discounted cash flow analysis requires various judgmental assumptions to be made including future cash flows, growth rates, and discount rates. The assumptions about future cash flows and growth rates are based on the Company’s budget and long-term plans. Discount rate assumptions are based on an assessment of the risk inherent in the respective reporting units.

Intangible Assets

The following table presents details of the Company’s intangible assets (excluding goodwill) as of December 31, 2023 and 2022:

	IP/ Technology	Tradename Trademarks	Non- Competes	Total
Balances at December 31, 2022:	$394,984	$2,801,290	$94,968	$3,291,242
Intangibles acquired	-	-	-	-
Less: Amortization	62,568	300,816	41,064	404,448
Balances at December 31, 2023	$332,416	$2,500,474	$53,904	$2,886,794

Estimated amortization expense:

Year Ending
December 31,
2024	$404,448
2025	376,224
2026	363,384
2027	363,384
2028	363,384
Thereafter	1,015,970
Total	$2,886,794

Investments

On August 9, 2022, the Company acquired a minority interest, with the right to acquire the remaining interests, of Frontline Power Solutions LLC (“Frontline”), a Multi-state Licensed Energy Services Company (“ESCO”). Frontline  is a comprehensive energy service Company with the ability to operate in deregulated markets across the country and provide energy supply agreements to all sizes of commercial, industrial, and institutional properties. The Company signed a Membership Interest Purchase Agreement (“MIPA”) with Frontline whereby the Company agreed to: (i) make an investment in Frontline for a 13.3% membership interest in exchange for $100,000 of the Company’s shares (the number of shares determined by a 30-day volume weighted average price (“vwap”) calculation, which were subsequently fair valued on August 9, 2022); (ii) issue a Promissory Note to Frontline for $150,000 ; and (iii) purchase the remaining interest (86.7%) membership interest for a Cash Consideration of $500,000 minus any outstanding principal and interest outstanding under the Promissory Note, subject to certain closing conditions (the “Second Closing”). In the event that Second Closing does not occur then the Promissory Note would convert into an additional 6.6% membership interest of Frontline for a total ownership interest of 19.9% for the Company.

F-19

NOTE 5 - NOTES PAYABLE

Notes Payable

Seller Note Payable. On April 21, 2022 the Company entered into an unsecured note payable with a former owner of Boston Solar as part of the Boston Solar acquisition. The face value of the note is $1,000,000 with no stated interest. Principal payments are due as follows: $250,000 due October 31, 2022, $250,000 due April 30, 2023, and $500,000 due October 31, 2023. The fair value of the note was determined to be $897,306 at the date of acquisition with the difference between the stated value and the fair value being amortized to interest expense over the 18-month period. The note is in default. On August 9, the noteholder filed a motion for summary judgement in lieu of complaint (the “Motion”) seeking an order that the entire balance of the note and associated expenses with collection of the note are due. The Company has opposed the motion. It also has and will continue to pursue resolutions, including conversion of the principal into equity with the noteholder to satisfy the obligation. As of December 31, 2023, all motions have been submitted to the court and the Company expects to have the initial decision within eighteen months. At December 31, 2023, all of the remaining balance, $750,000, is included in current portion of notes payable.

Note Purchase Agreement. In July 2021, the Company entered into a Note Purchase Agreement with Bucktown Capital LLC (“BCL”) whereby the Company agreed to issue and sell to BCL a promissory note in the principal amount of $1,580,000 (the “Note”). The Note bears interest at the rate of Eight Percent (8%) per annum and provides that for the calendar quarter beginning on January 1, 2022 and continuing for each calendar quarter thereafter until the Note is paid in full, the Company will make quarterly cash payments to BCL equal to $250,000. The Company may choose the frequency and amount of each payment (subject to a minimum payment of $50,000) during each applicable quarter so long as the aggregate amount paid during each quarter is equal to $250,000. The Note matures in July 2023. The Note contains the following covenants: (i) Company will timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and will not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (ii) the common stock shall be listed or quoted for trading on any of (a) NYSE, (b) NASDAQ, (c) OTCQX, (d) OTCQB, or (e) OTC Pink; (iii) trading in Company’s common stock will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease trading on Company’s principal trading market for more than two (2) consecutive Trading Days; and (iv) Company will not enter into any financing transaction with John Kirkland or any of his affiliated entities. In December 2023 BCL and the Company entered into an agreement whereby BCL converted $200,000 of the outstanding principal balance into common shares of the Company. At December 31, 2023, the note is in default and all of the remaining balance, $1,004,378, is included in current portion of notes payable. Additionally, at December 31, 2023, there has been no Liquidity Event and there have been no default provisions exercised.

OID Purchase Agreement. On October 25, 2022, the Company entered a Securities Purchase Agreement (the “OID Purchase Agreement”) with 622 Capital, LLC (“622 Capital”), whereby 622 Capital purchased from the Company, and the Company issued, (i) an aggregate principal amount of $600,000 of 20% original issue discount senior notes (each, a “Note” and collectively, the “Notes”), and (ii) 2,620,545 shares of common stock, par value $0.0001 per share, of the Company. In December 2023, all of the principal balance plus accrued interest was converted into common shares.  At December 31, 2023, there is no principal balance outstanding.

F-20

SBA Loan. In May 2020, the Company received loan proceeds of $150,000 under the SBA’s Economic Injury Disaster Loan program (“EIDL”). The EIDL dated May 22, 2020, bears interest at 3.75%, has a 30-year term, is secured by substantially all assets of the Company, and is due in monthly installments of $731 beginning May 1, 2021. At December 31, 2023, $32,164 is included in the current portion of notes payable and $117,836 is included in long-term notes payable.

Settlement and Release Agreement.  In March 2023, Boston Solar entered into a settlement and release with a third party in which Boston Solar agreed to make payments totaling $500,000 over a 30-month period. At December 31, 2023, $90,000 is included in current portion of notes payable and $215,000 is included in long-term notes payable.

Other.  In December 2023 the Company entered into short-term note payable with a third party in the amount of $49,980.  At December 31, 2023, all of the balance is included in the current portion of notes payable.  At December 31, 2023, Boston Solar has a note payable in the amount of $20,807 related to a service truck, $7,530 of which is included in current portion of notes payable.

Convertible Notes Payable

Purchase Agreement. On April 21, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Cameron Bridge LLC, Target Capital LLC, and Walleye Opportunities Master Fund Ltd. (collectively the “Investors”), whereby the Investors purchased from the Company, and the Company issued, an aggregate principal amount of $4,885,353 of 15% original issue discount convertible promissory notes (each, a “Note” and collectively, the “Notes”), and (ii) warrants to purchase shares of common stock of the Company (each, a “Warrant” and collectively, the “Warrants”). Pursuant to the terms of the Purchase Agreement the Company (and or Boston Solar) also entered into the following agreements (also collectively referred to as the “Transaction Documents”): Registration Rights Agreement, Assignment of Boston Solar Membership Interest, Guarantor Security Agreement, Guaranty, and Pledge and Escrow Agreement. In order to secure the full and timely payment and performance of all of the Company’s obligations to the Investors under the Transaction Documents, the Company agreed to transfer, pledge, assign, and grant to the Investors a continuing lien and security interest in all right, title and interest of the Company’s 80.1% of the issued and outstanding Membership Interests of Boston Solar. Boston Solar guaranteed the obligations of the Company under the Notes and granted the Investors a security interest in and pledged its assets as collateral for the Notes, in the event of a default on the terms of the Notes. The Company agreed that it will prepare and, as soon as practicable, but in no event later than the Filing Deadline (as defined below), file with the SEC a registration statement; registering for resale (a) at least the number of shares of common stock equal to 125% of the sum of the maximum number of shares of common stock issuable upon conversion of the Notes at the initial conversion price thereof, and (b) 100% of the Warrant Shares (the “Initial Required Registration Amount”). The Registration Statement filed hereunder shall be on Form S-1 in connection with the Liquidity Event. “Liquidity Event” means a public offering of common stock (or units consisting of common stock and warrants to purchase common stock), resulting in the listing for trading of the common stock on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing). “Filing Deadline” means: (i) with respect to the Initial Registration Statement, the earlier of (a) the date that a Registration Statement is filed in connection with the Liquidity Event and (b) 180 days. Each Note was designated as a 15% Convertible Promissory Note due the earlier of January 21, 2023 or upon the occurrence of the Liquidity Event. Upon an Event of Default, interest on the Notes immediately accrues thereafter at a rate equal to 18% per annum which shall be paid in cash monthly until the Default is cured. The Company shall have the option to prepay the Notes at any time after the Original Issue Date prior to or on the Maturity Date at an amount equal to 120% of the Prepayment Amount. Upon or following the occurrence of a Liquidity Event or an Event of Default, at the option of the holder, the Notes are convertible into Conversion Shares. The number of Conversion Shares to be issued upon each conversion is determined by dividing the Conversion Amount by the applicable Conversion Price then in effect, if the holder does not exercise its option to convert this Note upon or following the occurrence of a Liquidity Event, the Company shall be required to pay the amounts owing thereunder on the Liquidity Date in cash, as required therein. The Company shall not affect any conversion of the Notes, and a holder shall not have the right to convert any portion of the Notes, to the extent that after giving effect to the conversion, the holder (together with the holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the holder’s Affiliates would beneficially own in excess of 4.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion thereof. The holder, upon notice to the Company, may increase or decrease such percentage, but in no event shall it exceed 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Note held by the holder. In December 2023, all of the principal balance plus accrued interest was converted into common shares and pre-funded warrants.  At December 31, 2023, there is no principal balance outstanding.

F-21

Seller Note Payable in Shares. On April 21, 2022, the Company issued an unsecured 36-month seller note to the chief executive officer of Boston Solar in the amount of $1,940,423 payable in shares of the Company’s common stock based on the vwap of the Company’s common stock over the 60 trading days prior to April 21, 2022. The payments begin six months after April 21, 2022 and are paid quarterly over 30 months. The fair value of the note was determined to be $1,252,272. The difference between the stated value and the fair value is being amortized to interest expense over the 36-month period. At December 31, 2023, all of the note, $1,587,619, is included in current portion of convertible notes payable.

Seller Convertible Note. On April 21, 2022, the Company issued an unsecured convertible note of $976,016 to the chief executive officer of Boston Solar, payable in cash or in shares of the Company’s common stock at the holder’s option at a 20% discount to the market based on a predetermined formula. The stated interest rate on the note is 12.5%. The fair value of the note on April 21, 2022, was determined to be $1,378,111, a premium of $409,095. The note is due March 31, 2023. In December 2023, all of the principal balance plus accrued interest was converted into common shares.  At December 31, 2023, there is no principal balance outstanding.

Promissory Note.  On February 7, 2023, the Company entered into a securities purchase agreement providing for the issuance of a Convertible Promissory Note (“Promissory Note”) in the principal amount of $284,760, with an original issue discount of $30,510.  A one-time interest charge of 12% was applied on the issuance date to the principal ($284,760 *.12 = $34,171). Accrued, unpaid interest and outstanding principal, subject to adjustment, shall be paid in ten (10) payments each in the amount of $31,893 (a total payback to the holder of $318,931). The first payment was paid March 30, 2023, with nine (9) subsequent payments due each month thereafter. If an event of default occurs and the holder exercises the option to convert, the conversion price (the “Conversion Price”) shall mean 75% multiplied by the lowest trading price for the common stock during the ten (10) trading days prior to the conversion date (representing a discount rate of 25%) (subject to equitable adjustments by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). In December 2023, all of the principal balance plus accrued interest was converted into common shares.  At December 31, 2023, there is no principal balance outstanding.

Promissory Note 2.  On June 26, 2023, the Company entered into a securities purchase agreement providing for the issuance of a Convertible Promissory Note (“Promissory Note 2”) in the principal amount of $118,650, with an original issue discount of $13,640.  A one-time interest charge of 12% was applied on the issuance date to the principal ($118,650 *.12 = $14,238). Accrued, unpaid interest and outstanding principal, subject to adjustment, shall be paid in nine (9) payments each in the amount of $14,765 (a total payback to the holder of $132,888). The first payment is due July 30, 2023, with eight (8) subsequent payments due each month thereafter. If an event of default occurs and the holder exercises the option to convert, the conversion price (the “Conversion Price”) shall mean 75% multiplied by the lowest trading price for the common stock during the ten (10) trading days prior to the conversion date (representing a discount rate of 25%) (subject to equitable adjustments by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). At December 31, 2023, all of the note balance, $30,312, is included in current portion of convertible notes payable.

Promissory Note 3.  On August 28, 2023, the Company entered into a securities purchase agreement providing for the issuance of a convertible promissory note (“Promissory Note 3”) in the principal amount of $130,000 with a maturity date of May 28, 2024. The holder of the Promissory Note 3 shall have the right from time to time, and at any time during the period beginning on the date of issuance and ending on the later of: (i) the maturity date and (ii) the date of payment of the default amount (as defined in the convertible promissory note), to convert all or any part of the outstanding and unpaid amount of Promissory Note 3 into fully paid and non-assessable shares of common stock, at the conversion price which shall mean 75% multiplied by the lowest trading price for the common stock during the ten (10) trading days prior to the conversion date (representing a discount rate of 25%) (subject to equitable adjustments by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). At December 31, 2023, all of the note balance, $130,000, is included in current portion of convertible notes payable.

F-22

Promissory Note 4. On October 3, 2023, the Company entered into a securities purchase agreement providing for the issuance of a Convertible Promissory Note (“Promissory Note 4”) in the principal amount of $78,500, with an interest rate of 12% and a maturity date of July 30, 2024. The holder of the Promissory Note 4 shall have the right from time to time, and at any time during the period beginning on the date of issuance and ending on the later of: (i) the maturity date and (ii) the date of payment of the default amount (as defined in the convertible promissory note), to convert all or any part of the outstanding and unpaid amount of Promissory Note 4 into fully paid and non-assessable shares of common stock, at the conversion price which shall mean 75% multiplied by the lowest trading price for the common stock during the ten (10) trading days prior to the conversion date (representing a discount rate of 25%) (subject to equitable adjustments by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). At December 31, 2023, all of the note balance, $78,500, is included in current portion of convertible notes payable.

 Promissory Note 5.  On October 10, 2023, the Company entered into a securities purchase agreement providing for the issuance of a Convertible Promissory Note (“Promissory Note 5”) in the principal amount of $145,205, with an original issue discount of $16,705.  A one-time interest charge of 12% was applied on the issuance date to the principal ($145,205 *.12 = $17,424). Accrued, unpaid interest and outstanding principal, subject to adjustment, shall be paid in nine (9) payments each in the amount of $18,070 (a total payback to the holder of $162,629). The first payment is due November 15, 2023, with eight (8) subsequent payments due each month thereafter. If an event of default occurs and the holder exercises the option to convert, the conversion price (the “Conversion Price”) shall mean 75% multiplied by the lowest trading price for the common stock during the ten (10) trading days prior to the conversion date (representing a discount rate of 25%) (subject to equitable adjustments by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). At December 31, 2023, all of the note balance, $109,065, is included in current portion of convertible notes payable.

NOTE 6 – LEASES

Boston Solar was acquired on April 21, 2022 and has fixed rate non-cancelable operating lease agreements for office, warehouse, and parking real estate, vehicles, and tools. The monthly operating lease payments for real estate are from $4,789 to $20,231 and end September 2027. Vehicle leases range from $549 to $1,241 per month, and their end dates from June 2024 to September 2026. Tools lease payments are $1,285 per month and end March 2027. Total lease expense for the year ended December 31, 2023 was $389,120. At April 21, 2022, as part of the acquisition, the Company recognized initial ROU assets and lease liabilities related to Boston Solar of $1,400,278 and $(1,400,278), respectively.

Future minimum lease payments are as follows:

Year Ending
December 31
2024	$441,118
2025	437,132
2026	408,562
2027	277,852
2028	25,896
Total	1,590,560
Less: Interest	(198,859)
Present value of lease liabilities	1,391,701
Less: Current portion	(345,442)
Lease liability, net of current portion	$1,046,259

F-23

NOTE 7 - STOCKHOLDERS’ EQUITY

Class A Convertible Preferred Shares

As of December 31, 2023 and 2022, the Company had authorized 80,000,000 shares of Class A Convertible Preferred Stock (“Class A Stock”) with $0.0001 par value per share, of which 1,000,000 and 75,725,981 shares were issued and outstanding as of December 31, 2023 and 2022, respectively. Each share of Class A Stock is convertible at any time into one tenth (1/10) share of common stock. No dividends are payable unless declared by the Board of Directors. On April 17, 2023, all of the then outstanding Class A Stock was converted into common stock at a ratio of one share of Class A Stock into 20 shares of common stock. The reduction in the per-share ratio of 25 shares of common stock to 20 shares resulted in a deemed dividend credit, which is reflected in Net Income Available for Common Stockholders.

Class B Convertible Preferred Stock

As of  December 31, 2023 and 2022, the Company had authorized 1,500 shares of Class B Preferred Stock, $0.0001 par value per share, of which 0 shares were issued and outstanding as of December 31, 2023, and 2022.

Class C Convertible Preferred Stock

As of December 31, 2023 and 2022, the Company had authorized 1,500 shares of Class C Preferred Stock, of which 0 and 19 shares were issued and outstanding as of December 31, 2023 and 2022, respectively.

F-24

Class D Convertible Preferred Shares

As of December 31, 2023 and 2022, the Company had authorized 2,000 shares of  Class D Preferred Stock, of which 0 and 2,000 shares were issued and outstanding as of December 31, 2023 and 2022, respectively. The Company has the right to redeem the Class D Preferred Stock, in accordance with the terms stated by the Certificate of Designation. The Company shall pay a dividend of 3% per annum on the Class D Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Class D Preferred Stock calculated at the purchase price. The Stated Value of the Class D Preferred Stock is $1,200 per share. On September 8, 2022, the Company amended the conversion rights so that each share of the Class D Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the Holder thereof, into that number of shares of common stock (subject to Beneficial Ownership Limitations) determined by dividing the Stated Value of such share by (a) $42.20; and (b) where applicable, a fixed price equaling 100% of the lowest traded VWAP for the fifteen (15) trading days preceding a conversion.

Class E Convertible Preferred Shares

As of December 31, 2023 and 2022, the Company had authorized 5,000 and 2,500 shares, respectively, of  Class E Preferred Stock, of which 0 and 1,920 shares were issued and outstanding as of December 31, 2023 and 2022, respectively. The Company shall pay a dividend of 8% per annum on the Class E Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Class E Preferred Stock calculated at the purchase price. The Stated Value of the Class E Preferred Stock is $1,200 per share. The Class E Preferred Stock will vote together with the common stock on an as-converted basis subject to the Beneficial Ownership Limitations (as set forth in the Certificate of Designation).The conversion price (the “Conversion Price”) for the Class E Preferred Stock is the amount equal to the lower of (1) a fixed price equaling the closing price of the common stock on the trading day immediately preceding the date of the GHS Purchase Agreement, and (2) 100% of the lowest VWAP of the Company’s common stock during the fifteen (15) trading days immediately preceding, but not including, the Conversion Date. From the date of issuance until the date when the original holder no longer holds any shares of Class E Preferred Stock, upon any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), such holder may elect, in its sole discretion, to exchange (in lieu of conversion), if applicable, all or some of the shares of Class E Preferred Stock then held for any securities or units issued in a Subsequent Financing on a $1 for $1 basis. Upon a Subsequent Financing, such holder of at least one hundred (100) shares of Class E Preferred Stock shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

F-25

Undesignated Preferred Shares

As of December 31, 2023 and 2022, a total of 19,990,000 and 19,992,500 shares, respectively, of preferred stock remain undesignated and unissued.

Common Stock

As of December 31, 2023 and 2022, the Company’s authorized common stock was 192,307,693 and 5,000,000,000 shares, at $0.0001 par value per share, respectively, with 4,351,638 and 10,974 shares issued and outstanding as of December 31, 2023 and 2022, respectively.

On July 20, 2023, the Company affected a 1 for 400 reverse stock split of the Company’s common stock. At the effective time of the reverse stock split, every 400 shares of issued and outstanding common stock were converted into one (1) share of issued and outstanding common stock. The number of authorized shares and the par value per share of the common stock and the number of authorized or issued and outstanding shares of the Company’s preferred stock remained unchanged. As a result of the reverse stock split, the Company further adjusted the share amounts under its employee incentive plan which had no outstanding options and common stock warrant agreements with third parties.

On December 14, 2023, the Company affected a 1 for 26 reverse stock split of the Company’s common stock, and a proportionate related reduction in the number of the Company’s authorized shares of Common Stock from 5,000,000,000 to 192,307,693. At the effective time of the reverse stock split, every 26 shares of issued and outstanding common stock were converted into one (1) share of issued and outstanding common stock. The par value per share of the common stock and the number of authorized or issued and outstanding shares of the Company’s preferred stock remained unchanged. As a result of the reverse stock split, the Company further adjusted the share amounts under its employee incentive plan which had no outstanding options and common stock warrant agreements with third parties.

Equity Financing and Registration Rights Agreements

On January 26, 2023 (the “Effective Date”), the Company entered into an equity financing agreement (the “Equity Financing Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with GHS Investments LLC (“GHS”) pursuant to which GHS shall purchase from the Company, up to that number of shares of common stock of the Company (the “Shares”) having an aggregate Purchase Price of Ten Million Dollars ($10,000,000), subject to certain limitations and conditions set forth in the Equity Financing Agreement from time to time over the course of twenty four (24) months after an effective registration of the Shares with the SEC pursuant to the Registration Rights Agreement, is declared effective by the SEC (the “Contract Period”).

The Equity Financing Agreement grants the Company the right, from time to time at its sole discretion (subject to certain conditions) during the Contract Period, to direct GHS to purchase shares of Common Stock on any business day (a “Put”), provided that at least ten trading days has passed since the most recent Put. The Purchase Price of the Put shall be 80% of the traded price of the Common Stock during the ten (10) consecutive Trading Days preceding the relevant Trading Day on which GHS receives a Put Notice. Following an up-list of the Company’s Common Stock to the NASDAQ or equivalent national exchange, the Purchase Price shall be 90% of the Market Price, subject to a floor price of $.02 per share, below which the Company shall not deliver a Put.

The maximum dollar amount of each Put will not exceed five hundred thousand dollars ($500,000) and the minimum dollar amount of each Put is ten thousand dollars ($10,000). In the event the Company becomes listed on an exchange which limits the number of shares of Common Stock that may be issued without shareholder approval, then the number of Shares issuable by the Company and purchasable by GHS, shall not exceed that number of the shares of Common Stock that may be issuable without shareholder approval.  Puts are further limited to GHS owning no more than 4.99% of the outstanding stock of the Company at any given time.

F-26

The Company will pay a fee of 2% of the gross proceeds the Company receives from sales of common stock under the Purchase Agreement, to Icon Capital Group, LLC (“Icon”) pursuant to a placement agent agreement between the Company and Icon (the “Placement Agent Agreement”).

The Equity Financing Agreement, Placement Agent Agreement and the Registration Rights Agreement contain customary representations, obligations, rights, warranties, agreements, and conditions of the parties. The Equity Financing Agreement terminates upon any of the following events: when GHS has purchased an aggregate of Ten Million Dollars ($10,000,000) in the Common Stock of the Company pursuant to the Equity Financing Agreement; or on the date that is twenty-four (24) calendar months from the date the Equity Financing Agreement was executed.

Actual sales of shares of Common Stock to GHS under the Equity Financing Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

The Registration Rights Agreement provides that the Company shall (i) use its best efforts to file with the SEC the Registration Statement within 30 days of the date of the Registration Rights Agreement; and (ii) have the Registration Statement declared effective by the SEC within 30 days after the date the Registration Statement is filed with the SEC, but in no event more than 90 days after the Registration Statement is filed.

Shares issued during the year ended December 31, 2023

On January 4, 2023, the Company issued 481 shares of common stock to a board member of the Company in exchange for conversion of 200,000 shares of Class A Preferred Stock.

On January 24, 2023, the Company issued 113 shares of common stock to GHS in exchange for 52 shares of Class C Preferred Stock.

On February 3, 2023, the Company issued 145 shares of common stock as payment of principal on the seller note payable.

On February 6, 2023, the Company issued  61 shares of common stock related to an exclusivity agreement.

On February 9, 2023, the Company issued  567 shares of common stock to the family member of a former officer in exchange for conversion of 236,000 shares of Class A Preferred Stock.

On February 22, 2023, the Company issued 220 shares of common stock to GHS in exchange for 100 shares of Class D Preferred Stock.

On March 22, 2023, the Company issued 141 shares of common stock pursuant to the Equity Financing Agreement.

On April 10, 2023, the Company issued 211 shares of common stock pursuant to the Equity Financing Agreement.

On April 17, 2023, the Company issued 52,151 shares of common stock to a former officer and related family members in exchange for conversion of 27,118,665 shares of Class A Preferred Stock.

F-27

On April 17, 2023, the Company issued 37,237 shares and 23,413 shares of common stock to the Chief Executive Officer and Chief Financial Officer, respectively, in exchange for conversion of 19,363,285 shares and 12,175,000 shares of Class A Preferred Stock, respectively.

On April 17, 2023, the Company issued 20,329 shares of common stock to a member of the board of directors in exchange for 10,571,000 shares of Class A Preferred Stock.

On April 17, 2023, the Company issued 20,262 shares of common stock in exchange for 10,536,049 shares of Class A Preferred Stock.

On April 24, 2023, the Company issued 270 shares of common stock pursuant to the Equity Financing Agreement.

On April 28, 2023, the Company issued 128 shares of Class E Preferred Stock for cash.

On June 1, 2023, the Company issued 238 shares of common stock in exchange for 50 shares of Class D Preferred Stock.

On June 29, 2023, the Company issued 586 shares of common stock in exchange for 100 shares of Class D Preferred Stock.

On July 20, 2023, the Company issued 569 shares of common stock to directly owned shareholders for rounding up of shares related to reverse share split.

On July 21, 2023, the Company issued 1,644 shares of common stock for services and acquisition expenses.

On August 7, 2023, the Company issued 108,823 shares of common stock to shareholders in street name for rounding up of shares related to the reverse share split.

On September 5, 2023, the Company issued 4,208 shares of common stock in exchange for 100 shares of Series D Preferred Stock.

On October 10, 2023, the Company issued 2,371 shares of common stock in exchange for 49% of Box Pure Air.

On October 19, 2023, the Company issued 5,569 shares of common stock in exchange for 50 shares of Class D Preferred Stock.

On various dates in October 2023, the Company issued 7,551 shares of common stock in exchange for conversion of debt.

On October 19, 2023, the Company issued 8,805 shares of common stock pursuant to the Equity Financing Agreement.

On November 9, 2023, the Company issued 3,466 shares of common stock pursuant to the Equity Financing Agreement.

On November 21, 2023, the Company issued 18,319 shares of common stock in exchange for conversion of debt.

On November 29, 2023, the Company issued 8,479 shares of common stock pursuant to the Equity Financing Agreement.

On December 19, 2023, the Company issued 800,000 shares of common stock for cash pursuant to a registered direct offering.

On various dates in December 2023, the Company issued 1,411,365 shares of common stock for services.

On various dates in December 2023, the Company issued 802,124 shares of common stock in exchange for conversion of debt.

On various dates in December 2023, the Company issued 987,315 shares of common stock resulting from the exercise of pre-funded warrants.

F-28

Warrants

On December 14, 2023, SinglePoint Inc. entered into an underwriting agreement with Alexander Capital, LP, as representative of the underwriters party thereto (together, with the Representative, the “Underwriters”), related to the Company’s public offering (the “Offering”) of 800,000 shares of common stock, par value $0.0001 per share, of the Company (the “Firm Shares”). In connection with the Offering, and as partial underwriting consideration, the Company issued warrants for the purchase of an aggregate of 16,000 shares of common stock (the “Underwriter Warrants”) to the Underwriters.  The Underwriter Warrants, subject to a 180-day lock-up restriction, are exercisable for a five-year period commencing on the date of commencement of sales of securities pursuant to the Registration Statement at an exercise price of $6.50, equal to 130% of the offering price per share sold in the Offering. The Offering occurred on December 19, 2023.

The Company entered into conversion agreements with the holders of the Company’s outstanding shares of Class D preferred stock and Class E preferred stock under which such holders agreed to convert all their shares into Common Stock as of December 15, 2023. As a result of the conversions, in connection with the Offering, the Company issued approximately 1,533,388 shares of its Common Stock, with a portion of such shares issuable upon the exercise of pre-funded warrants that were issued to the holder in lieu of shares of Common Stock. The pre-funded warrants require the payment of an additional $0.01 per warrant and the written notice of exercise to the Company to convert the pre-funded warrant into one share of the common stock of the Company. At December 31, 2023, there were 2,971,410 pre-funded warrants issued and outstanding.

At December 31, 2023, there were 4,394,119 warrants issued and outstanding related to the Purchase Note (see Note 5 – Notes Payable) with an exercise price of $520 per share.

At December 31, 2023, there were 397 warrants issued and outstanding related to GHS with an exercise price of $1,144 per share.

NOTE 8 - RELATED PARTY TRANSACTIONS

In December 2023, all of the debt and accrued interest related to a former officer of the Company were converted into 269,921 shares of common stock with terms consistent with non-related party debt conversions.

In December 2023, debt and accrued interest of $336,258 related to a former officer of Boston Solar was converted into common shares.

As of December 31, 2023, the chief executive officer of the Company and an officer of a subsidiary had advanced to the Company $12,086 and $10,570, respectively.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Litigation

From time to time, we are a party to claims and actions for matters arising out of our business operations. We regularly evaluate the status of the legal proceedings and other claims in which we are involved to assess whether a loss is probable or there is a reasonable possibility that a loss, or an additional loss, may have been incurred and determine if accruals are appropriate. If accruals are not appropriate, we further evaluate each legal proceeding to assess whether an estimate of possible loss or range of possible loss can be made for disclosure. Although the outcome of claims and litigation is inherently unpredictable, we believe that we have adequate provisions for any probable and estimable losses. It is possible, nevertheless, that our consolidated financial position, results of operations or liquidity could be materially and adversely affected in any particular period by the resolution of a claim or legal proceeding. Legal expenses related to defense, negotiations, settlements, rulings and advice of outside legal counsel are expensed as incurred.

Seller Note Payable. On April 21, 2022, the Company entered into an unsecured note payable with a former owner of Boston Solar as part of the Boston Solar acquisition. At December 31, 2023, the remaining balance was $750,000. On August 9, 2023, the noteholder filed a motion for summary judgement in lieu of complaint (the “Motion”) seeking an order that the entire balance of the note and associated expenses with collection of the note are due. The Company has opposed the motion. It also has and will continue to pursue resolutions, including conversion of the principal into equity with the noteholder to satisfy the obligation. As of December 31, 2023, the note was in default, all motions have been submitted to the court and we expect to have the initial decision within eighteen months.

F-29

Equity Incentive Plan

On January 30, 2020, the Company adopted the 2019 Equity Incentive Plan (the “Plan”) to provide additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons. As of the date of this report the Company has not issued any awards under the Plan.

NOTE 10 - REVENUE CLASSES AND CONCENTRATIONS

Selected financial information for the Company’s operating revenue for disaggregated revenue purposes are as follows:

	Year Ended December 31, 2023	Year Ended December 31, 2022

Revenue by product/service lines:

Retail	$724,172	$2,309,535
Distribution	1,845	2,931
Services	25,593,846	19,473,683
Total	$26,319,863	$21,786,149

Revenue by subsidiary:

Singlepoint (parent company)	$14,698	$26,888
Boston Solar	25,559,983	19,124,124
Box Pure Air	704,540	2,277,732
Non-Core	40,642	357,405
Total	$26,319,863	$21,786,149

No customers comprised 10% or greater of the Company's revenue for the years ended December 31, 2023 and 2022. No customer comprised 10% or greater of the Company’s accounts receivable as of December 31, 2023. One customer comprised 27% of the Company’s accounts receivable as of December 31, 2022.

NOTE 11 – INCOME TAXES

The components of income tax expense for the years ended December 31, 2023, and 2022 consist of the following:

	2023	2022
Federal tax statutory rate	21.0%	21.0%
Permanent differences	(14.1)%	(6.8)%

Temporary differences	0.5%	(5.9)%
Valuation allowance	(7.4)%	(8.3)%
Effective rate	0%	0%

F-30

Significant components of the Company’s estimated deferred tax assets and liabilities as of December 31, 2023 and 2022 are as follows:

	2023	2022
Deferred tax assets:
Net operating loss carryforwards	$5,600,000	$3,700,000
Temporary differences	90,000	(520,000)

Total deferred tax asset	5,510,000	3,180,000

Valuation allowance	(5,510,000)	(3,180,000)
	$-	$-

The Company has net operating losses (“NOLs”) as of December 31, 2023, of approximately $26.8 million for federal tax purposes, which will expire in varying amounts through 2043. The Company may be able to utilize its NOLs to reduce future federal and state income tax liabilities. However, these NOLs are subject to various limitations under Internal Revenue Code ("IRC") Section 382. IRC Section 382 limits the use of NOLs to the extent there has been an ownership change of more than 50 percentage points. In addition, the NOL carry-forwards are subject to examination by the taxing authority and could be adjusted or disallowed due to such exams. Although the Company has not undergone an IRC Section 382 analysis, it is possible that the utilization of the NOLs could be substantially limited. The Company has no tax provision for the years ended December 31, 2023 and 2022 due to the net losses and full valuation allowances against net deferred tax assets.

NOTE 12 - SUBSEQUENT EVENTS

Acquisition of Remaining Interest in Boston Solar

On January 1, 2024, the Company entered into an agreement with the owner of 19.9% of Boston Solar (“Minority Owner”) pursuant to which the Company agreed to purchase the 19.9% of Boston Solar from the Minority Owner in exchange for: (i) a six (6) month convertible note in the amount $275,000; and (ii) a twelve (12) month convertible note in the amount $275,000.  Additionally, the Company agreed to convert the Seller Note Payable in Shares (which is owned by the Minority Owner) into common shares of the Company as a price of $3.50 per share which would result in approximately 504,006 common shares.  As a result of the transaction, the Company owns 100% of Boston Solar.

Exchange Agreements

On February 22, 2024, the Company and Bucktown Capital, LLC, a Utah limited liability company (“Lender”), entered into an Exchange Agreement, dated February 16, 2024 (the “Exchange Agreement”), pursuant to which the Company and Lender agreed to (i) partition a new promissory note (the “Partitioned Note”) from that certain promissory note dated July 13, 2021 in the original principal amount of $1,580,000 (the “Original Note”) and then cause the outstanding balance of the Original Note to be reduced to $95,000; and (ii) exchange the Partitioned Note for the delivery of the 296,652 shares of Company’s common stock, par value $0.0001.

On May 21, 2024 and May 22, 2024, the Company and the Lender entered into a series of exchange agreements, pursuant to which the Company and Lender agreed to (i) partition new promissory notes from that certain promissory note dated July 13, 2021 in the original principal amount of $1,580,000 and then cause the outstanding balance of the Original Note to be reduced by $360,000; and (ii) exchange the Partitioned Notes for the delivery of an aggregate amount of 2,518,186 shares of the Company’s Common Stock, par value $0.0001.

On May 29, 2024 and May 30, 2024, the Company and the Lender, entered into a series of exchange agreements, pursuant to which the Company and Lender agreed to (i) partition new promissory notes from that certain promissory note dated July 13, 2021 in the original principal amount of $1,580,000 and then cause the outstanding balance of the Original Note to be reduced by $423,500; and (ii) exchange the Partitioned Notes for the delivery of an aggregate amount of 2,935,557 shares of the Company’s Common Stock, par value $0.0001.

On June 18, 2024, the Company and the Lender, entered into an exchange agreement pursuant to which the Company and Lender agreed to (i) partition a new promissory note from that certain promissory note dated July 13, 2021 in the original principal amount of $1,580,000 and then cause the outstanding balance of the Original Note to be reduced by approximately $133,912; and (ii) exchange the Partitioned Note for the delivery of an aggregate amount of 1,077,851 shares of the Company’s common stock, par value $0.0001. There is no principal amount outstanding on the Original Note following the consummation of the transaction pursuant to the Exchange Agreement.

F-31

Securities Purchase Agreements

On February 23, 2024, the Company entered into Securities Purchase Agreements, that were effective February 27, 2024, with 1800 Diagonal Lending LLC, an accredited investor (“DL”) pursuant to which the Company issued to DL a Promissory Note (the “DL Note 1”) in the aggregate principal amount of $156,000 with an original issue discount of $26,000 resulting in net proceeds to the Company of $125,000, and a second Promissory Note (the “DL Note 2” and collectively with DL Note 1 the “DL Notes”) in the aggregate principal amount of $163,585 with an original issue discount of $18,819.66 resulting in net proceeds to the Company of $125,000. The DL Notes have maturity dates of November 30, 2024, and the Company has agreed to pay interest on the unpaid principal balance of the DL Note 1 at the rate of 15% per annum, and 12% per annum on the DL Note 2, from the date on which the DL Notes were issued, respectively. A one-time interest charge of 15% or $23,400, and 12% or $19,630 were applied on the issuance dates of the DL Note 1 and DL Note 2, respectively, to the principal amounts owed under the DL Notes. The Company has right to accelerate payments or prepay in full the DL Notes at any time with no prepayment penalty. The DL Notes are not secured by any collateral or any assets of the Company. The outstanding principal amount of the DL Notes may be converted into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) in the event of default (missed payment). In the event of default under the DL Notes, DL may convert the DL Notes into shares of the Company’s common stock at a conversion price equal to 75% of the lowest trading price during the 10-day period immediately preceding the date of conversion. In addition, upon the occurrence and during the continuation of an event of default, the DL Notes shall become immediately due and payable, and the Company shall pay to DL in full satisfaction of its obligations under the DL Notes, and the Default Amount (as defined in the DL Notes) as set forth in the DL Notes. In no event shall DL be allowed to affect a conversion of the DL Notes into Common Stock if such conversion, along with all other shares of Company Common Stock beneficially owned by DL and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of the Company. The issuances of the DL Notes were made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(a)(2) of the Act.

Listing Qualifications Notification Letters

On February 28, 2024, the Company received a notification letter from the Listing Qualifications Department of The Cboe BZX Exchange, Inc. (“Cboe BZX”) notifying the Company that its Common Stock did not maintain a minimum bid price of $1 over thirty (30) consecutive business days as required by Cboe BZX Listing Rule 14.9(e)(1)(B) (the “Minimum Bid Price Requirement”). The receipt of the Cboe notification letter does not result in the immediate delisting of the Company’s Common Stock from the Cboe BZX and has no immediate effect on the listing or trading of the Company’s Common Stock on the Cboe BZX, under the symbol “SING.” This determination starts a 180-day period ending on August 26, 2024, for the Company to comply with the Minimum Bid Price Requirement. If at any time before August 26, 2024, the closing bid price of the Company's Common Stock is at least $1 for a minimum of 10 consecutive business days, unless the Cboe BZX exercises its discretion to extend this 10 day period, the Company will be deemed to have regained compliance with the Minimum Bid Price Requirement, following which, Cboe BZX will provide a written confirmation of compliance and the matter will be closed. In the event that the Company does not regain compliance by August 26, 2024, the Company may be eligible for an additional 180 calendar day grace period provided that it meets the applicable market value of publicly held shares required for continued listing and other applicable standards for initial listing of its Common Stock on the Cboe BZX (other than the Minimum Bid Price Requirement). To be eligible, the Company will also need to provide a written notice of its intention to cure the deficiency during this second compliance period. If the Company does not regain compliance with the Minimum Bid Price Requirement during the second 180 calendar day grace period, and is ineligible for an additional grace period, Cboe BZX will provide written notice that the Common Stock of the Company is subject to delisting from the Cboe BZX. In that event, the Company may appeal the determination to a Cboe BZX hearings panel.

On April 17, 2024, the Company received a notification letter from the Listing Qualifications Department of the Cboe BZX notifying the Company that the Company did not timely file its Form 10-K for the year ended December 31, 2023 within the 15-day grace period (as set forth in the Form 12b-25 filed with the Securities and Exchange Commission on April 2, 2024) as required by Cboe BZX Listing Rule 14.6(c)(1) (the “Timely Filing Requirement”). The receipt of the Cboe BZX notification letter does not result in the immediate delisting of the Company’s Common Stock from the Cboe BZX and has no immediate effect on the listing or trading of the Company’s Common Stock on the Cboe BZX, under the symbol “SING.” The Cboe BZX notification letter indicated that the Company has until June 16, 2024, to submit a plan to regain compliance with the Timely Filing Requirement and that, following review of such plan, the Cboe BZX can grant an extension of up to 180 calendar days from the date of the original Cboe BZX notification letter, or until October 14, 2024, to regain compliance with the Timely Filing Requirement.

On June 4, 2024, the Company received a notification letter from Cboe BZX (the “Second Notice” and together with the First Notice, the “Notices”) notifying the Company that the Company’s failure to file its Form 10-Q for the quarter ended March 31, 2024 (the “Form 10-Q”) within the 5-day grace period (as set forth in the Form 12b-25 the Company filed with the SEC on May 16, 2024) is also a failure to comply with the Timely Filing Requirement. The receipt of the Notices does not result in the immediate delisting of the Company’s Common Stock from the Cboe BZX and has no immediate effect on the listing or trading of the Company’s Common Stock on the Cboe BZX, under the symbol “SING.” The Second Notice indicated that the Company has until June 16, 2024, to submit a plan to regain compliance with the Timely Filing Requirement with respect to both the Form 10-K and the Form 10-Q and that, following review of such plan, the Cboe BZX can grant an extension of up to 180 calendar days from the date of the First Notice, or until October 14, 2024, to regain compliance with the Timely Filing Requirement.

F-32

On June 14, 2024, the Company provided the Staff with a plan for regaining compliance with respect to the Minimum Bid Price Requirement and the Timely Filing Requirement.

On June 18, 2024, the Company received a written notice (the “Delisting Notice”) indicating that the Company has not cured the deficiencies noted in the Cboe BZX Deficiency Notices and that the Staff had determined that the Common Stock also does not meet the continued listing standards of Cboe BZX Listing Rule 14.9(e)(2)(B) (the “MVLS Standard”) as the market value of its listed securities was below the minimum of $50 million and Cboe BZX Listing Rule 14.9(e)(2)(C) (the “Net Income Standard”) as the Company’s net income from continuing operations was below the minimum of $750,000 for two of the three most recently completed fiscal years. In addition, the Staff noted in the Delisting Notice that because the Company’s Form 10-K and Form 10-Q have not been filed, the Staff is unable to determine whether the Company’s Common Stock complies with Cboe BZX Listing Rule 14.9(e)(2)(A) (the “Equity Standard” and together with the MVLS Standard and the Net Income Standard, the “Continued Listing Standards”) which requires a stockholders’ equity of at least $5 million and market value of publicly held shares of at least $15 million.  Based on the aggregate of the deficiencies with respect to the Minimum Bid Price Requirement, the Timely Filing Requirement and the Continued Listing Standards, the Staff, pursuant to its authority under Cboe BZX Listing Rule 14.2, has determined to suspend the trading of the Common Stock on June 27, 2024 and then delist it from Cboe BZX.

Under Cboe BZX Listing Rule 14.12(h), the Company may request a hearing before a Hearings Panel (the “Panel”) by submitting a written request to the chief regulatory officer of the Cboe BZX no later than 5:30 p.m. ET on June 25, 2024 and a hearing fee of $20,000 with 15 calendar days of the Delisting Notice.  A timely request for review would stay the delisting of the Common Stock for a period of 15 calendar days from June 25, 2024, or until July 10, 2024, unless the Panel decides to stay the delisting for an additional period of time.

Accordingly, the Company has already taken proactive measures and requested a hearing before the Panel, at which hearing the Company will request an extension within which to evidence compliance with Minimum Bid Price Requirement, the Timely Filing Requirement and the applicable Continued Listing Standard. The time and place of any hearing before the Panel will be determined by the Panel. The Company intends to take definitive steps in an effort to evidence compliance with the applicable continued listing requirements of the Cboe BZX. There can be no assurance that the Panel will grant the Company’s request for a stay of the delisting or continued listing.

Private Placement

On May 8, 2024, the Company completed a private placement pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) dated as of April 26, 2024 with Target 10 Capital LLC (the “Investor”). At closing, the Company received gross proceeds of $1,000,000 and issued to the Investor, (i) an aggregate principal amount of $1,250,000 of 12% original issue discount convertible promissory notes (each, a “Note” and collectively, the “Notes”), and (ii) pre-funded warrants to purchase up to 1,000,000 shares of Common Stock of the Company (each, a “Warrant” and collectively, the “Warrants”). Pursuant to the terms of the Purchase Agreement the Company and, where applicable, Boston Solar also entered into the following agreements (together with the Purchase Agreement, the Notes and the Warrants, collectively referred to as the “Transaction Documents”): the Registration Rights Agreement dated as of April 26, 2024, between the Company and the Investor (the “Registration Rights Agreement”), and the Pledge Agreement dated as of April 26, 2024 (the “Pledge Agreement”) by and among the Company, Boston Solar and the Investor.

Pursuant to the Pledge Agreement, in order to secure the full and timely payment and performance of all of the Company’s Obligations to the Investor under the Transaction Documents, the Company agreed to transfer, pledge, assign, and grant to the Investor a continuing lien and security interest in all right, title and interest of the Company’s 100% of the issued and outstanding Membership Interests of Boston Solar. Boston Solar guaranteed the obligations of the Company under the Transaction Documents and granted the Investor a security interest in and pledged its assets as collateral for the Transaction Documents, in the event of a default under the terms of any of the Transaction Documents.

Settlement Agreement

On July 11, 2024, the Company entered into a Settlement Agreement with Silverback Capital Corporation ("SCC")  to resolve outstanding overdue liabilities with different vendors totaling approximately $2.5 million. Under the terms of the agreement, the Company will issue freely tradable common stock shares to SCC, known as "Settlement Shares." The agreement is contingent on court approval following a fairness hearing under Section 3(a)(10) of the Securities Act of 1933. The number of shares issued will be determined based on the stock's trading price during a specified valuation period, with provisions for adjustment based on corporate actions or market conditions. The agreement, enforceable upon court approval, aims to fully settle the specified liabilities without cash outflow.

F-33

SINGLEPOINT INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2024	2023

Assets
Current assets
Cash	$253,816	$758,622
Accounts receivable, net	1,525,848	1,076,293
Prepaid expenses	766,276	1,422,844
Inventory, net	747,311	1,835,084
Contract assets	110,617	647
Notes receivable from related party	299,956	289,957
Total current assets	3,703,824	5,383,447

Non-current assets
Property, net	230,328	256,020
Right of use asset	1,191,540	1,391,700
Investment, at fair value	134,376	134,376
Intangible assets, net	2,684,570	2,886,794
Goodwill	7,199,567	7,199,567
Total non-current assets	11,440,381	11,868,457

Total assets	$15,144,205	$17,251,904

Liabilities and Stockholders' Equity (Deficit)

Current liabilities
Accounts payable	$4,668,225	$4,216,791
Accrued expenses, including accrued officer salaries	3,669,787	2,453,237
Unearned revenue	3,196,965	4,128,230
Lease liability, current portion	356,444	345,442
Advances from related party	3,074	22,656
Convertible notes payable, current portion, net of discount	480,028	1,500,241
Notes payable, current portion, net of discount	131,887	1,920,778
Derivative liability	4,889,554	388,983
Total current liabilities	17,395,964	14,976,358

Long-term liabilities
Lease liability, net of current portion	835,098	1,046,259
Convertible notes payable, net of current portion and discount	60,622	-
Notes payable, net of current portion and discount	341,012	346,113
Total long-term liabilities	1,236,732	1,392,372

Total liabilities	18,632,696	16,368,730

Stockholders' equity (deficit)
Undesignated preferred stock $0.0001 par value; authorized 19,990,000 shares with none issued and outstanding at June 30, 2024 and December 31, 2023, respectively	-	-
Class A convertible preferred stock $0.0001 par value; authorized 80,000,000 shares with 1,000,000 issued and outstanding at June 30, 2024 and December 31, 2023, respectively	100	100
Class B convertible preferred stock $0.0001 par value; authorized 1,500 shares with none issued and outstanding at June 30, 2024 and December 31, 2023, respectively	-	-
Class C convertible preferred stock $0.0001 par value; authorized 1,500 shares with none issued and outstanding at June 30, 2024 and December 31, 2023, respectively	-	-
Common stock $0.0001 par value; authorized 6,000,000,000 shares with 301,365 and 43,516 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	30	4
Additional paid-in capital	111,074,224	103,880,418
Accumulated deficit	(115,296,767)	(102,634,869)
Total SinglePoint Inc. stockholders' equity (deficit)	(4,222,413)	1,245,653
Non-controlling interest	733,922	(362,479)
Total stockholders' equity (deficit)	(3,488,491)	883,174

Total liabilities and stockholders' equity (deficit)	$15,144,205	$17,251,904

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-34

SINGLEPOINT INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2024	2023	2024	2023

Revenues	$5,447,937	$8,149,480	$9,584,349	$13,868,850
Cost of revenues	4,051,883	5,449,120	6,336,136	9,515,414
Gross profit	1,396,054	2,700,360	3,248,213	4,353,436

Selling, general and administrative expenses	5,985,614	3,226,357	10,189,490	13,193,456

Loss from operations	(4,589,560)	(525,997)	(6,941,277)	(8,840,020)

Other income (expense)
Interest expense	(156,686)	(345,879)	(280,807)	(798,698)
Amortization of debt discount	(593,468)	(129,878)	(1,909,509)	(305,192)
Other income	27,045	9,406	48,057	43,640
Financing costs	(2,448,930)	-	(2,730,416)	-
Gain on settlement of liabilities	-	-	887,991	-
Loss on settlement of liabilities	(1,485,637)	(352,576)	(1,485,637)	(352,576)
Change in fair value of derivative liability	(635,320)	-	(328,863)	-
Total other income (expense)	(5,292,996)	(818,927)	(5,799,184)	(1,412,826)

Net loss	(9,882,556)	(1,344,924)	(12,740,461)	(10,252,846)

Loss attributable to non-controlling interests	(448)	5,023	273	238,927

Net loss attributable to SinglePoint, Inc.	(9,883,004)	(1,339,901)	(12,740,188)	(10,013,919)

Deemed dividends - Class A convertible preferred stock	-	10,568,730	-	10,568,730

Net income (loss) available for common stockholders	$(9,883,004)	$9,228,829	$(12,740,188)	$554,811

Income (loss) per share available for common stockholders - basic	$(45.97)	$6,625.26	$(87.54)	$733.10
Income (loss) per share available for common stockholders - diluted	$(45.97)	$5,461.23	$(87.54)	$526.53

Weighted average shares outstanding - basic	214,995	1,393	145,534	757
Weighted average shares outstanding - diluted	214,995	1,690	145,534	1,054

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-35

SINGLEPOINT INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

(unaudited)

	Class A Preferred		Class B Preferred		Class C Preferred		Common Stock		Additional Paid in	Accumulated	Non-Controlling
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Total

Balances, December 31, 2022	75,725,981	$7,573	-	$-	19	$-	110	$-	$85,908,728	$(95,236,339)	$212,164	$(9,107,874)

Issuance of common shares for cash	-	-	-	-	-	-	-	-	38,077	-	-	38,077
Issuance of common shares for acquisition expenses	-	-	-	-	-	-	-	-	36,118	-	-	36,118
Issuance of common shares for principal and accrued interest on notes	-	-	-	-	-	-	-	-	176,402	-	-	176,402
Conversion of preferred shares	(436,000)	(44)	-	-	(52)	-	-	-	120,044	-	-	120,000
Issuance of preferred shares	4,474,018	447	-	-	-	-	-	-	6,482,379	-	-	6,482,826
Issuance of preferred shares for cash	-	-	-	-	34	-	-	-	100,000	-	-	100,000
Accrued preferred stock dividends	-	-	-	-	-	-	-	-	-	(71,240)	-	(71,240)
Net loss	-	-	-	-	-	-	-	-	-	(8,674,018)	(233,904)	(8,907,922)

Balances, March 31, 2023	79,763,999	$7,976	-	$-	1	$-	110	$-	$92,861,748	$(103,981,597)	$(21,740)	$(11,133,613)

Issuance of common shares for cash	-	-	-	-	-	-	5	-	85,710	-	-	85,710
Conversion of preferred shares	(79,763,999)	(7,976)	-	-	(1)	-	1,542	-	187,976	-	-	180,000
Accrued preferred stock dividends	-	-	-	-	-	-	-	-	-	(63,330)	-	(63,330)
Net loss	-	-	-	-	-	-	-	-	-	(1,339,901)	(5,023)	(1,344,924)

Balances, June 30, 2023	-	$-	-	$-	-	$-	1,657	$-	$93,135,434	$(105,384,828)	$(26,763)	$(12,276,157)

Balances, December 31, 2023	1,000,000	$100	-	$-	-	$-	43,516	$4	$103,880,418	$(102,634,869)	$(362,479)	$883,174

Issuance of common shares for cash	-	-	-	-	-	-	11,742	1	324,036	-	-	324,037
Issuance of common shares for services	-	-	-	-	-	-	11,978	1	579,875	-	-	579,876
Conversion of debt and accrued interest into common	-	-	-	-	-	-	34,778	3	1,710,669	-	-	1,710,672
Exercise of pre-funded warrants	-	-	-	-	-	-	7,719	1	(1)	-	-	-
Acquisition of minority interests and effect on non-controlling interests	-	-	-	-	-	-	-	-	(1,749,964)	78,290	1,096,674	(575,000)
Settlement of derivative liabilities	-	-	-	-	-	-	-	-	566,123	-	-	566,123
Net loss	-	-	-	-	-	-	-	-	-	(2,857,184)	(721)	(2,857,905)

Balances, March 31, 2024	1,000,000	$100	-	$-	-	$-	109,733	$10	$105,311,156	$(105,413,763)	$733,474	$630,977

Issuance of common shares for cash	-	-	-	-	-	-	35,748	4	526,878	-	-	526,882
Issuance of common shares for services	-	-	-	-	-	-	56,602	6	1,457,794	-	-	1,457,800
Exercise of pre-funded warrants	-	-	-	-	-	-	6,450	1	(1)	-	-	-
Conversion of debt and accrued interest into common	-	-	-	-	-	-	92,832	9	2,974,372	-	-	2,974,381
Settlement of derivative liabilities	-	-	-	-	-	-	-	-	804,025	-	-	804,025
Net income (loss)	-	-	-	-	-	-	-	-	-	(9,883,004)	448	(9,882,556)

Balances, June 30, 2024	1,000,000	$100	-	$-	-	$-	301,365	$30	$111,074,224	$(115,296,767)	$733,922	$(3,488,491)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-36

SINGLEPOINT INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the six months ended
	June 30,
	2024	2023
Operating activities
Net loss	$(12,740,461)	$(10,252,846)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	238,991	162,296
Amortization of intangibles	202,224	202,224
Amortization of debt discount	1,909,509	305,192
Bad debt expense	-	23,826
Financing costs	2,730,416	-
Gain on settlement of liabilities	(887,991)	-
Loss on settlement of liabilities	1,485,637	352,576
Preferred stock issued for services	-	6,487,326
Common stock issued for services	2,037,676	36,118
Change in fair value of derivative liability	328,863	-
Changes in operating assets and liabilities:
Accounts receivable	(449,555)	481,929
Prepaid expenses	656,568	39,323
Inventory	1,087,773	(685,071)
Contract assets	(109,970)	(649,505)
Accounts payable	451,434	(611,110)
Accrued expenses, including accrued officer salaries	1,686,960	1,662,058
Unearned revenue	(931,265)	1,889,146
Net cash used in operating activities	(2,303,191)	(556,518)

Investing activities
Cash paid for notes receivable from related party	(10,000)	(56,500)
Purchase of property	(13,139)	(51,836)
Net cash used in investing activities	(23,139)	(108,336)

Financing activities
Proceeds from sale of preferred stock	-	482,940
Proceeds from sale of common stock	850,919	123,787
Proceeds from advances from related party	33,114	105,250
Proceeds from advances	250,000	-
Proceeds from convertible notes payable	1,400,000	350,000
Repayments on advances from related party	(52,696)	(101,229)
Repayments on convertible notes payable	(406,766)	(113,904)
Repayments on notes payable	(52,888)	(152,707)
Payments on capital lease obligation	(200,159)	(142,619)
Net cash provided by financing activities	1,821,524	551,518

Net decrease in cash	$(504,806)	$(113,336)
Cash - beginning of period	758,622	564,242
Cash - end of period	$253,816	$450,906

Cash paid for income taxes	$-	$-
Cash paid for interest	$60,728	$3,417

Supplemental schedule of non-cash investing and financing activities

Discounts on convertible notes payable	$357,428	$-
Recognition of debt discount from derivative liability	$2,811,504	$-
Settlement of derivative liability	$1,370,148	$-
Common stock issued for pre-funded warrants	$2	$-
Conversion of debt and accrued interest into common stock	$4,063,048	$176,402
Issuance of convertible debt for remaining interest in subsidiary	$1,749,964	$-
Settlement of notes payable and interest through issuance of convertible note payable	$817,000	$-
Settlement of advances payable through issuance of convertible note payable	$250,000	$-
Accrual of preferred stock dividends	$-	$134,570
Recognition of right of use assets and lease liabilities	$-	$132,639
Conversion of preferred stock to common stock	$-	$308,020

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-37

SINGLEPOINT INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Corporate History

On May 14, 2019, Singlepoint Inc. (“Singlepoint” or “the Company”) established a subsidiary, Singlepoint Direct Solar LLC (“Direct Solar America”), completing the acquisition of certain assets of Direct Solar, LLC and AI Live Transfers LLC. The Company owns Fifty One Percent (51%) of the membership interests of Direct Solar America. On January 26, 2021, the Company acquired 100% ownership of EnergyWyze, LLC, a limited liability company (“EnergyWyze”). On February 26, 2021, the Company purchased 51% ownership of Box Pure Air, LLC, (“Box Pure Air”) and subsequently purchased the remaining 49% ownership on October 1, 2023. On April 21, 2022 the Company purchased 80.1% membership interests in The Boston Solar Company, LLC (“Boston Solar”) and subsequently purchased the remaining 19.9% membership interests on January 1, 2024.

Business

The Company is a diversified holding company principally engaged through its subsidiaries on providing energy solutions and energy centric applications. Our primary focus is on ensuring energy security by providing an integrated energy solution for our customers. We conduct our solar operations primarily through our subsidiary, Boston Solar, in which we hold a 100% equity interest. We conduct our air purification operations through Box Pure Air, in which we hold a 100% equity interest. We also have ownership interests outside of our primary solar and air purification businesses. We consider these subsidiaries to be non-core (“Non-core”) and not significant businesses.

We built and plan to continue to build our portfolio through organic growth, synergistic acquisitions, products, and partnerships. We generally acquire majority and/or controlling stakes in innovative and promising businesses that are expected to appreciate in value over time. We are particularly focused on businesses where our engagement will be potentially significant for that entity’s growth prospects. We strive to create long-term value for our stockholders by helping our subsidiary companies to increase their market penetration, grow revenue and improve operating margins and cash flow. Our emphasis is on building businesses in industries where our management team has in-depth knowledge and experience, or where our management can provide value by advising on new markets and expansion.

Going Concern

The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As of June 30, 2024, the Company has yet to achieve profitable operations and is dependent on its ability to raise capital from stockholders or other sources to sustain operations and to ultimately achieve viable operations. The accompanying condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties. These factors raise substantial doubt about the Company’s ability to continue as a going concern. As of June 30, 2024, the Company had $253,816 in cash. The Company’s net loss incurred for the period ended June 30, 2024, was $12,740,461 and its working capital deficit was $13,692,140 at June 30, 2024.

The Company’s ability to continue in existence is dependent on its ability to develop the existing businesses and to achieve profitable operations. Since the Company does not anticipate achieving profitable operations and/or adequate cash flows in the near term, management will continue to pursue additional debt and equity financing.

F-38

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying condensed consolidated financial statements contain all adjustments (consisting of normal recurring adjustments) necessary to present fairly our condensed consolidated financial position as of June 30, 2024, and December 31, 2023, and the results of our condensed consolidated operations for the interim periods presented. We follow the same accounting policies when preparing quarterly financial data as we use for preparing annual data. These statements should be read in conjunction with the consolidated financial statements and the notes included in our latest annual report on Form 10-K/A for the year ended December 31, 2023, and our other reports on file with the Securities and Exchange Commission (“SEC”).

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of Singlepoint, Boston Solar, Direct Solar America, Box Pure Air, EnergyWyze, DIGS, and ShieldSaver as of June 30, 2024, and December 31, 2023, and for the periods ended June 30, 2024, and 2023. All significant intercompany transactions have been eliminated in consolidation.

Use of Estimates in the Preparation of Financial Statements

The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

Reclassifications

Certain 2023 amounts have been reclassified to conform to the 2024 presentation.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of ninety days or less at the time of purchase to be cash equivalents. The Company maintains deposits in financial institutions which are insured by the Federal Deposit Insurance Corporation (“FDIC”). The Company had $-0- and $279,542 of deposits in excess of amounts insured by the FDIC as of June 30, 2024, and December 31, 2023, respectively.

Revenues

The Company records revenue in accordance with ASC 606 by analyzing exchanges with its customers using a five-step analysis:

(1)	identifies the contract(s) with a customer;

(2)	identifies the performance obligations in the contract(s);

(3)	determines the transaction price;

(4)	allocates the transaction price to the performance obligations in the contract(s); and

(5)	recognizes revenue when (or as) the entity satisfies a performance obligation.

F-39

The Company incurs costs associated with product distribution, such as freight and handling costs. The Company has elected to treat these costs as fulfillment activities and recognizes these costs at the same time that it recognizes the underlying product revenue. In accordance with ASC 606, the Company recognizes revenue at an amount that reflects the consideration that the Company expects to be entitled to receive in exchange for transferring goods or services to its customers. The Company’s policy is to record revenue when control of the goods transfers to the customer.

The Company uses two categories for disaggregated revenue classification:

(1)	Retail Sales (Box Pure Air, Non-core),

(2)	Services Revenue (Boston Solar).

Additionally, the Company also disaggregates revenue by core and non-core subsidiaries:

(1)	Boston Solar

(2)	Box Pure Air

(3)	Non-core

Retail Sales. Our retail sales include our products sold directly to consumers, with sales recognized upon delivery of the product to the customer, with the customer taking risk of ownership and assuming risk of loss. Payment is due upon delivery. Box Pure Air provides advanced air purification devices to businesses and consumers.

Services Revenue. Our services revenue is provided by Boston Solar and is generally recorded upon completion.

F-40

Returns and other adjustments. The Company records an estimate for provisions of discounts, returns, allowances, customer rebates and other adjustments for each shipment, and are netted with gross sales. The Company’s discounts and customer rebates are known at the time of sale and the Company appropriately reduces net product revenues for these transactions based on the known discount and customer rebates. The Company estimates for customer returns and allowances based on estimates of historical transactions and accounts for such provisions during the same period in which the related revenues are earned. Customer discounts, returns and rebates on product revenues during the periods ended June 30, 2024, and 2023 are not material.

Construction Contract Performance Obligations, Revenues and Costs. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account. The Company evaluates whether two or more contracts should be combined and accounted for as one performance obligation and whether the combined or single contract should be accounted for as more than one performance obligation. This evaluation requires significant judgment, and the decision to combine a group of contracts or separate a single contract into multiple performance obligations could change the amount of revenue and profit recorded in a given period. The Company’s installation contracts have a single performance obligation as the promise to transfer the individual goods or services is not separately identifiable from other promises in the contract and integrated and, therefore, not distinct. Less commonly, the Company may promise to provide distinct goods or services within a contract, in which case the contract is separated into more than one performance obligation. If a contract is separated into more than one performance obligation, the total transaction price is allocated to each performance obligation in an amount based on the estimated relative standalone selling prices of the promised goods or services underlying each performance obligation.

The Company recognizes revenue upon completion. Contract costs include all installed materials, direct labor and subcontract costs. Operating costs are charged to expense as incurred. Contract costs incurred that do not contribute to satisfying performance obligations and are not reflective of transferring control to the customer, such as uninstalled materials and rework labor, are excluded from the percent complete calculation.

Contract Estimates

The estimation of total revenue and cost at completion requires significant judgment and involves the use of various estimation techniques. Management must make assumptions and estimates regarding labor productivity and availability, the complexity of the work to be performed, the cost and availability of materials, and the performance of subcontractors. Changes in job performance, job conditions and estimated profitability, including those changes arising from contract penalty provisions and final contract settlements, may result in revisions to costs and revenue. Such changes are recognized in the period in which the revisions are determined. If, at any time, the estimate of contract profitability indicates an anticipated loss on the contract, a provision for the entire loss is recognized in the period in which it is identified.

F-41

Contract Modifications

Contract modifications are routine in the performance of the Company’s contracts. Contracts are often modified to account for changes in the contract specifications or requirements. In most instances, contract modifications are for goods or services that are not distinct and are accounted for as part of the existing contract.

Contract Assets and Liabilities

Billing practices are governed by the contract terms of each project based primarily on costs incurred, achievement of milestones or predetermined schedules. Billings do not necessarily correlate with revenue recognized over time. Contract assets represent costs incurred for revenues recognized but not billed to the customer. Contract liabilities represent payments collected in advance of revenues recognized.

Accrued revenue includes amounts which have met the criteria for revenue recognition and have not yet been billed to the client.

The Company’s residential contracts include payments terms that call for payment upon receipt of the invoice, and their commercial contracts call for payment between 15 and 60 days from the invoice date, primarily within 30 days.

Accounts Receivable

The Company carries its accounts receivable at the amount management expects to collect from outstanding receivables. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, when deemed necessary, based on historic write offs and collections and current credit conditions.

Accounts receivable is net of an allowance for credit losses of $375,414 as of June 30, 2024, and December 31, 2023, respectively.

Inventory

Inventory consists primarily of photovoltaic modules, inverters, racking and associated finished parts required for the assembly of photovoltaic systems. Inventories are valued at the lower of cost or net realizable value determined by the first-in, first-out method. The Company writes down its inventory for estimated obsolescence equal to the difference between the carrying value of the inventory and the estimated net realizable value based upon assumptions about future demand and market conditions. If actual future demand or market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

Inventory is net of a reserve for obsolescence of $235,572 and $761,662 as of June 30, 2024, and December 31, 2023, respectively.

Intangible Assets and Goodwill

The Company periodically reviews the carrying value of intangible assets not subject to amortization, including goodwill, to determine whether impairment may exist. Goodwill and certain intangible assets are assessed annually, or when certain triggering events occur, for impairment using fair value measurement techniques. These events could include a significant change in the business climate, legal factors, a decline in operating performance, competition, sale or disposition of a significant portion of the business, or other factors. Specifically, a goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill. The Company uses level 3 inputs and a discounted cash flow methodology. A discounted cash flow analysis requires one to make various judgmental assumptions including assumptions about future cash flows, growth rates, and discount rates. The assumptions about future cash flows and growth rates are based on the Company’s budget and long-term plans. Discount rate assumptions are based on an assessment of the risk inherent in the respective reporting units.

Accrued Warranty and Production Guarantee Liabilities

As a standard practice, the Company warranties its labor for ten years from the completion date of the installation projects and passes through manufacturer warranties on products installed. These warranties are not separately priced, therefore, costs related to the warranties are accrued when management determines they are able to estimate them. Management has not separately accounted for the actual warranty costs each year, and has accrued based on their best estimates as of each year end.

F-42

As a standard practice, the Company provides a two-year production guarantee on installed solar systems. These production guarantees are not separately priced, therefore, costs related to production guarantees are accrued based on management’s best estimates as of each year end. Separately, the Company offers customers an optional ten-year production guarantee that can be purchased for $1,000. Such amounts are deferred when received and recognized ratably over the guarantee period.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with the Accounting Standards Codification (“ASC”) 815 “Derivatives and Hedging”. It provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative financial instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the condensed consolidated statement of operations as other income or other expense. Upon conversion or exercise of a derivative financial instrument, the instrument is marked to fair value at the conversion date and is reclassified to equity. The Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of notes redemption.

Leases

ASC 842, “Leases”, requires recognition of leases on the condensed consolidated balance sheets as right-of-use (“ROU”) assets and lease liabilities. ROU assets represent the Company’s right to use underlying assets for the lease terms and lease liabilities represent the Company’s obligation to make lease payments arising from the leases. Operating lease ROU assets and operating lease liabilities are recognized based on the present value and future minimum lease payments over the lease term at commencement date. As the Company’s leases do not provide an implicit rate, the Company used its estimated incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. A number of the lease agreements may contain options to renew and options to terminate the leases early. The lease term used to calculate ROU assets and lease liabilities only includes renewal and termination options that are deemed reasonably certain to be exercised. The Company recognized lease liabilities, with corresponding ROU assets, based on the present value of unpaid lease payments for existing operating leases longer than twelve months. The ROU assets were adjusted per ASC 842 transition guidance for existing lease-related balances of accrued and prepaid rent, and unamortized lease incentives provided by lessors. Operating lease cost is recognized as a single lease cost on a straight-line basis over the lease term and is recorded in selling, general and administrative expenses. Variable lease payments for common area maintenance, property taxes and other operating expenses are recognized as expense in the period when the changes in facts and circumstances on which the variable lease payments are based occur. The Company has elected not to separate lease and non-lease components for all property leases for the purposes of calculating ROU assets and lease liabilities.

Income Taxes

The Company accounts for its income taxes in accordance with ASC 740 “Income Taxes”, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. The Company has a net operating loss carryforward, however, due to the uncertainty of realization, the Company has provided a full valuation allowance for deferred tax assets resulting from this net operating loss carryforward.

F-43

Earnings (loss) Per Common Share

Basic net income (loss) per share is calculated by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding for the period, without consideration for common stock equivalents.

For the three and six months ended June 30, 2024, the potentially dilutive securities were excluded from the computation of diluted loss per share as the effect would be to reduce the net loss per common share. Therefore, the weighted-average common stock outstanding is used to calculate both basic and diluted net loss per share for the three and six months ended June 30, 2024.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Numerator:
Net income (loss) available for common stockholders	$(9,883,004)	$9,228,829	$(12,740,188)	$554,811
Denominator:
Weighted-average shares to compute basic earnings per share	214,995	1,393	145,534	757
Class D preferred stock, including preferred dividends	-	106	-	106
Class E preferred stock, including preferred dividends	-	140	-	140
Convertible notes	-	47	-	47
Warrants	-	4	-	4
Weighted-average shares to compute diluted earnings per share	214,995	1,690	145,534	1,054

Income (loss) per share:
Basic	$(45.97)	$6,625.15	$(87.54)	$732.91
Diluted	$(45.97)	$5,460.85	$(87.54)	$526.39

Fair Value Measurements

The Company’s financial instruments consist of cash, accounts receivable, investments, accounts payable, convertible notes payable, advances from related parties, and derivative liabilities. The estimated fair value of cash, accounts receivable, accounts payable, convertible notes payable and advances from related parties approximate their carrying amounts due to the short-term nature of these instruments.

Certain non-financial assets are measured at fair value on a nonrecurring basis but are subject to periodic impairment tests. The hierarchy is broken down into three levels based on the reliability of the inputs as follows:

Level 1 - Valuation is based upon unadjusted quoted market prices for identical assets or liabilities in accessible active markets.

Level 2 - Valuation is based upon quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in inactive markets; or valuations based on models where the significant inputs are observable in the market.

Level 3 - Valuation is based on models where significant inputs are not observable. The unobservable inputs reflect a company’s own assumptions about the inputs that market participants would use.

The Company did not have any Level 1 or Level 2 assets and liabilities at June 30, 2024, December 31, 2023. The derivative liabilities are Level 3 fair value measurements.

The following is a summary of activity of Level 3 liabilities during the period ended June 30, 2024:

Balance - December 31, 2023	$388,983
Additions	5,541,856
Settlement	(1,370,148)
Change in fair value	328,863
Balance – June 30, 2024	$4,889,554

Beginning on January 1, 2024, the Company issued convertible note payable agreements which contain conversion provisions meeting the definition of a derivative liability which therefore required bifurcation. The conversion features were valued at $5,541,856 upon issuance and recorded as a derivative liability, resulting in additional debt discounts and finance costs totaling $2,811,440 and $2,730,416, respectively.

At June 30, 2024, the Company estimated the fair value of the conversion feature derivatives embedded in the notes payable based on assumptions used in the Cox-Ross-Rubinstein binomial pricing model using the following inputs: the price of the Company’s common stock of $0.17; risk-free interest rates ranging from 5.09% to 5.45%; expected volatility of the Company’s common stock ranging from 203% to 273% based on the volatility of the Company’s historical stock prices; and exercise prices from $0.07 to $0.13 and terms of 0.42 to 1.82 years.

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Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies and adopted by us as of the specified effective date. Unless otherwise discussed, the impact of recently issued standards that are not yet effective will not have a material impact on our financial position or results of operations upon adoption.

Subsequent Events

Other than the events described in Note 8, there were no subsequent events that required recognition or disclosure. The Company evaluated subsequent events through the date the condensed consolidated financial statements were issued and filed with the Securities and Exchange Commission.

NOTE 3 – CORRECTION OF ERROR

The Company identified an error related to compensation expense resulting from the conversion of Preferred Shares into Common Stock. This error was identified and properly recorded as part of Form 10-K/A for the year ended December 31, 2023.  Quarterly financial reports (unaudited) include the prior comparative period financial results and the Company has corrected amounts in the prior period condensed consolidated financial statements for accuracy within this report.

The adjustment pertains to the recognition of stock-based compensation expense associated with the conversion.

1. Prior Comparative Period Financial Statement Impact:

○ The stock-based compensation expense, approximately $6,500,000 was classified as a SG&A expense due to conversion in the period ended March 31, 2023.

2. Current Period Financial Statement Impact:

○ There was no impact from this adjustment on the current period financial statements.

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NOTE 4 - NOTES PAYABLE

Notes Payable

Seller Note Payable. On April 21, 2022 the Company entered into an unsecured note payable with a former owner of Boston Solar as part of the Boston Solar acquisition. The face value of the note was $1,000,000 with no stated interest. The fair value of the note was determined to be $897,306 at the date of acquisition with the difference between the stated value and the fair value being amortized to interest expense over the 18-month period. On January 16, 2024, the remaining balance of the note and related accrued interest was assigned to a third party (see assignment note below).

Note Purchase Agreement. In July 2021, the Company entered into a note purchase agreement with Bucktown Capital LLC (“BCL”) whereby the Company agreed to issue and sell to BCL a promissory note in the principal amount of $1,580,000 (the “Note”). The Note bears interest at the rate of Eight Percent (8%) per annum, and provides that for the calendar quarter beginning on January 1, 2022 and continuing for each calendar quarter thereafter until the Note is paid in full, the Company will make quarterly cash payments to BCL equal to $250,000. The Company may choose the frequency and amount of each payment (subject to a minimum payment of $50,000) during each applicable quarter so long as the aggregate amount paid during each quarter is equal to $250,000. The Note matures in July 2023. The Note contains the following covenants: (i) Company will timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and will not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (ii) the common stock shall be listed or quoted for trading on any of (a) NYSE, (b) NASDAQ, (c) OTCQX, (d) OTCQB, or (e) OTC Pink; (iii) trading in Company’s common stock will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease trading on Company’s principal trading market for more than two (2) consecutive Trading Days; and (iv) Company will not enter into any financing transaction with John Kirkland or any of his affiliated entities. In February 2024 BCL and the Company entered into an agreement whereby BCL converted $95,000 of the outstanding principal balance into common shares of the Company. During May and June 2024, BCL and the Company settled the $1,075,381 outstanding balance of the note and $24,531 in accrued interest through the issuance of 78,083 shares of common stock, resulting in a loss on settlement totaling $2,410,434.

SBA Loan. In May 2020, the Company received loan proceeds of $150,000 under the SBA’s Economic Injury Disaster Loan program (“EIDL”). The EIDL dated May 22, 2020, bears interest at 3.75%, has a 30-year term, is secured by substantially all assets of the Company, and is due in monthly installments of $731 beginning May 1, 2021. At June 30, 2024, $34,357 is included in current portion of notes payable and $115,643 is included in long-term notes payable.

Settlement and Release Agreement.  In March 2023, Boston Solar entered into a settlement and release with a third party in which Boston Solar agreed to make payments totaling $500,000 over a 30-month period. At June 30, 2024, $90,000 is included in current portion of notes payable and $215,000 is included in long-term notes payable.

Other.  In December 2023 the Company entered into short-term note payable with a third party in the amount of $49,980.  In January 2024, the note was paid in full.  At June 30, 2024, Boston Solar has a note payable in the amount of $17,899 related to a service truck, $7,530 of which is included in current portion of notes payable.

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Convertible Notes Payable

Seller Note Payable in Shares. On April 21, 2022, the Company issued an unsecured 36-month seller note to the chief executive officer of Boston Solar (“Minority Owner”) in the amount of $1,940,423 payable in shares of the Company’s common stock based on the VWAP of the Company’s common stock over the 60 trading days prior to April 21, 2022. The payments begin six months after April 21, 2022 and are paid quarterly over 30 months. The fair value of the note was determined to be $1,252,272. The difference between the stated value and the fair value was being amortized to interest expense over the 36-month period. On January 1, 2024, the Company entered into an agreement with the owner of 19.9%, the Minority Owner pursuant to which the Company agreed to purchase the 19.9% of Boston Solar from the Minority Owner in exchange for: (i) a six (6) month convertible note in the amount $275,000; and (ii) a twelve (12) month convertible note in the amount $275,000.  Additionally, the Company agreed to convert the Seller Note Payable in Shares (which is owned by the Minority Owner) into common shares of the Company as a price of $3.50 per share.  As a result of the transaction, the Company owns 100% of Boston Solar and the Company recorded on January 1, 2024, a gain on settlement of debt of approximately $888,000.

Seller Convertible Notes.  As described above, the Company entered into a six-month convertible note in the amount of $275,000, and a twelve month convertible note in the amount of $275,000, with the Minority Owner. The twelve month note includes $25,000 of prepaid interest added to the principal amount due. In regard to the six month note the Minority Owner: (i) has the option to convert in to common shares using a five day VWAP at any period starting February 16, 2024, and prior to maturity date; and (ii) at the maturity date, any amount of the note still outstanding will automatically convert using the five day VWAP prior to the maturity date. In regards to the twelve month note : (i) the Company can repay the full $300,000 at any time prior to the maturity date; (ii) if the Company completes a public offering greater than $10 million prior to the maturity date, a condition of the use of proceeds will be to pay any outstanding balance; (iii) after 180 days the Minority Owner shall have the option to convert portions of the note into common stock of the Company with conversions calculated using the five day VWAP prior to the notice of conversion, and the minimum amount of conversion shall be at least $100,000; and (iv) if the note has not been paid or satisfied prior to the maturity date, it will automatically convert in to common shares of the Company with such conversion calculated using the five day VWAP prior to the maturity date. In connection with the notes, the Company recorded discounts totaling $468,938 resulting from the recognition of embedded derivative liabilities (Note 2). The discount is being amortized over the life of the note. On June 30, 2024, the six-month note was automatically converted into 6,650 shares of common stock and 9,823 pre-funded warrants, resulting in a loss on conversion of $163,000. At June 30, 2024, the principal amount of the twelve-month note, totaling $300,000, is included in current portion of convertible notes payable.

Assignment Note:  In January 2024 the Company entered into an assignment of promissory note with a former owner of Boston Solar (see “Seller Note Payable”) and a third party, in which the former owner assigned the Seller Note Payable, in the amount of $817,000, to the third party and the third party obtained conversion rights from the Company. In connection with the note, the Company recorded a discount totaling $817,000 resulting from the recognition of an embedded derivative liability (Note 2). During the three months ended March 31, 2024, the third party converted $703,168 into common shares of the Company. During April 2024, the remaining balance of the note, totaling $125,947, was converted into 8,099 shares of common stock.

Promissory Note 2.  On June 26, 2023, the Company entered into a securities purchase agreement providing for the issuance of a Convertible Promissory Note (“Promissory Note 2”) in the principal amount of $118,650, with an original issue discount of $13,640.  A one-time interest charge of 12% was applied on the issuance date to the principal ($118,650 *.12 = $14,238). Accrued, unpaid interest and outstanding principal, subject to adjustment, shall be paid in nine (9) payments each in the amount of $14,765 (a total payback to the holder of $132,888). The first payment was due July 30, 2023, with eight (8) subsequent payments due each month thereafter. If an event of default occurs and the holder exercises the option to convert, the conversion price (the “Conversion Price”) shall mean 75% multiplied by the lowest trading price for the common stock during the ten (10) trading days prior to the conversion date (representing a discount rate of 25%) (subject to equitable adjustments by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). At June 30, 2024, there is no principal balance outstanding.

Promissory Note 3.  On August 28, 2023, the Company entered into a securities purchase agreement providing for the issuance of a convertible promissory note (“Promissory Note 3”) in the principal amount of $130,000 with a maturity date of May 28, 2024. The holder of the Promissory Note 3 shall have the right from time to time, and at any time during the period beginning on the date of issuance and ending on the later of: (i) the maturity date and (ii) the date of payment of the default amount (as defined in the convertible promissory note), to convert all or any part of the outstanding and unpaid amount of Promissory Note 3 into fully paid and non-assessable shares of common stock, at the conversion price which shall mean 75% multiplied by the lowest trading price for the common stock during the ten (10) trading days prior to the conversion date (representing a discount rate of 25%) (subject to equitable adjustments by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). In February 2024, the outstanding principal balance was paid in full.  At June 30, 2024, there is no principal balance outstanding.

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Promissory Note 4. On October 3, 2023, the Company entered into a securities purchase agreement providing for the issuance of a Convertible Promissory Note (“Promissory Note 4”) in the principal amount of $78,500, with an interest rate of 12% and a maturity date of July 30, 2024. The holder of the Promissory Note 4 shall have the right from time to time, and at any time during the period beginning on the date of issuance and ending on the later of: (i) the maturity date and (ii) the date of payment of the default amount (as defined in the convertible promissory note), to convert all or any part of the outstanding and unpaid amount of Promissory Note 4 into fully paid and non-assessable shares of common stock, at the conversion price which shall mean 75% multiplied by the lowest trading price for the common stock during the ten (10) trading days prior to the conversion date (representing a discount rate of 25%) (subject to equitable adjustments by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). At June 30, 2024, there is no principal balance outstanding.

Promissory Note 5.  On October 10, 2023, the Company entered into a securities purchase agreement providing for the issuance of a Convertible Promissory Note (“Promissory Note 5”) in the principal amount of $145,205, with an original issue discount of $16,705.  A one-time interest charge of 12% was applied on the issuance date to the principal ($145,205 *.12 = $17,424). Accrued, unpaid interest and outstanding principal, subject to adjustment, shall be paid in nine (9) payments each in the amount of $18,070 (a total payback to the holder of $162,629). The first payment is due November 15, 2023, with eight (8) subsequent payments due each month thereafter. If an event of default occurs and the holder exercises the option to convert, the conversion price (the “Conversion Price”) shall mean 75% multiplied by the lowest trading price for the common stock during the ten (10) trading days prior to the conversion date (representing a discount rate of 25%) (subject to equitable adjustments by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). At June 30, 2024, there is no principal balance outstanding.

Promissory Notes 6 and 7.  On February 23, 2024, the Company entered into Securities Purchase Agreements, that were effective February 27, 2024, with 1800 Diagonal Lending LLC, an accredited investor (“DL”) pursuant to which the Company issued to DL a Promissory Note (the “Promissory Note 6”) in the aggregate principal amount of $156,000 with an original issue discount of $26,000 and issuance costs of $5,000, resulting in net proceeds to the Company of $125,000, and a second Promissory Note (the “Promissory Note 7” and collectively with Promissory Note 7 the “DL Notes”) in the aggregate principal amount of $163,585 with an original issue discount of $18,820 and issuance costs of $5,000, resulting in net proceeds to the Company of $139,765. The DL Notes have maturity dates of November 30, 2024, and the Company has agreed to pay interest on the unpaid principal balance of the Promissory Note 6 at the rate of 15% per annum, and 12% per annum on the Promissory Note 7, from the date on which the DL Notes were issued, respectively. A one-time interest charge of 15% or $23,400, and 12% or $19,630 were applied on the issuance dates of the Promissory Note 6 and Promissory Note 7, respectively, to the principal amounts owed under the DL Notes. The Company has right to accelerate payments or prepay in full the DL Notes at any time with no prepayment penalty. The DL Notes are not secured by any collateral or any assets of the Company. The outstanding principal amount of the DL Notes may be converted into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) in the event of default (missed payment). In the event of default under the DL Notes, DL may convert the DL Notes into shares of the Company’s common stock at a conversion price equal to 75% of the lowest trading price during the 10-day period immediately preceding the date of conversion. In addition, upon the occurrence and during the continuation of an event of default, the DL Notes shall become immediately due and payable, and the Company shall pay to DL in full satisfaction of its obligations under the DL Notes, and the Default Amount (as defined in the DL Notes) as set forth in the DL Notes. In no event shall DL be allowed to affect a conversion of the DL Notes into Common Stock if such conversion, along with all other shares of Company Common Stock beneficially owned by DL and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock of the Company. The issuances of the DL Notes were made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(a)(2) of the Act. At June 30, 2024, all of the principal amounts of Promissory Note 6 ($179,400) and Promissory Note 7 ($124,324) are included in current portion of convertible notes payable.

F-48

Promissory Note 8.  On June 5, 2024, the Company entered into a securities purchase agreement providing for the issuance of a Convertible Promissory Note (“Promissory Note 8”) in the principal amount of $179,400, with an original issue discount of $23,400.  A one-time interest charge of 12%, or $21,528, was applied on the issuance date to the principal. Accrued, unpaid interest and outstanding principal, subject to adjustment, shall be paid in nine (9) payments each in the amount of $22,325. The first payment is due July 15, 2024, with eight (8) subsequent payments due each month thereafter. Upon the occurrence and during the continuation of any Event of Default, the note shall become immediately due and payable and the Company shall pay to the holder, in full satisfaction of its obligations hereunder, an amount equal to 150% times any amounts due under the note. Additionally, the note shall be convertible into shares of the Company common stock at a conversion rate equal to the greater of $1.00 and 75% multiplied by the lowest trading price for the common stock during the ten (10) trading days prior to the conversion date (representing a discount rate of 25%) (subject to equitable adjustments by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). At June 30, 2024, all of the outstanding balance of $200,928 is included in current portion of convertible notes payable.

12% Convertible Note.  On April 26, 2024, the Company entered into a 12% Convertible Promissory Note in the principal amount of $1,250,000, with an original issue discount of $250,000. Quarterly interest payments commence on June 28, 2024 until maturity on April 26, 2026. Periodic principal payments of $220,000, for any unconverted amounts, commence on December 28, 2024 until maturity. After six months, the note may be converted into shares of the Company’s common stock at a ten percent discount to the five day VWAP prior to conversion. If an event of default, as defined in the note, has occurred, the conversion rate shall be the lessor of $40 and the lowest traded price for the five prior trading days. At June 30, 2024, $729,167 is included in current portion of convertible notes payable and $520,833 is included in long-term convertible notes payable.

15% Convertible Note.  On June 30, 2024, the Company entered into a 15% Convertible Promissory Note in the principal amount of $312,500, with an original issue discount of $62,500. Quarterly interest payments commence on June 28, 2024 until maturity on March 26, 2025. After six months, the note may be converted into shares of the Company’s common stock at a ten percent discount to the five day VWAP prior to conversion. If an event of default, as defined in the note, has occurred, the conversion rate shall be the lessor of $40 and the lowest traded price for the five prior trading days. At June 30, 2024, $312,500 is included in current portion of convertible notes payable.

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NOTE 5 - STOCKHOLDERS’ EQUITY

Class A Convertible Preferred Stock

As of June 30, 2024, and December 31, 2023, the Company had authorized 80,000,000 shares of Class A Convertible Preferred Stock (“Class A Stock”) with $0.0001 par value per share, of which 1,000,000 and 1,000,000 shares were issued and outstanding as of June 30, 2024, and December 31, 2023, respectively. Each share of Class A Stock is convertible at any time into 1/10 (one-tenth of one share) shares of common stock. No dividends are payable unless declared by the Board of Directors.

Class B Convertible Preferred Stock

As of June 30, 2024, and December 31, 2023, the Company had authorized 1,500 shares of Class B Preferred Stock, $0.0001 par value per share, of which 0 shares were issued and outstanding as of June 30, 2024, and December 31, 2023.

Class C Convertible Preferred Stock

As of June 30, 2024, and December 31, 2023, the Company had authorized 1,500 shares of Class C Preferred Stock, of which 0 shares were issued and outstanding as of June 30, 2024 and December 31, 2023.

Class D Convertible Preferred Stock

As of June 30, 2024, and December 31, 2023, the Company had authorized 2,000 shares of  Class D Preferred Stock, of which 0 shares were issued and outstanding as of June 30, 2024, and December 31, 2023.

Class E Convertible Preferred Stock

As of June 30, 2024, and December 31, 2023, the Company had authorized 5,000 and 2,500 shares, respectively, of  Class E Preferred Stock, of which 0 shares were issued and outstanding as of June 30, 2024, and December 31, 2023.

Undesignated Preferred Shares

As of June 30, 2024, and December 31, 2023, a total of 19,990,000 shares of preferred stock remains undesignated and unissued.

Common Stock

As of June 30, 2024, and December 31, 2023, the Company’s authorized common stock was 192,307,693 shares, at $0.0001 par value per share, with 301,365 and 43,516 shares issued and outstanding, respectively.

On August 15, 2024, the Company effected a 1 for 100 reverse stock split of the Company’s common stock, and an increase in the number of the Company’s authorized shares of Common Stock from 192,307,693 to 6,000,000,000. At the effective time of the reverse stock split, every 100 shares of issued and outstanding common stock were converted into one (1) share of issued and outstanding common stock. The par value per share of the common stock and the number of authorized or issued and outstanding shares of the Company’s preferred stock remained unchanged. As a result of the reverse stock split, the Company further adjusted the share amounts under its employee incentive plan which had no outstanding options and common stock warrant agreements with third parties.

F-50

Shares issued during the six months ended June 30, 2024

On various dates in January 2024, the Company issued 7,719 shares of common stock resulting from the exercise of pre-funded warrants.

On various dates in January 2024, the Company issued 6,690 shares of common stock in exchange for conversion of debt.

On January 17, 2024, the Company issued 2,500 shares of common stock for services.

On various dates in February 2024, the Company issued 17,287 shares of common stock in exchange for conversion of debt.

On various dates in February 2024, the Company issued 7,679 shares of common stock for services.

On February 16, 2024, the Company issued 3,073 shares of common stock pursuant to the Equity Financing Agreement.

On various dates in March 2024, the Company issued 8,669 shares of common stock pursuant to the Equity Financing Agreement.

On various dates in March 2024, the Company issued 10,800 shares of common stock in exchange for conversion of debt.

On March 27, 2024, the Company issued 1,800 shares of common stock for services.

On April 2, 2024, the Company issued 56,202 shares of common stock for services.

On May 6, 2024, the Company issued 400 shares of common stock for services.

On various dates in April 2024, the Company issued 8,099 shares of common stock in exchange for conversion of debt.

On June 30, 2024, the Company issued 6,650 shares of common stock and 9,823 prefunded warrants in exchange for conversion of debt.

From April 15, 2024, to June 27, 2024, the Company issued 35,748 shares of common stock pursuant to the Equity Financing Agreement.

From May 21, 2024, to June 18, 2024, the Company issued 78,083 shares of common stock in exchange for the settlement of debt.

On June 3, 2024, the Company issued 1 share of common stock for prefunded warrants.

NOTE 6 - RELATED PARTY TRANSACTIONS

As of June 30, 2024, the chief executive officer of the Company and an officer of a subsidiary had advanced to the Company $0 and $3,074, respectively.

As of June 30, 2024, a total of $229,620 was accrued for unpaid officer wages due the Company’s CEO and CFO/President under their respective employment agreements.

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NOTE 7 – COMMITMENTS AND CONTINGENCIES

Litigation

From time to time, we are a party to claims and actions for matters arising out of our business operations. We regularly evaluate the status of the legal proceedings and other claims in which we are involved to assess whether a loss is probable or there is a reasonable possibility that a loss, or an additional loss, may have been incurred and determine if accruals are appropriate. If accruals are not appropriate, we further evaluate each legal proceeding to assess whether an estimate of possible loss or range of possible loss can be made for disclosure. Although the outcome of claims and litigation is inherently unpredictable, we believe that we have adequate provisions for any probable and estimable losses. It is possible, nevertheless, that our condensed consolidated financial position, results of operations or liquidity could be materially and adversely affected in any particular period by the resolution of a claim or legal proceeding. Legal expenses related to defense, negotiations, settlements, rulings and advice of outside legal counsel are expensed as incurred.

Equity Incentive Plan

On January 30, 2020, the Company adopted the 2019 Equity Incentive Plan (the “Plan”) to provide additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons. As of the date of this report the Company has not issued any awards under the Plan.

NOTE 8 - SUBSEQUENT EVENTS

Settlement Agreement

On July 11, 2024, the Company entered into a Settlement Agreement with Silverback Capital Corporation ("SCC")  to resolve outstanding overdue liabilities with different vendors totaling approximately $2.5 million. Under the terms of the agreement, the Company will issue freely tradable common stock shares to SCC, known as "Settlement Shares." The agreement is contingent on court approval following a fairness hearing under Section 3(a)(10) of the Securities Act of 1933. The number of shares issued will be determined based on the stock's trading price during a specified valuation period, with provisions for adjustment based on corporate actions or market conditions. The agreement, enforceable upon court approval, aims to fully settle the specified liabilities without cash outflow.

Listing Qualifications

On August 27, 2024, the Company received a written notice (the “Deficiency Notification”) from the Listing Qualifications Department (the “Staff”) of The Cboe BZX Exchange, Inc. (“Cboe BZX”) notifying the Company that because the Company had not timely filed its Form 10-Q for the quarter ended June 30, 2024 (the “Form 10-Q”) within the 5-day grace period (as set forth in the Form 12b-25 the Company filed with the Securities and Exchange Commission (“SEC”) on August 15, 2024) as required by Cboe BZX Listing Rule 14.6(c)(1) (the “Timely Filing Requirement”), the Company was out of compliance with the Timely Filing Requirement.

On September 6, 2024, the Company received a notice (the “Notice”) from the Staff of Cboe BZX that the Cboe BZX Hearings Panel (the “Panel”) had denied the Company’s request for an extension to evidence compliance with the requirements for continued listing on the Cboe BZX as set forth in Cboe BZX Listing Rules 14.6(c)(1), 14.9(e)(1)(B) and 14.9(e)(2) and, based on previously disclosed deficiencies, affirmed the previously disclosed Staff Delisting Determination and ordered that the Company’s common stock be suspended and delisted from the Cboe BZX pursuant to the procedures set forth in Cboe BZX Listing Rule 14.12(f) and 14.12(h)(4)(B). As a result of the Panel’s decision, the Staff informed the Company that the suspension of trading of the Company’s common stock would be effective after the closing of trading on September 10, 2024. The Company does not expect the Panel’s decision to have any impact on its day-to-day operations.

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PART III – EXHIBITS

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Date Filed	Exhibit No.	Filed Herewith
2.	Bylaws of Carbon Credits International, Inc.	S-1	333-267779	October 7, 2022	3.1
2.2	Articles of Incorporation Carbon Credits International, Inc.	S-1	333-267779	October 7, 2022	3.2
2.3	Certificate of Designation for Class A Convertible Preferred Stock filed with State of Nevada on October 18, 2007.	S-1	333-267779	October 7, 2022	3.3
2.4	Certificate of Change filed with State of Nevada on April 17, 2008.	S-1	333-267779	October 7, 2022	3.4
2.5	Articles of Merger filed with State of Nevada on January 10, 2012.	S-1	333-267779	October 7, 2022	3.5
2.6	Amendment to Certificate of Designation filed with State of Nevada on May 17, 2013.	S-1	333-267779	October 7, 2022	3.6
2.7	Certificate of Amendment to Articles of Incorporation filed with State of Nevada on June 25, 2013.	S-1	333-267779	October 7, 2022	3.7
2.8	Certificate of Amendment to Articles of Incorporation filed with State of Nevada on July 1, 2013.	S-1	333-267779	October 7, 2022	3.8
2.9	Amendment to Certificate of Designation filed with State of Nevada on November 30, 2015.	S-1	333-267779	October 7, 2022	3.9
2.10	Certificate of Amendment to Articles of Incorporation on July 25, 2016.	S-1	333-267779	October 7, 2022	3.10
2.11	Amendment to Certificate of Designation filed with State of Nevada on July 25, 2016.	S-1	333-267779	October 7, 2022	3.11
2.12	Certificate of Amendment to Articles of Incorporation filed with State of Nevada on July 26, 2016.	S-1	333-267779	October 7, 2022	3.12
2.13	Certificate of Correction filed with State of Nevada on July 29, 2016.	S-1	333-267779	October 7, 2022	3.13
2.14	Certificate of Amendment to Articles of Incorporation filed with State of Nevada on August 31, 2017.	S-1	333-267779	October 7, 2022	3.14
2.15	Amendment to Certificate of Designation filed with State of Nevada on August 31, 2017.	S-1	333-267779	October 7, 2022	3.15
2.16	Amended and Restated Articles of Incorporation of Singlepoint Inc. dated January 31, 2020 (including Amended and Restated Certificate of Designation for the Class A Convertible Preferred Stock).	S-1	333-267779	October 7, 2022	3.16

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2.17	Amended and Restated Bylaws of Singlepoint Inc.	S-1	333-267779	October 7, 2022	3.17
2.18	Certificate of Designation for Class B Convertible Preferred Stock filed with State of Nevada on December 22, 2020.	S-1	333-267779	October 7, 2022	3.18
2.19	Certificate of Designation for Class C Convertible Preferred Stock filed with State of Nevada on January 28, 2021.	S-1	333-267779	October 7, 2022	3.19
2.20	Certificate of Designation for Class D Convertible Preferred Stock filed with State of Nevada on March 11, 2021.	S-1	333-267779	October 7, 2022	3.20
2.21	Certificate of Designation for Class E Convertible Preferred Stock filed with State of Nevada on March 11, 2021.	S-1	333-267779	October 7, 2022	3.21
2.22	Certificate of Amendment to Restated Articles of Incorporation filed with State of Nevada on March 18, 2021.	S-1	333-267779	October 7, 2022	3.22
2.23	Amended Certificate Of Designation Of Preferences, Rights And Limitations Of Class C Convertible Preferred Stock filed with the State of Nevada on June 6, 2022.	S-1	333-267779	October 7, 2022	3.23
2.24	Amended Certificate Of Designation Of Preferences, Rights And Limitations Of Class D Convertible Preferred Stock filed with the State of Nevada on June 6, 2022.	S-1	333-267779	October 7, 2022	3.24
2.25	Amended Certificate of Designation for the Class A Convertible Preferred Stock filed with the State of Nevada on July 14, 2022.	S-1	333-267779	October 7, 2022	3.25
2.26	Amended Certificate of Designation for the Class E Convertible Preferred Stock filed with the State of Nevada on January 24, 2023.	8-K	000-53425	January 27, 2023	3.1
2.27	Certificate of Amendment to Articles of Incorporation filed with the State of Nevada on July 20, 2023	8-K	000-53425	July 25, 2023	3.1
2.28	Amended Certificate of Designation of Class A Convertible Preferred Stock filed with the State of Nevada on November 24, 2023	8-K	000-53425	December 1, 2023	3.1
2.29	Certificate of Change filed with the State of Nevada on December 14, 2023	8-K	000-53425	December 19, 2023	3.1
2.30	First Amendment filed with the State of Nevada on August 14, 2024	8-K	000-53425	August 15, 2024	3.1
2.31	Second Amendment filed with the State of Nevada on August 14, 2024	8-K	000-53425	August 15, 2024	3.2
2.32	Amended and Restated Bylaws of Singlepoint Inc.	8-K	000-53425	February 4, 2020	3.1
3.1	Form Common Stock Purchase Warrant	8-K	000-53425	April 14, 2022	10.2
3.2	Form of Note	8-K	000-53425	May 9, 2024	4.1
4.1	Form of Subscription Agreement					X
6.1	Securities Purchase Agreement between Singlepoint Inc. and GS Capital, LLC Partners, LLC dated as of March 6, 2020 (including the $1,440,000 principal amount of 10% Convertible Redeemable Note)	8-K	000-53425	March 13, 2020	10.1
6.2	Equity Financing Agreement between Singlepoint Inc. and GHS Investments LLC dated as of April 21, 2020	8-K	000-53425	April 23, 2020	10.1

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6.3	Registration Rights Agreement between Singlepoint Inc. and GHS Investments LLC dated as of April 21, 2020	8-K	000-53425	April 23, 2020	10.2
6.4	Amendment to Secured Convertible Promissory Notes between Singlepoint Inc. and Iliad Research and Trading, L.P., UAHC Ventures LLC dated as of October 12, 2020	8-K	000-53425	October 15, 2020	10.1
6.5	Securities Purchase Agreement between Singlepoint Inc, GHS Investments LLC dated as of December 16, 2020	8-K	000-53425	December 23, 2020	10.1
6.6	Securities Purchase Agreement between Singlepoint Inc, and GHS Investments LLC dated as of January 28, 2021	8-K	000-53425	February 1, 2021	10.1
6.7	Securities Purchase Agreement between Singlepoint Inc. and GHS Investments LLC dated as of March 11, 2021	8-K	000-53425	March 16, 2021	10.1
6.8	Note Purchase Agreement between Singlepoint Inc, and Bucktown Capital, LLC dated as of July 13, 2021	8-K	000-53425	July 20, 2021	10.1
6.9	Equity Financing Agreement between Singlepoint Inc. and GHS Investments, LLC dated September 16, 2021	8-K	000-53425	September 20, 2021	10.1
6.10	Registration Rights Agreement between Singlepoint Inc. and GHS Investments, LLC dated September 16, 2021	8-K	000-53425	September 20, 2021	10.2
6.11	Purchase Agreement between Singlepoint Inc. and GHS Investments, LLC dated as of April 7, 2022	8-K	000-53425	April 14, 2022	10.1
6.12	Securities Purchase Agreement Between Singlepoint Inc. and Daniel Mello Guimaraes, Romain Strecker, and The Boston Solar Company LLC, including First Amendment, and Extension Agreement	8-K	000-53425	April 27, 2022	10.1
6.13	Securities Purchase Agreement between Singlepoint Inc. and Cameron Bridge LLC, Target Capital LLC, and Walleye Opportunities Fund Ltd. dated as of April 21, 2022	8-K	000-53425	April 27, 2022	10.1
6.14†	Employment Agreement between Singlepoint Inc. and Corey Lambrecht dated January 17, 2020	8-K	000-53425	January 17, 2020	10.1
6.15†	Amendment to Employment Agreement by and among Singlepoint Inc. and Corey Lambrecht dated November 24, 2021	8-K	000-53425	November 30, 2021	10.1
6.16†	Agreement between Singlepoint Inc. and Corey Lambrecht dated July 15, 2022	8-K	000-53425	July 19, 2022	10.2
6.17†	Separation Agreement and General Release between Singlepoint Inc, and Gregory Lambrecht dated as of May 18, 2021	8-K	000-53425	May 20, 2021	10.1
6.18†	Employment Agreement between Singlepoint Inc. and William Ralston dated May 30, 2018	10	000-53425	June 15, 2018	10.7
6.19†	Amendment to Employment Agreement by and among Singlepoint Inc. and William Ralston dated November 24, 2021	8-K	000-53425	November 30, 2021	10.2

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6.20†	Agreement between Singlepoint Inc. and William Ralston dated July 15, 2022	8-K	000-53425	July 19, 2022	10.1
6.21†	Singlepoint Inc. 2019 Equity Incentive Plan	8-K	000-53425	February 4, 2020	10.1
6.22†	Service Agreement between Singlepoint Inc. and James Rulfs	8-K	000-53425	August 2, 2022	10.1
6.22†	Purchase Agreement between Singlepoint Inc. and GHS Investments, LLC dated as of November 3, 2022	8-K	000-53425	November 9, 2022	10.1
6.23†	Purchase Agreement between Singlepoint Inc. and 622 Capital, LLC dated as of November 3, 2022	8-K	000-53425	November 9, 2022	10.2
6.24†	Purchase Agreement between Singlepoint Inc. and GHS Investments, LLC dated as of January 13, 2023	8-K	000-53425	January 18, 2023	10.1
6.25†	Equity Financing Agreement between Singlepoint Inc. and GHS Investments, LLC dated as of January 26, 2023	8-K	000-53425	January 30, 2023	10.1
6.26†	Registration Rights Agreement between Singlepoint Inc. and GHS Investments, LLC dated as of January 26, 2023	8-K	000-53425	January 30, 2023	10.2
6.27†	Placement Agent Agreement between Singlepoint Inc. and Icon Capital Group, LLC	8-K	000-53425	January 30, 2023	10.3
6.28	Securities Purchase Agreement between Singlepoint Inc. and 1800 Diagonal Lending LLC dated as of August 28, 2023	8-K	000-53425	September 7, 2023	10.1
6.29	Securities Purchase Agreement between Singlepoint Inc. and GHS Investments, LLC dated as of August 30, 2023	8-K	000-53425	September 7, 2023	10.2
6.30	Form of Purchase Agreement	8-K	000-53425	May 9, 2024	10.1
6.31	Form of Warrant	8-K	000-53425	May 9, 2024	10.2
6.32	Form of Registration Rights Agreement	8-K	000-53425	May 9, 2024	10.3
6.33	Form of Pledge Agreement	8-K	000-53425	May 9, 2024	10.4
6.34	Form of Exchange Agreement	8-K	000-53425	May 24, 2024	10.1
11.1	Consent of Turner, Stone & Company, L.L.P*
11.2	Consent of DeMint Law, PLLC (included in Exhibit 12.1)					X
12.1	Opinion of DeMint Law, PLLC					X

_______________

† Indicates management contract or compensatory plan.

* Previously filed.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on October 29, 2024.

Singlepoint Inc.

By:	/s/ William Ralston
William Ralston
Chief Executive Officer, Director (Principal Executive Officer)

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Ralston	Chief Executive Officer, Director	October 29, 2024
William Ralston	(Principal Executive Officer)

/s/ Corey Lambrecht	President, Chief Financial Officer, Director	October 29, 2024
Corey Lambrecht	(Principal Financial Officer and Principal Accounting Officer)

/s/ Eric Lofdahl	Director	October 29, 2024
Eric Lofdahl

/s/ James Rulfs	Director	October 29, 2024
James Rulfs

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